UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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ICF International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2022

	Date:	Time:	Place:
	June 2, 2022	8:00 a.m. ET	Virtual Meeting: Online via live webcast www.virtualshareholdermeeting.com/ICFI2022

AGENDA:

•      To elect two (2) directors for a term expiring in 2025 (Proposal 1);

•      To vote, on an advisory basis, on ICF International, Inc.’s (“ICF International”, “ICF”, the “Company”, “we” or “our”) overall pay-for-performance named executive officer compensation program, as disclosed in the Proxy Statement (Proposal 2);

•      To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2022 (Proposal 3); and

•      To transact any other business that is properly brought before the meeting or any adjournment or postponement.

John Wasson Chair, President & Chief Executive Officer

Pursuant to the Delaware General Corporation Law and ICF International’s Amended and Restated Bylaws, stockholders of record at the close of business on April 4, 2022 are entitled to notice of, and to vote at, the 2022 annual meeting of stockholders (the “Annual Meeting”).  This Notice of Annual Meeting, the Proxy Statement, and form of proxy or voting instruction form are being distributed and made available on or about April 22, 2022.

To manage ongoing public health considerations regarding the novel coronavirus (“COVID-19”), the Annual Meeting will be a completely “virtual meeting” of stockholders.  You will not be able to attend the Annual Meeting physically.  Instead, you will be able to attend the Annual Meeting, as well as vote and submit your questions, during the live webcast by visiting www.virtualshareholdermeeting.com/ICFI2022 and entering the 16-digit control number included on your proxy card.  Further details regarding the virtual meeting format can be found in the “Voting and Meeting” section of the Proxy Statement.

We are pleased to utilize the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials to stockholders over the Internet.  We believe that this allows us to provide you with all the information that you need while lowering the costs of delivery for, as well as reducing the environmental impact of, our Annual Meeting.  As a result, we are mailing to many of our stockholders a notice, instead of a paper copy, of our Proxy Statement and 2021 Annual Report.  This notice contains instructions on how to access those documents over the Internet.  We direct your attention to the attached Proxy Statement for more information, including instructions on how stockholders can receive a paper copy of our proxy materials, including our Proxy Statement, our 2021 Annual Report and a form of proxy or voting instruction form.  All stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically.  Employing an electronic distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

It is important that your shares of ICF International common stock be represented at the Annual Meeting in order to help ensure the presence of a quorum.  Even if you plan to attend the Annual Meeting electronically via live webcast, please vote your shares of ICF International common stock by mailing your completed proxy or voting instruction form, or voting electronically or telephonically, as doing so will ensure your representation at the Annual Meeting regardless of whether you attend electronically via live webcast.  Thank you for your cooperation and continued support of ICF International.

CAST YOUR VOTE RIGHT AWAY

We hope you will exercise your rights as a stockholder and fully participate in our virtual Annual Meeting. It is very important that you vote in order to play a part in the future of our Company. You do not need to attend the virtual Annual Meeting to vote your shares.

If you hold your shares through a broker, bank or nominee, they are not permitted to vote on your behalf for the election of directors and other matters to be considered at the Annual Meeting (except for ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm for fiscal year 2022), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the internet, all as provided to you or as instructed by your broker, bank or nominee. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or nominee before the date of the stockholder meeting.

Even if you plan to attend our Annual Meeting electronically via live webcast, please read the Proxy Statement with care and vote right away using any of the following methods. In all cases, have your notice, proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY MAILING YOUR PROXY CARD

Visit 24/7 www.proxyvote.com	Registered Owners dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by free post

Participating in the Annual Meeting

A summary of the information you need to participate in the Annual Meeting online is provided below:

1.	Any stockholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/ICFI2022.
2.	Webcast starts at 8:00 a.m. Eastern Time.
3.	Stockholders may vote and submit questions while attending the Annual Meeting on the Internet.
4.	Please have your 16-digit control number to participate in the Annual Meeting.
5.	Information on how to participate via the Internet is posted at www.virtualshareholdermeeting.com/ICFI2022.

PROXY SUMMARY

To assist you in reviewing the proposals to be acted upon at the 2022 annual meeting of stockholders (the “Annual Meeting”), we call your attention to the following information about ICF International, Inc.’s (“ICF International,” “ICF,” the “Company,” “we,” “our” or “us”) 2021 financial performance, key executive compensation actions and decisions and corporate governance highlights. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission on February 25, 2022 (the “2021 Form 10-K”), and the complete Proxy Statement that follows.

PROPOSALS WHICH REQUIRE YOUR VOTE

		More Information	Board Recommendation	Votes Required for Approval
PROPOSAL 1	Elect two (2) directors to the Board of Directors (the “Board”) of the Company to serve for a term expiring at our annual meeting of stockholders in 2025	Page 5	FOR each Director Nominee	Majority of the votes cast with respect to each director in the election of directors.
PROPOSAL 2	Provide an advisory vote on ICF International’s overall pay-for-performance named executive officer compensation program	Page 15	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.
PROPOSAL 3	Ratify the selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for fiscal year 2022	Page 16	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.

ABOUT ICF INTERNATIONAL

ICF provides professional services and technology-based solutions to government and commercial clients, including management, marketing, technology and policy consulting and implementation services. We help our clients conceive, develop, implement and improve solutions that address complex business, natural resource, social, technological and public safety issues. Our approximately 7,700 employees serve clients from our headquarters in the Washington D.C. metropolitan area, our 53 regional offices throughout the U.S. and 24 offices outside the U.S., including offices in the United Kingdom, Belgium, China, India and Canada.  ICF’s website is www.icf.com.

As of December 31, 2021, ICF had total annual revenue of $1.55 billion, total consolidated assets of approximately $1.85 billion and total consolidated stockholders’ equity of approximately $0.8 billion.

ICF International is a Delaware corporation and our principal executive offices are currently located at 9300 Lee Highway, Fairfax, Virginia 22031.  We intend to transfer our principal executive offices to 1902 Reston Metro Plaza, Reston, Virginia 20190 by the end of 2022.

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2021 Business Highlights

Financial Performance.  All financial numbers referenced below were previously reported in the 2021 Form 10-K.  Additional discussion of each of the metrics listed below can also be found in the 2021 Form 10-K.

In 2021 we won a record $2.25 billion in contract awards, laying the foundation for strong future growth. Our employees continued to work remotely, seamlessly executing programs and winning new business. We achieved solid performance despite COVID-19’s impact on certain parts of our business. Revenue in 2021 amounted to $1.55 billion, representing 3.1% growth over the $1.51 billion reported for 2020. Service revenue increased 6.4% year-over-year to $1.11 billion, from $1.04 billion in 2020. 2021 net income amounted to $71.1 million, or $3.72 per diluted share, inclusive of $0.63 of tax-effected special charges, of which $0.57 represented facility and mergers & acquisitions-related charges. This compares to net income of $55.0 million reported in 2020, or $2.87 per diluted share, inclusive of $0.79 of tax-effected special charges, of which $0.53 represented executive retirement and lease related charges.

We continue to work with our stakeholders to assess the pandemic’s further implications to our business and to mitigate adverse consequences to clients and employees. To protect employee health and safety, we anticipate delivering some of our services remotely while COVID-19 remains a threat.

In 2022, we will remain agile and focused on client and employee needs and adapt quickly, as we did in 2021.

Total revenue increased 3.1% from $1.51 billion in 2020 to $1.55 billion in 2021.	Service revenue increased 6.4% year-over-year to $1.11 billion, from $1.04 billion in 2020.

Operating income was up 24.5% from $89.1 million in 2020 to $110.9 million in 2021.	2021 net income was $71.1 million, an increase of 29.4% over $55.0 million in 2020.

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Diluted earnings per share (“EPS”) was up 29.6% to $3.72 in 2021 compared to $2.87 in 2020, of which $0.57 represented tax-effected facility and mergers & acquisitions-related charges.

Non-GAAP EPS increased 15.6% from $4.17 in 2020 to $4.82 in 2021.  Non-GAAP EPS represents diluted EPS, excluding the impact of certain items such as special charges and acquisition expenses that are not indicative of the performance of our ongoing operations, and the impact of amortization of intangible assets related to acquisitions and income tax effects.  Non-GAAP EPS differs from other similar non-GAAP EPS measures for annual incentive plans (see Annex A) and performance shares (see Annex B). A reconciliation of this non-GAAP EPS can be found on Page 44 of the 2021 Form 10-K.

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COMPENSATION HIGHLIGHTS

The Human Capital Committee of the Board, formerly known as the Compensation Committee (the “Human Capital Committee”) approved the following actions during fiscal year 2021 and at the beginning of fiscal year 2022, to maintain governance best practices and the pay-for-performance nature of our executive compensation program:

•

Supported the continuation of an annual, non-binding, advisory vote of the Company’s stockholders regarding the Company’s overall pay-for-performance named executive officer compensation program (“Say on Pay”) The Say on Pay vote at the Annual Meeting (Proposal 2) will be the twelfth consecutive annual Say on Pay vote by stockholders.

•

Continued utilizing performance-based share awards (“PSAs”) as a key component of ICF’s long-term incentive program.  PSAs are performance contingent awards under which executives may earn shares depending on the Company’s actual performance against pre-established performance measures.  The performance periods of the PSAs are long-term and align executives’ interests with the interests of long-term stockholders.

•

Conducted an annual review to ensure compliance with stock ownership guidelines for our named executive officers (“NEOs”). As of April 4, 2022, each NEO met the stock ownership guidelines or is expected to meet the applicable stock ownership guidelines within the specified time period.

•

Continued the performance focus in the Company’s annual bonus program, referred to as the Annual Incentive Plan, rigorously linking pay to performance.  Annual threshold, target and maximum performance goals were established with appropriate incentive payouts at each level.

•	Continued the annual review of NEO compensation against best practices and competitive market data.
•

Extensively reviewed external executive compensation trends to ensure that the Company’s executive compensation practices align with market best practices. The peer group data and other market data from nationwide salary surveys are used to provide a relevant basis for determining executive pay levels.

For additional information on compensation related matters, see the Compensation Discussion & Analysis (the “CD&A”) section of this Proxy Statement, beginning on Page 41.

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2021 EXECUTIVE TARGET TOTAL COMPENSATION MIX

Under our executive compensation program, a significant portion of the Chair, President and Chief Executive Officer’s (“CEO’s”) and other NEOs’ annual total compensation opportunity is variable (78.0% and 61.7% respectively), based on our operating performance and/or our stock price.

Short-Term Incentives
Long-Term Incentives
Base Salary

SOURCES OF TARGET TOTAL COMPENSATION: SHORT-TERM vs. LONG-TERM INCENTIVE

(Numbers have been rounded)

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CORPORATE GOVERNANCE HIGHLIGHTS

ICF has a longstanding commitment to effective governance of its business and affairs for the benefit of its stockholders. The Board’s Governance and Nominating Committee (the “Governance and Nominating Committee”) periodically reviews our Corporate Governance Guidelines to maintain effective and appropriate standards of corporate governance.

BOARD LEADERSHIP STRUCTURE

Our Board leadership structure currently consists of a Chair of the Board (the “Chair”) who also serves as our CEO, a Lead Independent Director and independent committee chairs. The Board believes that ICF has been well served by combining the CEO and Chair of the Board positions, complemented by a strong and effective Lead Independent Director.  The Board further believes that the current structure is in the best interests of the Company and its stockholders.

LEAD INDEPENDENT DIRECTOR

Dr. Srikant Datar was elected to serve as ICF’s Lead Independent Director, effective as of May 27, 2021. Both the Board and management believe that strong, independent Board leadership is a critical aspect of effective corporate governance.

Lead Independent Director responsibilities include, but are not limited to:

•	Chairing any meeting of the independent directors in executive session;
•	Facilitating communications between other members of the Board and the Chair; however, each director is free to communicate directly with the Chair;
•	Working with the Chair in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board;
•	Consulting with the Chair on matters relating to corporate governance and Board performance;
•

Leading the deliberation and action by the Board or a Board committee regarding any offer, proposal or other solicitation or opportunity involving a possible acquisition or other change in control of the Company, including by merger, consolidation, asset or stock sale or exchange, or recapitalization;

•	In conjunction with the Chair of the Governance and Nominating Committee, overseeing and participating in the annual board evaluation and succession planning process;
•	Participating in the Human Capital Committee’s annual performance evaluation of, and succession planning for, the Chair, President and CEO; and
•	Meeting with any director whom the Lead Independent Director deems is not adequately performing his or her duties as a member of the Board or any committee.

BOARD COMMITTEES

The three (3) standing committees established by the Board meet on a regular basis and operate under written charters approved by the Board. Each committee performs an annual self-evaluation to determine whether the committee is functioning effectively and fulfilling its duties, as prescribed by its charter. All members of the Audit Committee of the Board (the “Audit Committee”), the Human Capital Committee and the Governance and Nominating Committee are independent, and each committee has the ability to hire and terminate its own outside advisors.

BOARD RISK OVERSIGHT

Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  Our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our Company.  Our Board provides guidance to management regarding our strategy, including in connection with our results of operations and related trends and factors contributing to or affecting our results, long-term strategy, financial reporting and risks associated with these aspects of the Company’s business.  The involvement of the Board in setting our business strategy is an important part of determining the types and appropriate levels of risk undertaken by the Company.  Management conducts regular enterprise risk assessments, which include feedback from the Board, to ascertain and define the most significant risks facing the Company. After assessments are complete, management reports regularly to the Board and Board committees on the status and completion of actions associated with the most significant risks.

We have also established a Code of Business Ethics and Conduct (the “Code of Ethics”) that establishes standards of conduct and expectations for our employees and the overall manner in which we conduct business.  The Code of Ethics, along with our other policies and business standards, and our overall risk and compliance programs are components of mitigating the risks associated with the operation of our business.

CONTINUING EDUCATION

ICF’s Corporate Governance Guidelines encourage all directors to receive continuing education in areas that will assist them in discharging their duties.  The Governance and Nominating Committee reviews education opportunities available for Board members and has identified a series of courses and programs suited to the Directors’ service on the Board and Board committees.

STOCK OWNERSHIP AND HOLDING PERIOD REQUIREMENTS

The Board believes that designated executives of the Company should have a financial stake in ICF so that their interests are aligned with those of the stockholders and will cause them to more effectively represent ICF’s stockholders.  The 2018 Executive Stock Ownership Policy, as amended, requires

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executives to own ICF common stock in a value equal to, or in excess of, the multiple of their annual base salary as follows:

•	Executive Chair:*5x
•	CEO:5x
•	Other NEOs: 2x
•	Other designated executives: 1x

*While the policy references an Executive Chair, with the retirement of Mr. Sudhakar Kesavan on December 31, 2020, that position is currently vacant and we do not currently intend to fill that position.

Stock ownership levels are to be achieved within five (5) years of appointment or designation, as the case may be. For executives appointed or designated mid-year, such levels, if not achieved by their fifth anniversary of becoming such an executive, are to be achieved no later than December 31 of that fifth year.

The Board also believes that its own members should share stockholders’ focus on the Company’s long-term value. As such, the Board adopted a Board member stock ownership policy establishing, as a guideline (but not an absolute requirement), that each non-employee director of the Company be expected to own shares of Company common stock valued at five (5) times such director’s annual cash retainer fees, which may include shares of unvested restricted stock (i.e., directors are strongly encouraged to hold common stock valued at $375,000).  Such ownership level is to be achieved over a period of four (4) years after becoming a member of the Board.

As of April 4, 2022, each of our NEOs and non-employee directors either met the above stock ownership guidelines or is expected to meet the applicable ownership guidelines within their respective specified time period.

ANTI-HEDGING AND ANTI-PLEDGING

Pursuant to the Company’s Policy on Insider Information and Securities Trading (“Policy on Insider Information”), the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The policy specifically prohibits directors, officers, and other employees from engaging in short sales of the Company’s securities and transactions in puts, calls or other derivative securities (sometimes referred to as “hedging”).  Each of the NEOs and directors complied with the Policy on Insider Information during fiscal year 2021.

Previously, individual stock grant agreements prohibited the pledging or assignment of stock grants. In April of 2020, the Company adopted an updated and more comprehensive Hedging and Pledging Transactions Policy (the “Hedging and Pledging Policy”) which is applicable to our directors, Section 16 reporting officers and other designated officers of the Company, which was further updated in September 2020. The policy establishes a restriction on short sales and other hedging transactions, pledging and the establishment of margin accounts. In addition, stock grant agreements prohibit the pledging or assignment of awards.

Directors and other covered officers who established pledging arrangements within the prior limitations will be prohibited from establishing new arrangements and are encouraged to wind-down and conclude any legacy arrangements.  One director has legacy pledging arrangements established in compliance with the prior policies of the Company that encompass less than 20% of his holdings in securities of the Company.  As of the effective date of the Company’s Hedging and Pledging Policy, the Board determined that the prior arrangement, which was established consistent with prior Company policy, did not create a potential impropriety or conflict.

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GOOD GOVERNANCE PRACTICES

✓    As of the end of 2021, the Board was 88.8% independent, 33.3% female, 33.3% minority and included a minority Lead Independent Director.

✓    The Board reflects a range of talents, ages, skills, diversity and expertise.

✓    Each director attended over 75% of applicable Board/committee meetings in 2021.

✓    The Board has three (3) independent standing committees, each operating under a written charter, chaired by an independent director and composed entirely of independent directors: Audit, Human Capital, and Governance and Nominating.

✓    The Board has adopted comprehensive Corporate Governance Guidelines to guide its oversight and leadership.

✓    The Board conducts an annual evaluation of the Chair, President and CEO.

✓    ICF has stock ownership guidelines for directors and executive officers.

✓    We restrict hedging and short sales of our equity securities by directors and executive officers.

✓    Previously, individual stock grant agreements prohibited the pledging or assignment of stock grants.  Effective April 2020 and further updated in September 2020, short sales and other hedging transactions, pledging and establishment of margin accounts are now fully restricted.

✓    The Board reviews management talent and succession planning annually.

✓    No stockholder rights plan or "poison pill" has been adopted.

✓    The Human Capital Committee, in conjunction with an independent compensation consultant, routinely reviews our pay-for-performance executive compensation program.

✓    Neither the Board nor management has engaged in related party transactions.

✓    The severance agreements with the NEOs have a "double trigger" in connection with any severance benefits payable following a change of control.

✓    The severance arrangements with Messrs. Morgan, Broadus, Lee and Ostria and Ms. Welsh also include specific “clawback” rights.

✓    The Human Capital Committee annually reviews an assessment of compensation and related risk, as more fully described in the CD&A.

✓    The Board has a strong Lead Independent Director with clearly articulated responsibilities.

✓    All current directors are independent, except Mr. Wasson, the Chair, President and CEO.

✓    The Company has a majority voting standard in uncontested director elections.

✓    The Board holds regular executive sessions of non-management directors.

✓    The Board and committees conduct an annual self-evaluation process.

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BOARD EVALUATION

The Directors participate in an annual evaluation of the full Board and each committee on which they serve in order to assess the performance and effectiveness of the Board and its committees.  The responses and comments are presented to and discussed with the Board and each committee of the Board.  In addition, every two years, the Lead Independent Director and the Chair of the Governance and Nominating Committee supplement the annual evaluation process with individual meetings and peer evaluations with each Director. The last supplemental evaluation was conducted in 2020.  These supplemental discussions are intended to enhance the existing Board evaluation process and foster even greater discussion regarding the adequacy and effectiveness of the Board and such committees.

COMPENSATION RECOUPMENT POLICY

The Company’s basic recoupment policy is set forth in the 2018 Omnibus Incentive Plan, as amended (the “2018 Incentive Plan”) and emphasized and enhanced through individual severance arrangements with NEOs.  Under the recoupment policy, if any of the Company’s financial statements are required to be restated due to errors, omissions or fraud, the Human Capital Committee may direct that the Company recover all, or a portion of, any award (cash or equity) granted or paid to a participant, with respect to such fiscal year which is negatively affected.  If so directed, the amount to be recovered from the participant shall be the amount by which the award exceeded the amount that would have been payable to the participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the Human Capital Committee shall determine.  In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002).

Severance agreements for Messrs. Morgan, Broadus, Lee and Ostria and Ms. Welsh further define and expand the Company’s recoupment rights.  The agreements provide that, except following a change of control, the Company has “clawback” rights with respect to “Excess Incentive Awards” arising from an expanded list of “Clawback Events” as defined in the agreements.  Except in situations involving fraud (as to which the statute of limitations will apply), the Human Capital Committee may, within three years after the latest to occur of a Clawback Event or harm to the Company, determine and recommend to the Board (acting in its sole discretion, but in good faith) that the Company recover (including, without limitation, through forfeiture) all or a portion of any incentive compensation (including short-term Annual Incentive Plan incentive awards and long-term (equity) incentive awards) that was granted after the date of the agreement, based wholly or in part on a financial reporting, stock price or similar shareholder return measure under an incentive compensation plan or other incentive compensation arrangement with respect to any of our fiscal year(s) that were negatively affected by such events or matters.  Equity awards that were granted before the date of the new agreements and are based wholly or in part on a financial reporting, stock price or similar shareholder return measure, as well as equity awards that vest based on the passage of time, are excluded from the operation of the new clawback provisions.

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STOCKHOLDER ACTIONS

ELECT TWO DIRECTORS TO SERVE FOR A TERM EXPIRING AT OUR ANNUAL MEETING IN 2025 (PROPOSAL 1)

You will find important information in this Proxy Statement about the qualifications and experience of each of the director nominees whom you are being asked to elect.  The Governance and Nominating Committee performs an annual assessment to evaluate whether ICF’s directors have the skills and experience to effectively oversee the Company.  All of our directors have proven leadership ability, sound judgment, integrity, and a commitment to the success of our Company.

Mr. Peter Schulte, who is a Class I director, will not seek re-election at this year’s Annual Meeting.

Director Nominees

Name	Director Since	Age	Independent	Principal Occupation	Other Public Boards	ICF International Board Committees
Dr. Srikant Datar	2006	68	Yes	Dean, Harvard Business School	Stryker Corporation T-Mobile US, Inc.	Audit; Governance & Nominating

Mr. John M. Wasson	2019	60	No	Chair, President and CEO, ICF International, Inc.	N/A	N/A

PROVIDE AN ADVISORY VOTE REGARDING ICF INTERNATIONAL’S OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM (PROPOSAL 2)

Stockholders are being asked to cast a non-binding, advisory vote on our overall pay-for-performance NEO compensation program. Last year, approximately 60% of the votes cast by our stockholders supported ICF’s overall pay-for-performance executive compensation program.  This vote was significantly influenced by a one-time severance payment made in 2020 to Mr. Sudhakar Kesavan, our prior Chief Executive Officer and Executive Chair, as required pursuant to certain legacy agreements with Mr. Kesavan that had previously been disclosed since 2007. We do not have any similar agreements in place with any of our executives, nor do we plan to in the future.                                                                 In evaluating this year’s Say on Pay proposal, we recommend that you carefully review the CD&A section of this Proxy Statement which explains how and why the Human Capital Committee arrived at its executive compensation actions and decisions for 2021.

RATIFY THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022 (PROPOSAL 3)

The Audit Committee has appointed, and the Board has approved the appointment of, Grant Thornton as the Company’s independent registered public accounting firm (“independent auditor”) for fiscal year 2022. While we are not required to have stockholders ratify the selection of Grant Thornton as the Company’s independent auditor, we are doing so because we believe it is good corporate governance practice.  If stockholders do not ratify the selection, the Audit Committee will reconsider the appointment, but may nevertheless retain Grant Thornton as the Company’s independent auditor.  Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

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SUBMISSION OF STOCKHOLDER PROPOSALS OR NOMINATIONS FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals submitted for inclusion in our 2023 proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by us by December 17, 2022. Notice of stockholder proposals to nominate a person for election as a director or to introduce an item of business at the 2023 annual meeting of stockholders outside Rule 14a-8 must be received by us no earlier than January 27, 2023 and no later than February 26, 2023.

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VOTING AND MEETING INFORMATION

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ICF International, Inc. (“ICF International,” “ICF,” the “Company,” “we,” “our” or “us”) to be used at the 2022 annual meeting of stockholders of the Company (the “Annual Meeting”).  To manage ongoing public health considerations regarding the novel coronavirus (“COVID-19”), the Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/ICFI2022, on June 2, 2022, at 8:00 a.m., Eastern time.  You will not be able to attend the Annual Meeting physically.  This Proxy Statement and enclosed proxy form are being made available over the Internet or delivered by mail, on or about April 22, 2022, to stockholders of record.

VOTING AND MEETING INFORMATION

What is the purpose of the Annual Meeting?

At our Annual Meeting, you will be asked to:

		More Information	Board Recommendation	Votes Required for Approval
PROPOSAL 1	Elect two (2) directors to the Board to serve for a term expiring at our annual meeting of stockholders in 2025	Page 5	FOR each Director Nominee	Majority of the votes cast with respect to each director in the election of directors.
PROPOSAL 2	Provide an advisory vote regarding ICF International’s overall pay-for-performance named executive officer compensation program (the “Say on Pay” vote)	Page 15	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.
PROPOSAL 3	Ratify the selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for fiscal year 2022	Page 16	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.

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VOTING AND MEETING INFORMATION

How does the Board recommend that I vote?

Our Board recommends that you vote your shares FOR: (i) the nominees for election to the Board; and (ii) Proposals 2 and 3.

Who is entitled to vote?

Holders of record of our common stock as of the close of business of April 4, 2022, are entitled to vote at the Annual Meeting.  At that time, we had 18,793,455 outstanding shares of common stock.  We have no other outstanding classes of stock that are entitled to vote at the Annual Meeting.  Voting stockholders are entitled to one (1) vote per share.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are pleased to utilize the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet.  As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of such materials.  All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and to request a paper copy of the proxy materials by mail.

To reduce the expense of delivering duplicate notices to stockholders, we are relying upon SEC rules that permit us to deliver only one (1) set of the proxy materials to multiple stockholders who share an address.  We send a separate notice to each stockholder about this option, and we will deliver (a) a separate copy of the proxy materials to any stockholder at a shared address who requests his or her own copy or (b) on the other hand, a single copy if multiple copies are sent to one address and the stockholders who share the address would like to receive only a single copy.  Requests should be made to ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention:  Corporate Secretary, phone number (703) 934-3000.

How can I access the proxy materials over the Internet?

Your notice about the Internet availability of the proxy materials, proxy form, or voting instruction form will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet.  Our proxy materials are also publicly available, free of charge, at www.proxyvote.com.  Our proxy materials will be available at this website through the conclusion of the Annual Meeting.

Your notice of Internet availability of proxy materials, proxy form, or voting instruction form will contain instructions on how you may request access to proxy materials electronically on an ongoing basis.  Choosing to access your proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials.

How may I obtain a paper copy of the Company’s proxy materials, 2021 Annual Report, and/or other financial information?

Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions regarding how to obtain a paper copy of the proxy materials on their notice.  Stockholders also may request a free copy of this Proxy Statement and/or our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022 (the “2021 Form 10-K”), by writing to: ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary.  Alternatively, stockholders can access our 2021 Form 10-K on our Investor Relations website at: http://investor.icf.com.  We will also furnish any exhibit to the 2021 Form 10-K, if specifically requested.

How do I vote?

You may vote electronically via live webcast at the Annual Meeting, on the Internet, by telephone, or through a proxy or voting instruction form.  Stockholders who have received a notice of the availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice.  Stockholders who have received a paper copy of a proxy form or a voting instruction form by mail may either:

(i)	submit their proxy over the Internet using their computer or by telephone by following the instructions on the proxy form or voting instruction form; or
(ii)	submit their proxy by mail by signing and dating the proxy form or voting instruction form received and returning it in the prepaid envelope.

What if I hold shares indirectly?

If you hold shares in a stock brokerage account, or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee.  As the beneficial owner, you have the right to direct your broker how to vote.  If you do not direct your broker how to vote, your broker is permitted to vote your shares on the ratification of the selection of the independent registered public accounting firm, even if you do not furnish voting instructions; however, your broker will not be able to vote on other matters.

If your shares are held in street name, your broker or other nominee may have procedures that will permit you to vote by telephone or electronically through the Internet.

Can I change my vote?

You have the right to revoke your proxy at any time before votes are counted at the Annual Meeting by:

•	voting electronically via live webcast at the Annual Meeting;
•

entering a new vote by using the Internet or the telephone, or by mailing a new proxy form or new voting instruction form bearing a later date, which will automatically revoke your earlier voting instructions; or

•	notifying us at our corporate offices by writing to ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary.

Attendance at the Annual Meeting via attending the webcast will not in itself constitute revocation of your proxy.

Attending the Annual Meeting

Attendance at the Annual Meeting is limited to stockholders who, as of the record date, are:

•	stockholders of record;

2

VOTING AND MEETING INFORMATION

•	beneficial holders of ICF International common stock held by a broker, bank, or other nominee; or
•	authorized representatives of entities who are record or beneficial holders.

To listen and participate in the Annual Meeting, please visit www.virtualshareholdermeeting.com/ICFI2022 and enter the 16-digit control number included on your proxy card. You may log in 15 minutes before the start of the Annual Meeting to test your Internet connectivity.  You can vote and submit questions while attending the meeting online.

How do I submit questions and vote electronically?

You may log in 15 minutes before the start of the Annual Meeting to submit questions online.  You will be able to submit questions during the Annual Meeting as well.  Once you have logged into the webcast, simply type your question in the “Ask a Question” box and click “Submit”.  The webcast will be available at www.virtualshareholdermeeting.com/ICFI2022.

You will also be able to vote during the Annual Meeting by providing your 16-digit control number when you log into the webcast at www.virtualshareholdermeeting.com/ICFI2022.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the Virtual Shareholder Meeting login page.

What are the requirements and procedures for a quorum, abstentions, and broker non-votes?

Your shares are counted as present at the Annual Meeting if you attend the meeting electronically, if you properly return a proxy by mail, if you vote by telephone or electronically, or if you hold your shares in street name and your broker, bank or other nominee votes your shares on Proposal 3.  In order for us to vote on matters at the Annual Meeting, a majority of our outstanding shares of common stock as of April 4, 2022 and entitled to vote must be present electronically via live webcast or by proxy at the Annual Meeting.  This is referred to as a quorum.  Abstentions will be counted for purposes of establishing a quorum at the meeting and will be counted as voting (but not for or against) on the affected proposal.  Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as voting.  A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and/or has not received voting instructions from the beneficial owner.  If a quorum is not present, the Annual Meeting will be adjourned or postponed until a quorum is present.

How many votes are needed to approve each item?

•	For the election of two (2) directors, each for a term of three (3) years:
•	You may vote in favor of each nominee or withhold votes as to each nominee.
•	There is no cumulative voting for the election of directors.
•

For uncontested director elections, directors must be elected by a majority of the votes cast with respect to each director in the election of directors, which means that nominee(s) receiving more “for” votes than “withheld from” or “against” votes cast will be elected.

•	Abstentions will have no effect on the outcome of the election.
•

Election of directors is a non-routine proposal, which means that brokers or other nominees do not have discretion to vote any uninstructed shares.  Broker non-votes represent votes not entitled to be cast on this matter and thus will have no effect on the result of the vote.

The Say on Pay vote is only an advisory vote to the Board regarding the overall pay-for-performance compensation program for the Company’s named executive officers (“NEOs”).

•	You may vote in favor of or against the Company’s compensation system, or you may abstain from voting.
•

Since this is an advisory vote only, there are no minimum stockholder approval requirements.  However, in order for the resolution to pass, a majority of the votes entitled to be cast for this advisory vote must be received.  While this is an advisory vote and it is not bound by it, the Board will seriously consider the outcome.

•	Abstentions will have the same effect as voting against this proposal.
•

The approval of this proposal is a non-routine proposal which means that brokers or other nominees do not have discretion to vote any uninstructed shares.  Broker non-votes represent votes not entitled to be cast on this matter and thus will have no effect on the result of the vote.

In voting on the ratification of the selection of Grant Thornton as the independent registered public accounting firm:

•	You may vote in favor of the proposal, against the proposal, or abstain from voting.
•

The ratification of the selection of Grant Thornton as the independent registered public accounting firm is an advisory vote only that is performed as a means of good corporate governance, and as such, there are no minimum stockholder approval requirements.  However, in order for ratification to occur, a majority of the votes entitled to be cast for this advisory vote must be received.  While this is an advisory vote and it is not bound by it, the Board will seriously consider the outcome.

•	Abstentions will have the same effect as voting against the proposal.
•

Broker non-votes will have no effect on the voting, although no broker non-votes are expected to exist in connection with this vote as ratification of the independent registered public accounting firm is considered a routine matter under applicable rules.

In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice of Internet Availability of Proxy Materials or voting instruction form and by the organization that holds your shares.

3

VOTING AND MEETING INFORMATION

How will voting on any other business be conducted?

We currently do not know of any business to be considered at the Annual Meeting other than the three (3) proposals described in this Proxy Statement.  If any other business is properly presented at the Annual Meeting, your proxy gives authority to the named proxies to vote your shares on such matters, including any adjournment or postponement of the meeting, at their discretion.

Who will count the vote?

A representative of American Election Services, LLC will tabulate the votes and act as inspector of elections.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and published within four (4) business days following the conclusion of the Annual Meeting via a Form 8-K current event filing.

4

PROPOSAL 1

PROPOSAL 1

ELECTION OF DIRECTORS

Our authorized number of directors is presently fixed at nine (9), divided into three (3) classes, as noted below:

CLASS I	CLASS II	CLASS III
Dr. Srikant M. Datar	Ms. Marilyn Crouther	Ms. Cheryl W. Grisé
Mr. Peter M. Schulte	Mr. Michael J. Van Handel	Mr. Randall Mehl
Mr. John M. Wasson	Dr. Michelle A. Williams	Mr. Scott Salmirs

Dr. Michelle Williams joined the Board in December 2021, and the Board opted to increase its overall size from eight (8) members to nine (9) at that time.

Mr. Peter Schulte, who is a Class I director, will not seek reelection at this year’s Annual Meeting, and the overall Board size will be reduced from nine (9) members to eight (8) at that time.

Our directors are elected to serve three-year terms, so that the term of office of one (1) class of directors expires at each annual meeting.

The Board has nominated the following individuals for election as directors for a term expiring at our annual meeting of stockholders in 2025 or until their respective successors have been elected and qualified.  All are currently Class I directors.

➣	Dr. Srikant M. Datar
➣	Mr. John M. Wasson

If any of these nominees becomes unavailable for election, the proxy may be used to vote for a substitute, or in favor of holding a vacancy to be filled by the directors. We have no reason to believe that any nominee will be unavailable.  The uncontested director nominees will be elected by a majority of the votes cast at the Annual Meeting with respect to each director.  For the Company’s purposes, “a majority of the votes cast” with respect to each director means that the number of votes for the director exceeds the number of votes against or withheld from the director.  You may vote for each nominee named.

Each of the nominees and each continuing director is a seasoned business leader who contributes an array of experience, qualifications, attributes, and skills to the Board. The following pages regarding each nominee and each continuing director provide background information and a summary of some of each person’s key qualifications to serve as a director. The nominees and continuing directors have extensive experience that lends itself to their inclusion on our Board, but we have only included their experience for the last five (5) years in their biography.  Please also see the chart summarizing how each nominee and each continuing director reflects Board selection criteria adopted by our Governance and Nominating Committee of the Board (the “Governance and Nominating Committee”). The age indicated for each individual is as of December 31, 2021.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR NOMINEES

5

PROPOSAL 1

The Governance and Nominating Committee maintains, and periodically updates, non-exclusive “Board Membership Criteria” to assist the committee in evaluating candidates for the Board.  These criteria, and an indication of which of the criteria are particularly satisfied by each nominee and continuing director, are summarized below:

Integrity • Reputation for integrity, honesty and adherence to high ethical standards	Financial Demonstrated business and financial acumen and experience
• Willingness and ability to contribute positively to the collegial decision-making process of the Board	Strategy Prominence within professional discipline and/or industry relevant to the Company’s strategy
• No conflict of interest that would impair ability to represent the interests of all Company stockholders and fulfill responsibilities as a director	Public Company Board Experience Current or past experience as a board member of another mid-cap or large public company
Governance • Commitment to attend and participate in Board and Board Committee meetings regularly	Diversity Contributes to Board diversity (in terms of race, gender, national origin, etc.)
• Strengths and experience that contribute to an ability to serve effectively on one (1) or more Board Committee (Audit, Human Capital, Governance and Nominating)	Capital Markets Familiarity with capital markets, financing transaction strategy, and investor relations
Mergers and Acquisitions Significant experience in mergers and acquisitions and/or integration	Risk Management Experience identifying, evaluating and managing corporate risk

Director
Marilyn Crouther	✓	✓	✓	✓	✓	✓	✓	✓	✓
Srikant M. Datar	✓	✓	✓	✓	✓	✓	✓	✓	✓
Cheryl W. Grisé	✓	✓	✓	✓	✓	✓	✓	✓	✓
Randall Mehl	✓	✓	✓	✓	✓	✓		✓	✓
Scott Salmirs	✓	✓	✓	✓	✓	✓		✓	✓
Michael J. Van Handel	✓	✓	✓	✓	✓	✓		✓	✓
John M. Wasson	✓	✓	✓	✓	✓			✓	✓
Michelle A. Williams	✓	✓		✓	✓		✓		✓

6

PROPOSAL 1

The charts below reflect the diversity of our current Board based on the self-identified characteristics of our Board members.  One-third of our current Board members are women, which places the Company among our industry leaders in gender diversity.

The following diversity statistics are reported in the standardized disclosure matrix as approved by Nasdaq:

Board Diversity Matrix (As of April 4, 2022)
Board Size:
Total Number of Directors			9
Gender:	Female	Male	Non-Binary	Gender Undisclosed
Number of Directors Based on Gender Identity	3	6
Number of Directors Who Identify in Any of the categories Below:
African American or Black	2
Alaskan Native or American Indian
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	5
Two or More Races or Ethnicities
LGBTQ+
Demographic Background Undisclosed

7

PROPOSAL 1

Nominees for Election as Directors for a Term Expiring in 2025 -Class I Directors

Director Since 2006 Age 68 _________________ Board Committees • Audit • Governance & Nominating __________________	Dr. Srikant M. Datar Dean, Harvard Business School at Harvard University

Career Highlights

•  Harvard University

•  Dean of the Business School (2021 to present)

•  George F. Baker Professor of Administration (2021 to present)

•  Arthur Lowes Dickinson Professor at the Graduate School of Business Administration at Harvard University (1996 to 2020)

•  Faculty Chair for Harvard Innovation Labs and Senior Associate Dean University Affairs (2015 to 2020)

Current Public Company Directorships

•  Stryker Corporation, a medical technologies firm (NYSE: SYK)

•  Director (2009 to present)

•  Compensation Committee member (2016 to present)

•  Nomination and Governance Committee member (2016 to present)

•  T-Mobile US, Inc. a U.S. based wireless network operator (NYSE: TMUS)

•  Director, (2013 to present)

•  Audit Committee, Chair (2013 to present)

Past Public Company Directorships

•  Novartis AG, a holding company organized under Swiss law and publicly traded on the SWX Swiss Stock Exchange and the NYSE (NYSE: NVS), in the form of American Depositary Shares

•  Director, (2003 to 2021)

•  Audit and Compliance Committee Member (2005 to present), Chair (2009 to 2016)

•  Compensation Committee Member (2008 to 2021)

•  Risk Committee (2011 to present), Chair (2016 to 2021)

Education

•  Ph.D. in Business, Masters in Statistics and Economics, Stanford University

•  Bachelor of Science in math and economics, Bombay University, India

Director Since 2019 Age 60 _________________	John M. Wasson Chair, President and Chief Executive Officer, ICF International, Inc.

Career Highlights

•  ICF International, Inc.

•  Chair of the Board (2021 to present)

•  President and Chief Executive Officer (2019 to present)

•  President and Chief Operating Officer (2010 to 2019)

•  Chief Operating Officer (2003-2010)

•  Joined ICF in 1987 as an associate and in 1994 became an officer of the company

Current Non-Public Directorships

•  Northern Virginia Technology Council, Board Member- (2018 to present)

•  UC Davis Foundation, Board of Trustees (2018 to present)

•  The Flint Hill School, Member, Board of Trustees (2017 to present)

Professional and Leadership Positions

•  University of California Davis College of Engineering, Member, Dean’s Executive Committee, (2014 to present)

Education

•  University of California, Davis, Bachelor of Science degree in Chemical Engineering

•  Massachusetts Institute of Technology, Master of Science degree in Technology and Policy Program

Directors Whose Term Expires in 2023 - Class II Director

8

PROPOSAL 1

Director Since 2020 Age 56 Board Committees • Audit (Chair) ___________________	Marilyn Crouther CEO & Principal, Crouther Consulting, LLC

Career Highlights

•  Crouther Consulting, LLC., a provider of consulting services to IT companies, corporate executives and small businesses

•  CEO and Principal (2018 to present)

•  DXC Technology, a global IT services and solutions leader (resulting from the merger of Hewlett Packard Enterprise-Enterprise Services and Computer Science Corporation) (NYSE: DXC)

•  Senior Vice President and General Manager, US Public Sector (2017 to 2018)

•  Hewlett Packard Enterprise, an information technology company (NYSE: HPE)

•  Senior Vice President and General Manager (2015 to 2017)

•  Hewlett Packard Company, a Fortune 500 developer and provider of hardware, software and related services.

•  Senior Vice President and General Manager, US Public Sector (2011 to 2015)

•  Vice President & CFO, US Public Sector (1999 to 2011)

•  Several other senior finance and accounting positions (1989 to 1999)

Current Public Company Directorships

•  Capri Holdings Limited, a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style, and craftsmanship. (NYSE: CPRI)

•  Director, (2021 to present)

•  Audit Committee member (2021 to present)

•  Compensation and Talent Committee (2021 to
present)

Current Non-Public Company Directorships

•  Information Technology Senior Management Forum (2020 to present)

Past Non-Public Company Directorships

•  Center for Innovative Technology (2017 to 2020)

•  Northern Virginia Technology Council

•  Vice-Chair (2012 to 2018)

•  Director (2012 to 2017)

•  Collaborate to Educate Our Sons (2018 to 2020)

Education

•  B.S in Professional Accountancy, Mississippi State University

•  Southern Methodist University Finance Certificate

•  Thunderbird Executive Development Program, Arizona State University

9

PROPOSAL 1

Director Since 2017 Age 62 __________________ Board Committees • Audit • Governance & Nominating (Chair) ___________________	Michael J. Van Handel Retired Executive Vice President and Chief Financial Officer of Manpower Group

Career Highlights

•  ManpowerGroup Inc., a leading global workforce solutions company (NYSE: MAN)

•  Senior Executive Vice President (2016 to 2017)

•  Chief Financial Officer (1998 to 2016)

•  Several other senior finance and accounting positions (1989-1998)

Current Public Company Directorships

•  ManpowerGroup Inc.

•  Director (2017 to present)

Current Non-Public Company Directorships

•  BMO Financial Corporation, a U.S. bank and financial holding company, and wholly-owned subsidiary of Bank of Montreal

•  Director, (2006 to present)

•  Audit Committee member (2006 to present) Chair (2012 to present)

•  Nominating & Governance Committee member (2012 to present), Chair (2017 to present)

•  Risk Oversight Committee member (2006 to 2017)

Past Non-Public Company Directorships

•  Milwaukee Youth Symphony Orchestra

•  Director, (2007 to 2018)

Professional and Leadership Positions

•  Leadership Council Member for Marquette University College of Business Administration (2007 to 2017)

Education

•  B.S. in Accounting, Marquette University

•  M.B.A. in Banking and Finance, University of Wisconsin - Madison

10

PROPOSAL 1

Director Since 2021 Age 60 __________________ Board Committees • Audit ___________________	Dr. Michelle A. Williams Dean, Harvard T.H. Chan School of Public Health

Career Highlights

•  Harvard University

•  Dean of Faculty, Harvard T. H. Chang School of Public Health, and Angelopoulos Professor in Public Health and International Development at the Harvard Kennedy School (2016 to present)

•  Stephan B. Kay Family Professor of Public Health and Chair of Epidemiology Department (2011 to 2015)

•  Program Leader of Population Health and Health Disparities Research Programs (2015 to 2020)

•  Fred Hutchins Cancer Research Center, Seattle WA, Affiliate Investigator (1992 to 2010)

•  University of Washington School of Public Health

•  Professor (1992 to 2011)

•  Williams Consulting, LLC (2001 to present)

Current Non-Public Company Directorships

•  Mass. General Hospital, McCance Center,

•  External Advisory Board Member (2020-present)

•  Vanke School of Public Health, Tsinghua University

•  International Advisory Board (2020-present)

•  Chulalongkorn University, School of Global Health

•  Advisory Board Member (2021-present)

•  Fogarty International Center, National Institutes of Health

•  Advisory Board Member (2018-present)

•  International Monetary Fund

•  Science and Technology Advisory Group (2017-2019)

•  COVID Collaboratives

•  Co-Founder (2020-present)

•  #First Responder First

•  Co-Founder (2020-present)

•  Reform for Resilience

•  Co-Chair (2021-present)

•  McLean Hospital

•  Board of Director (2019-present)

•  Americares

•  Board of Directors (2021-present)

Professional Associations

•  National Academy of Medicine (2016 to present)

•  Society for Epidemiologic Research (1989 to present)

•  American Epidemiological Society (2006 to present) President (2019)

Education

•  A.B. in Biology and Genetics, Princeton University

•  M.S. in Civil Engineering, Tufts University

•  ScD and S.M, in Epidemiology, Harvard T.H. Chan School of Public Health

11

PROPOSAL 1

Directors whose Term Expires in 2024 -Class III Directors

Director Since 2012 Age: 69 __________________ Board Committees • Human Capital (Chair) • Governance & Nominating ___________________	Cheryl W. Grisé Retired Executive Vice President – Eversource Energy

Career Highlights

•  Eversource Energy (f/k/a Northeast Utilities), a public utility holding company (NYSE: ES)

•  Executive Vice President (2005 to 2007)

•  Chief Executive Officer of principal operating subsidiaries (2002 to 2007)

•  President, Utility Group, Northeast Utilities Service Company (2001 to 2007)

•  President, Utility Group (2001 to 2005)

•  Senior Vice President, Secretary and General Counsel (1998 to 2001)

Current Public Company Directorships

•  MetLife, Inc., a major multi-line insurance carrier (NYSE: MET)

•  Director, (2004 to present)

•  Audit Committee member (2007 to present)

•  Compensation Committee member (2004 to present), Chair (2019-Present)

•  Executive Committee (2010 to present)

•  Governance and Corporate Responsibility Committee (2004 to present) Chair (2008 – 2019)

•  Pulte Group, Inc., a large commercial home builder, (NYSE: PHM)

•  Director (2008 to present)

•  Compensation and Management Development Committee (2008 to present)

•  Nominating and Governance Committee (2008 to present), Chair (2012 to 2020)

•  Dollar Tree, an operation of over 16,000 retail discount stores across North America (NASDAQ:DLTR)

•  Compensation Committee (Chair)(2022 to present)

•  Nominating Committee (2022 to present)

Professional and Leadership Positions

•  University of Connecticut Foundation Trustee Emeritus, (2011 to present) and former Board Chair

•  Kingswood-Oxford School Trustee Emeritus

Education

•  B.A. in Education, University of North Carolina

•  J.D., Thomas Jefferson School of Law

•  Executive Management Program, Yale University School of Organization and Management

12

PROPOSAL 1

Director Since 2017 Age 54 __________________ Board Committees • Human Capital ___________________	Randall Mehl President of Stewardship Capital Advisors, LLC

Career Highlights

•  Stewardship Capital Advisors, LLC, which manages an equity fund focused on making investments in technology and services sectors

•  President (2017 to present)

•  Baird Capital Partners, a private equity investing company focused on middle market buyouts

•  Partner & Managing Director (2005 to 2016)

•  Robert W. Baird & Co., a full-service investment  banking, asset mgmt. and capital markets company

•Managing Director (1996 to 2005)

Current Public Company Directorships

•  Kforce, Inc., a professional staffing provider (NASDAQ: KFRC)

•  Director (2017 to present)

•  Audit Committee member (2017 to 2022)

•  Compensation Committee (Chair)(2022 to present)

•  Corporate Governance Committee member (2017 to present)

•  Nominating Committee member (2020 to present)

•  Insperity, Inc., a professional employer organization (NYSE: NSP)

•  Director, (2017 to present)

•  Compensation Committee member (2018 to present)

•  Finance, Risk Management and Audit Committee member (2017 to 2018)

•

Current Non-Public Company Directorships

•  Stowell, Inc., a provider of in-home care management

•  Director (2017 to present)

•  Eastbrook Academy, a private school serving gifted students in the Milwaukee area

•  Director (2020 to present)

Education

•  B.S. in Business Administration and Management, Bowling Green State University

•  M.B.A., University of Chicago Graduate School of Business

13

PROPOSAL 1

Director Since 2021 Age 59 __________________ Board Committees • Human Capital • Governance & Nominating ___________________	Scott Salmirs President and Chief Executive Officer, ABM Industries Incorporated

Career Highlights

•  ABM Industries, Incorporated, a facility management provider (NYSE: ABM)

•  President and Chief Executive Officer (2015 to present)

•  Executive Vice President, ABM Industries (2014 to 2015)

•  Executive Vice President, ABM Onsite Services, Northeast (2003 to 2014)

•  Lehman Brothers, Inc, a global financial services firm

•  Senior Vice President (2001 to 2003)

•  The Goldman Sachs Group, Inc., a global financial services firm

•  Vice President (1998 to 2001)

•  CBRE (Insignia/Edward S. Gordon Company, Inc)., a leading real estate services company

•  Managing Director (1993 to 1998)

Current Public Company Directorships

•  ABM Industries Incorporated, a facility management provider (NYSE: ABM)

•  Executive Director, (2015 to present)

Current Non-Public Directorships

•  Partnership for New York City, Board Member (2018 to present)

•  Outreach Project, Board Member (2007 to present)

•  LiveOnNY, Board Member (2016 to present)

•  Donate 8, Founding Board Member (2014 to present)

•  State University of New York College at Oneonta, Board Member, Board Advisory Council (2007 to present)

Education

•  B.S. in Economics, State University of New York at Oneonta

•  M. B.A., State University of New York at Binghamton

PROPOSAL 2

ADVISORY SAY ON PAY VOTE REGARDING ICF’S

OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM

In April of 2017, the Board approved a resolution providing that the Company would hold an annual stockholder advisory vote on executive compensation, as advised by the Company’s stockholders at the 2017 annual meeting of stockholders.  Pursuant to that resolution and as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this proposal, commonly known as a “Say on Pay” proposal gives you, as a stockholder, the opportunity to endorse or not endorse the Company’s NEO compensation program through the following resolution:

14

PROPOSAL 2

“Resolved, that the stockholders approve ICF International’s overall pay-for-performance executive compensation program, as described in the Compensation Discussion and Analysis, the compensation tables and the related narratives and other materials in the Proxy Statement.”

Approval of the Say on Pay proposal requires the affirmative vote of a majority of the votes entitled to vote thereon present electronically via live webcast or by proxy at the Annual Meeting.

The Human Capital Committee and the full Board believe that the Company’s executive compensation program, as described in the Compensation Discussion and Analysis (“CD&A”) and other sections noted in the resolution set forth above, reflects a pay-for-performance culture at the Company that is rooted in our values.  The Human Capital Committee and the Board believe that the executive compensation program is rational and effective in that it aligns the interests of the NEOs with both the short-term and long-term interests of stockholders, while reducing incentives for unnecessary and excessive risk taking.

In making a decision on the Say on Pay proposal the Board asks that stockholders consider the following:

o	ICF’s NEO compensation is competitive and in line with its market peers.
o	ICF’s executive compensation program is incentive-based and reflects a pay-for-performance culture.
o	ICF’s executive compensation program relies heavily on stock-based awards vesting over a period of time.
o	Performance Share Awards (“PSAs”) vest over three (3) years, contingent on achievement of certain performance thresholds.
o	Restricted Stock Units (“RSUs”) vest over a period of three (3) years with 25% vesting on each of the first anniversary and second anniversary, and 50% vesting on the third anniversary.
o	Our performance-equity program (the “Performance Program”) further emphasizes ICF’s commitment to a pay-for-performance culture that links compensation to positive results.
o	ICF offers only minimal perquisites.
o	The severance arrangements with Messrs. Morgan, Broadus, Lee and Ostria and Ms. Welsh include strong “clawback” rights.
o	ICF has a strong corporate governance culture.

At the Company’s 2021 annual meeting of stockholders, approximately 60% of the votes cast on the Say on Pay proposal were voted in favor of our overall pay-for-performance NEO compensation program.  This vote was significantly influenced by a one-time severance payment made in 2020 to Mr. Sudhakar Kesavan, our prior Chief Executive Officer and Executive Chair, as required pursuant to certain legacy agreements with Mr. Kesavan that had previously been disclosed since 2007. We do not have any similar agreements in place with any of our executives nor do we plan to in the future. Prior to last year’s vote, the Company’s Say on Pay proposal had historically received significant support (i.e. greater than 90% of the votes cast) from stockholders due to our strong pay-for- performance culture and approach to NEO compensation.  As described in more detail on page 47, we believe that last year’s Say-on-Pay vote reflected investor concern about a legacy agreement from 2006 with our former CEO and does not reflect a level of concern with our overall executive compensation practices in 2020.

In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Board but will not be binding.  The Human Capital Committee will seriously consider the outcome of this vote when determining future compensation arrangements for named executive officers.

It is expected that the next Say on Pay vote will occur at the 2023 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADVISORY SAY ON PAY VOTE REGARDING ICF’S OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM.

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PROPOSAL 3

PROPOSAL 3

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board (the “Audit Committee”) has appointed Grant Thornton to serve as our independent registered public accounting firm (“independent auditor”) for fiscal year 2022 and requests that stockholders ratify such appointment.  For a discussion of factors considered by the Audit Committee in connection with the appointment of Grant Thornton, see “Audit Committee Report – Auditor Selection.”

Grant Thornton audited our consolidated financial statements for 2021 and 2020.  Representatives of Grant Thornton are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.  Ratification of the appointment of Grant Thornton as our independent auditor requires a majority of the votes entitled to vote thereon present electronically via live webcast or by proxy at the Annual Meeting.  If our stockholders do not ratify Grant Thornton as our independent auditor, the Audit Committee will reconsider its decision. Even if stockholders vote in favor of the appointment, the Audit Committee may, in its discretion, and without re-submitting the matter to the Company’s stockholders, direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

DESCRIPTION OF PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the fees for professional audit services provided by Grant Thornton for the audit of our annual financial statements for the fiscal years ended December 31, 2021 and 2020, and fees billed for other services provided by Grant Thornton during those periods:

Type of Fees	2021	2020
Audit fees	$1,867,351	$1,672,656
Audit-related fees	-	$5,250
Tax fees	-	-
All other fees	-	-
Total fees	$1,867,351	$1,677,906

Audit Fees

These are fees for professional services rendered by Grant Thornton for the audits of our annual consolidated financial statements, the audit of internal controls over financial reporting, the review of consolidated financial statements included in our quarterly reports on Form 10-Q, and the audit of our compliance with OMB Circular A-133. The audit fees provided by Grant Thornton also include services that were provided in connection with certain non-U.S. statutory audits.

Audit-Related Fees

Audit-related fees comprise fees for professional services rendered by Grant Thornton and include employee benefit plan audits, due diligence related to acquisitions and accounting consultations that are not reported in “Audit Fees.” There were no such fees rendered by Grant Thornton in 2021 that met the above category description.  There were $5,250 in services rendered by Grant Thornton in 2020 that met the above category description, which included reviewing the Company’s Form S-8 which was filed with the SEC on June 25, 2020.

Tax Fees

These are fees for professional services rendered by Grant Thornton with respect to tax compliance, tax advice and tax planning.  There were no services rendered by Grant Thornton in 2021 or 2020 that met the above category description as such services were performed by other service providers.

All Other Fees

These are fees for professional services rendered by Grant Thornton for products and services other than the services reported in “Audit Fees”, “Audit-Related Fees” or “Tax Fees” and included statutory filings and related fees for the Company’s international business.  There were no such fees rendered by Grant Thornton in 2021 or 2020 that met the above category description.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee is authorized by its charter to pre-approve all audit and permitted non-audit services to be performed by our independent auditor.  The Audit Committee reviews and approves the independent auditor’s retention to

16

PROPOSAL 3

perform audit services, including the associated fees.  The Audit Committee also evaluates other known potential engagements of the independent auditor, including the scope of the proposed work and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management.  At subsequent meetings, the Audit Committee will receive updates on the services actually provided by the independent auditor, and management may present additional services for approval.  The Audit Committee has delegated to the Chair of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between Audit Committee meetings.  If the Chair so approves any such engagement, he or she will report that approval to the full Audit Committee at its next meeting.

Approval of Fees

Our Audit Committee has reviewed all of the fees described above.  In connection with the Audit Committee’s review and approval of the amount of fees paid to the independent auditor for audit, audit-related and other services, the Audit Committee considers, among other factors:

•	The independent auditor’s qualifications and quality control procedures;
•	The quality of the independent auditor’s overall performance;
•	The complexity of the audit and related services in a particular year;
•	Publicly available information concerning audit fees paid by peer companies; and
•	The impact, if any, of the level of audit and non-audit fees on the auditor’s independence.

The Audit Committee believes that such fees are compatible with maintaining the independence of Grant Thornton.

17

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board, and each of the members of the Audit Committee has been determined by the Board to be “independent” under the applicable NASDAQ standards.  The Board has also determined that all of the members of the Audit Committee are “financially literate” under the NASDAQ rules.  The Audit Committee’s Chair, Ms. Marilyn Crouther, and Committee members Mr. Michael Van Handel and Dr. Srikant Datar each qualify and are designated as “audit committee financial experts”, as defined by the SEC.

Audit Committee Duties

Under the Audit Committee’s Charter, the committee’s duties and responsibilities include, among others:

•	Overseeing of the relationship with the independent auditor, including being directly responsible for the appointment and compensation of the Company’s independent auditor;
•	Assessing the qualifications, performance and independence of the Company’s independent auditor;
•	Reviewing the activities, qualifications and performance of the Company’s internal audit function;
•	Monitoring financial reporting and disclosure and related matters;
•	Reviewing and evaluating the Company’s overall risk profile, the procedures and policies adopted to identify and manage such risks and related disclosures;
•	Retaining independent external advisors as the Audit Committee determines necessary or appropriate;
•	Annually reviewing the adequacy of the Audit Committee’s charter and the Audit Committee’s own performance; and
•	Preparing this report to the Company’s stockholders.

The Audit Committee also periodically reviews the Company’s Code of Business Ethics and Conduct and receives reports from the Company’s Compliance Committee, which is charged with the implementation of the Code of Business Ethics and Conduct.  In connection with these responsibilities, the Audit Committee oversees the Company’s procedures for the receipt, retention and treatment, on a confidential basis, of any complaints received by the Company’s Compliance Committee.  The Company encourages employees and third-party individuals and organizations to report concerns about our accounting, internal accounting controls, auditing matters or other matters that may or appear to involve financial or any other wrongdoing.

Audit Committee Oversight Role

In performing its functions, the Audit Committee acts in an oversight capacity.  In that role, the Audit Committee relies on the work and assurances of: the Company’s management, which has the primary responsibility for financial statements and reports, internal controls and financial reporting processes; the internal audit function; and the independent auditor that, in its reports, expresses opinions on the conformity of the Company’s financial statements to United States generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

Audit Committee Activities

During the year, the Audit Committee meets with management and representatives of the independent auditor and the internal audit function to review and discuss the Company’s quarterly financial statements before the Company’s results are released to the public.  Members of the Committee also review the Company’s quarterly reports on Form 10-Q and the annual report on Form 10-K.  In the course of these activities, the Audit Committee:

•	Reviews the scope of, overall plans for and status of the annual audit and internal audit program;
•	Consults with management, the internal audit function and the independent auditor on topics such as the Company’s processes for risk assessment and risk management and related disclosures;
•	Reviews and approves the Company’s policy for preapproval of audit and permitted non-audit services by the independent auditor;
•

Reviews with management, the internal audit function and the independent auditor the scope and effectiveness of the Company’s disclosure controls and procedures, including for purposes of evaluating the accuracy and fair presentation of the Company’s financial statements in connection with the certifications made by the Company’s Chief Executive Officer and Chief Financial Officer;

•	Receives advice on critical accounting policies and the impact of new accounting principles and guidance; and
•

Reviews significant legal and other developments in the Company’s processes for monitoring compliance with law and Company policies and oversees the activities of the Company’s Chief Ethics and Compliance Officer and management’s Compliance Committee.

The Audit Committee meets, not less than annually, with the independent auditor, in each case with and without members of management present, to discuss the results of the auditor’s examinations and evaluations of the Company’s internal controls and the overall quality and integrity of the Company’s financial reporting.

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AUDIT COMMITTEE REPORT

Review of Fiscal 2021 Financial Statements

The Audit Committee reviewed and discussed with our management and with our independent auditor, Grant Thornton, the consolidated financial statements of ICF and its subsidiaries and related notes, the disclosures under the headings “Management’s Discussion and Analysis” and “Management’s Report on Internal Controls”, and other financial disclosures as set forth in our 2021 Form 10-K.  In connection with this review, the Audit Committee:

•

Discussed with Grant Thornton those matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), issued by the Public Company Accounting Oversight Board (“PCAOB”), and Rule 2-07 (Communication with Audit Committees) of SEC Regulation S-X; and

•

Received from Grant Thornton the written communications required by Ethics and Independence Standard No. 3526 (Communication with Audit Committees Concerning Independence), issued by the PCAOB, as to Grant Thornton’s compliance with all rules, standards, and policies of the PCAOB and SEC governing auditor independence.

Based on the activities, reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2021 be included in our 2021 Form 10-K.

Auditor Selection

As described under the heading, “Proposal 3:  Ratification of the Selection of the Independent Registered Public Accountant”, the Audit Committee also approved the selection of Grant Thornton as the Company’s independent auditor for the fiscal year ending December 31, 2022 as being in the best interest of the Company.  Grant Thornton has served as the Company’s independent auditor since the Company went public in 2006.

In connection with the appointment of the independent auditor, the Audit Committee discusses and considers factors such as the following:

•	The independent auditor’s historical and recent performance on the audit, taking into account the views of management and the internal audit function;
•	External data relating to audit quality and performance, including recent PCAOB reports on the independent auditor and its peer firms;
•	The familiarity of the independent auditor, and the team assigned to the Company’s audit and related work, with the government services industry;
•	The independent auditor’s tenure as the Company’s independent auditor and its familiarity with the Company’s accounting policies and practices and internal control over financial reporting;
•	The independent auditor’s capacity, capability and expertise in handling the breadth and complexity of the Company’s global operations;
•	The independent auditor’s independence and objectivity and the quality and candor of communications within management and the Audit Committee; and
•	The appropriateness of the auditor’s fees for audit and non-audit services.

For a discussion of factors considered by the Audit Committee in reviewing the amount of fees paid to Grant Thornton for audit and other services, see “Proposal 3: Ratification of the Selection of the Independent Registered Public Accountant – Approval of Fees”.

The Audit Committee also reviews and considers the performance of the lead audit partner.  Under applicable law, the lead audit partner must rotate after five (5) years. The Company’s current lead audit partner is serving in that capacity for his second year.  The process for selection of the Company’s lead audit partner pursuant to this rotation policy involved meetings between the Chair of the Audit Committee and the candidate for the role, as well as discussions and meetings with the Audit Committee and management.

Audit Committee

/s/ Marilyn Crouther
Marilyn Crouther, Audit Committee Chair

/s/ Dr. Srikant M. Datar
Dr. Srikant M. Datar

/s/ Peter M. Schulte
Peter M. Schulte

/s/ Michael J. Van Handel
Michael J. Van Handel

/s/ Dr. Michelle A. Williams
Dr. Michelle A. Williams

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CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS

Board and Committee Meetings in 2021

The table below shows the number of Board and committee meetings held in 2021.  Our Board has eight (8) regularly scheduled meetings per year and special meetings are called as the need arises.  These meetings are usually held at our headquarters in Fairfax, Virginia.  Due to COVID-19 restrictions, the meetings held in 2021 were done so via video/teleconference.

Number of
Meetings Held
Board of Directors	11
Audit Committee	8
Human Capital Committee	6
Governance and Nominating Committee	6

Directors are expected to attend Board meetings, our annual stockholders’ meeting, and the meetings of the committees on which they serve.  During 2021, each director attended at least 75% of the total meetings of the Board and those committees on which he or she served.  Mr. Salmirs was elected to the Board in May 2021, and he attended all Board and committee meetings for his assigned committees held after that point, and Dr. Williams was appointed to the Board in December 2021, and she attended all Board and committee meetings for her assigned committee held after that point. Each director attended our annual meeting of stockholders held in 2021, other than Dr. Williams, who was appointed after such meeting.

Corporate Governance Guidelines

Our Board has established a set of Corporate Governance Guidelines that addresses such matters as, among other things, the roles of the Board and management (including the role of the Lead Independent Director), Board and director responsibilities, Board composition, selection of directors, operations of the Board (including meetings), and functions of the Board committees.  The Board believes such guidelines, which are reviewed at least annually, are appropriate for the Company in its effort to maintain “best practices” as to corporate governance.

Director Independence

The Board has affirmatively determined that Ms. Cheryl Grisé, Ms. Marilyn Crouther, Dr. Michelle Williams, Dr. Srikant Datar, and Messrs. Randall Mehl, Peter Schulte, Scott Salmirs and Michael Van Handel are independent directors in accordance with the requirements of NASDAQ and the rules of the SEC.  We believe we comply with all applicable requirements of the SEC and NASDAQ relating to director independence and the composition of the committees of our Board.

Board Leadership Structure; Lead Independent Director

Mr. John Wasson, the Company’s President and Chief Executive Officer assumed the position of Chair of the Board effective upon Mr. Sudhakar Kesavan’s retirement. Consistent with its past practice when Mr. Kesavan served as both Chairman of the Board and CEO, the Board believes combining the CEO and Chair positions is appropriate and in the best interests of the Company and its stockholders because it provides the following advantages:

•	The CEO is the director most familiar with the Company’s business and industry and is best situated to lead Board discussions on important matters affecting ICF International; and
•	Having the CEO serve in such roles creates a firm link between management and the Board and promotes the development and implementation of corporate strategy.

The Board continues to believe that, when an executive serves as the Chair it is in the best interests of the Company and its stockholders to designate a Lead Independent Director who is an independent director and, among other duties:

•	Chairs any meeting of the independent directors in executive session;
•	Facilitates communications between other members of the Board and the Chair; however, each director is free to communicate directly with the Chair;
•	Works with the Chair in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board;
•	Consults with the Chair on matters relating to corporate governance and Board performance;
•

Leads the deliberation and action by the Board or a Board committee regarding any offer, proposal, or other solicitation or opportunity involving a possible acquisition or other change of control of the Company, including by merger, consolidation, asset or stock sale or exchange, or recapitalization;

•	In conjunction with the Chair of the Governance and Nominating Committee, oversees and participates in the annual board evaluation and succession planning process;
•	Participates in the Human Capital Committee’s annual performance evaluation of, and succession planning for, the Chair and CEO; and
•	Meets with any director whom the Lead Independent Director deems is not adequately performing his or her duties as a member of the Board or any committee.

The charter of the Governance and Nominating Committee calls for the annual review of the Lead Independent Director position.  The Company believes that having a Lead Independent Director, particularly in presiding over executive sessions of independent directors, effectively encourages full engagement of all directors.  Dr. Srikant Datar was elected to serve as ICF’s Lead Independent Director as of May 27, 2021.

Each of our directors other than Mr. Wasson, is independent and the Board believes that the independent directors provide effective oversight of management.  The Board has complete access to the Company’s management team, and the Board and its committees regularly receive reports from management on the Company’s business affairs and the issues it faces.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The Board believes that its programs for overseeing risk, as described under “Risk Oversight” below, would be effective under a variety of leadership frameworks; therefore, this factor does not materially affect its choice of structure.

Risk Oversight

Our business is subject to various types of risk.  Some of the Company’s most significant risks are outlined in our 2021 Form 10-K under Item 1A, “Risk Factors.”

Our Board provides guidance to management regarding our strategy, including in connection with review of our results of operations and related trends and factors contributing to or affecting our results, long-term strategy, financial reporting, and risks associated with these aspects of the Company’s business.  The involvement of the Board in setting our business strategy is an important part of determining the types and appropriate levels of risk undertaken by the Company.

Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  As described more fully below, the Board fulfills this responsibility both directly and through its standing committees, each of which assists the Board in overseeing portions of the Company’s overall enterprise risk management (“ERM”) program.

The Company’s ERM program is designed to identify, assess, monitor and manage the Company’s risks.  As part of the annual ERM program, the Company:

•	Defines risk profiles and identifies existing and new/emerging risks.
•

Conducts and completes regular enterprise risk assessments to ascertain and define the most significant risks facing the Company, which incorporate input from multiple levels of management and our Board.  This process includes the evaluation and prioritization of the most significant risks facing the Company across major risk categories, and takes into account multiple factors, including the potential impact of risk events should they occur, the likelihood of occurrence and the effectiveness of existing risk mitigation strategies.

•	Develops action plans to monitor, manage and mitigate risk. The responsibility for managing each of the highest-priority risks is assigned to one or more of the Company’s senior executives.
•

Includes regular reporting from management to the Board on the status and completion of actions associated with the risks identified as part of the current ERM program.  In addition, management provides more detailed briefings throughout the year to the Board regarding the most significant risks identified in the current ERM program.

As described above, the Board, along with the Audit Committee, oversees a number of risks, which include those associated with major operational activities, cybersecurity and risks associated with potential acquisitions.  The Audit Committee reviews and evaluates the Company’s overall risk profile, and the procedures and policies implemented by management to identify and manage such risks.  The Human Capital Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements.  Under its Charter, the Governance and Nominating Committee generally manages material risks and opportunities associated generally with environmental, social and governance (“ESG”) matters, the independence of the Board and potential conflicts of interest.

Board Evaluation

Each year, the directors undertake an evaluation for the Board and each committee on which they serve that elicits feedback on the performance and effectiveness of the Board and its committees.  As part of this evaluation, the directors are asked to consider the role of the Board and its committees, relations with management, composition, and meetings.  The responses and comments are compiled by the Corporate Secretary and presented to the Governance and Nominating Committee for initial review.  The responses and comments are then presented to each committee and the full Board.  Where appropriate, the Governance and Nominating Committee may consider feedback received from the evaluation process when it submits director nominees to the full Board (and, where applicable, recommends assignments to various committees).  In addition, every other year as part of the Board evaluation process, the Lead Independent Director and the Governance and Nominating Committee Chair meet individually and hold peer evaluations with each Director. The last supplemental evaluation was conducted in 2020.  These supplemental discussions are intended to enhance the existing Board evaluation process and foster even greater discussion regarding the adequacy and effectiveness of the Board and such committees.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Committees

The Board has three (3) designated standing committees: Audit Committee, Human Capital Committee and Governance and Nominating Committee. Each committee is composed entirely of independent directors, as defined by NASDAQ.  Each committee has a charter, and a current copy of each committee charter can be found in the “Investor Relations – Corporate Governance” portion of our website (www.icf.com).

Name	Audit	Human Capital	Governance & Nominating

Marilyn Crouther (I)	▲*
Dr. Srikant Datar (I)(L)	●*		●
Cheryl Grisé (I)		▲	●
Randall Mehl (I)		●
Scott Salmirs (I)		●	●
Peter Schulte (I)	●	●
Michael Van Handel (I)	●*		▲
John Wasson
Dr. Michelle Williams (I)	●

▲ – Chair   ● – Member   * – Audit Committee Financial Expert   (I) – Independent   (L) – Lead Independent Director

Audit Committee

•	The Board has a designated standing Audit Committee, as defined in Section 3(a)(58)(A) of the Exchange Act.
•	The Audit Committee is expected to meet at least four (4) times per year.
•

Each member of the Audit Committee is “independent” as defined by Rule 10A-3 of the Exchange Act and, in accordance with the listing standards of NASDAQ, each Audit Committee member is financially literate.

•	Ms. Crouther, Dr. Datar and Mr. Van Handel are each an “audit committee financial expert” as defined under SEC rules.
•	Ms. Crouther, Dr. Datar and Mr. Van Handel also qualify as financial experts in accordance with the listing standards of NASDAQ applicable to Audit Committee members.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The report of the Audit Committee required by the rules of the SEC is included in this Proxy Statement under “Audit Committee Report.

”
Audit Committee Marilyn Crouther Dr. Srikant Datar Peter Schulte Michael Van Handel Dr. Michelle Williams Meetings held in 2021: 8 Meetings held in 2020: 8

Responsibilities:

•      appoint, evaluate and oversee the Company’s independent auditor;

•      review the financial reports and related financial information provided by the Company to governmental agencies and the general public;

•      monitor compliance with the Company’s Code of Business Ethics and Conduct (the “Code of Ethics”);

•      review the Company’s system of internal and disclosure controls and the effectiveness of its control structure;

•      review the Company’s accounting, internal and external auditing, and financial reporting processes;

•      review other matters with respect to our accounting, auditing, and financial reporting practices and procedures as it may find appropriate or may be brought to its attention;

•      approve the engagement of other firms engaging in audit services for the Company, such as in an acquisition capacity;

•      approve all of the non-audit services provided by the independent auditor in accordance with the Audit Committee’s pre-approval procedures; and

•      after each meeting, report to the full Board regarding its activities.

Human Capital Committee

•	The Board has a designated standing Human Capital Committee.
•	The Human Capital Committee is expected to meet at least three (3) times per year.
•	Each member of the Human Capital Committee qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act and meets the requirements of NASDAQ Rule 5605(d)(2)(A).
•

See “Compensation Discussion and Analysis” for more information regarding the role of the Human Capital Committee, management, and compensation consultants in determining and/or recommending the amount and form of executive compensation.

23

CORPORATE GOVERNANCE AND BOARD MATTERS

The report of the Human Capital Committee required by the rules of the SEC is included in this Proxy Statement under “Human Capital Committee Report.”

Human Capital Committee Cheryl Grisé Randall Mehl Scott Salmirs Peter Schulte Meetings held in 2021: 6

Responsibilities:

•      assist the Board in its responsibilities related to management, organization, performance, and compensation;

•      consider and authorize the Company’s compensation philosophy;

•      evaluate senior management’s performance and approve all material elements of executive officer compensation;

•      review administration of the Company’s incentive compensation, retirement, and equity-based plans;

•      review and provide feedback on the Company’s culture, including: its focus and progress on equity, diversity and inclusion and overcoming any institutional bias; and

•      after each meeting, report to the full Board regarding its activities.

Governance and Nominating Committee

•	The Board has a designated standing Governance and Nominating Committee.
•	The Governance and Nominating Committee is expected to meet at least three (3) times per year.
•	In September 2021, the Governance and Nominating Committee included oversight of the Company’s ESG activities and related reporting in its charter.

Governance and Nominating Committee Michael Van Handel Dr. Srikant Datar Cheryl Grisé Scott Salmirs Meetings held in 2021: 6

Responsibilities:

•      identify and recommend candidates to be nominated for election as directors at the Company’s annual meeting, consistent with criteria approved by the full Board;

•      annually evaluate and report to the Board on its performance and effectiveness;

•      annually review the composition of each Board committee and present recommendations for committee membership to the full Board, as needed;

•      research, evaluate, and make recommendations regarding director compensation;

•      consider and advise the Board on matters relating to the affairs or governance of the Board;

•      consider matters relating to senior management succession;

•      review and approve all potential “related person transactions” as defined under SEC rules;

•      after each meeting, report to the full Board regarding its activities; and

•      monitor and oversee ESG matters.

Human Capital Committee Interlocks and Insider Participation

Ms. Auen, Ms. Grisé, and Messrs. Mehl, Salmirs and Schulte were the members of our Human Capital Committee during the year ended December 31, 2021.  Ms. Auen’s tenure as a director ended in May 2021.  None of them are or were an officer or employee of the Company.  None of our executive officers served as a member of the Board or the Human Capital Committee of any entity that has one (1) or more executive officers serving as a member of our Board or Human Capital Committee.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Process for Selecting and Nominating Directors

As noted in the accompanying chart, we will consider candidates for director who are recommended by stockholders.  Stockholder recommendations should be submitted in writing to: ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary.  Such stockholder’s notice shall set forth, for each nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act and pursuant to the Company’s Bylaws (including such person’s written consent to being named as a nominee and to serving as a director if elected).  Among other information, the notice shall also include, as to the stockholder giving notice: (i) the name and address of the stockholder; (ii) the class or series and number of shares of the Company which are, directly or indirectly, owned by such stockholder, as well as options, warrants, convertible securities, stock appreciation rights (‘SARs”), and similar instruments of the Company (“Derivative Instruments”) that are held by the stockholder; (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right, directly or indirectly, to vote any shares of any security of the Company; (iv) any short interest in any security of the Company directly or indirectly owned by such stockholder; (v) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company; (vi) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (vii) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Company or Derivative Instruments.

To be eligible to be a nominee for election or reelection as a director of the Company, a person must submit to the Corporate Secretary (in accordance with the time periods prescribed for delivery of notice under the Company’s Bylaws) at the above address a written response to a questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Corporate Secretary upon written request) and a written representation and agreement (in the form provided by the Corporate Secretary upon written request) that such person: (i) is not and will not become a party to (x) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein; and (iii) would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company.

In recommending Director candidates for the Board of Directors, the Governance and Nominating Committee takes into account all factors it considers appropriate, which may include, among others, experience, skills, expertise, diversity (including race, gender and national origin), strength of character, judgment and relevant industry background.

The Board continuously identifies potential director candidates in anticipation of retirements, resignations, or the need for additional capabilities. The graphic below describes the ongoing Governance and Nominating Committee process to identify highly qualified    candidates for Board service.

Director Selection Criteria	Ensure Board is strong
Established/Scheduled	in core competencies of
strategic oversight,
corporate governance,
stockholder advocacy
and leadership and has
diversity of expertise,
perspective and
background
Consider and Recommend	Looking for exceptional
Qualified Candidates	candidates who possess
integrity, independent
judgement, broad
business experience,
diversity and a skill set
to meet existing or
future business needs
Check Conflicts of Interest	All candidates are
and References	screened for conflicts of
interest, and all
directors are
independent, except the
Chair and CEO
Nominating and Corporate	Considers shortlisted
Governance Committee	candidates; after
deliberations, the committee
recommends candidates
for election to the Board
Full Board of Directors	Dialogue and decision
with a commitment to
refreshment and
diversity
Stockholders	Vote on candidates at Annual Meeting

Outcome

•Added three highly qualified directors in the last two years that bring the following skills and traits to our Board:

—Public company          — Federal government

CEO    sector expertise

—Financial and— Public health expertise

accounting

expertise

•Two of the last three Board members added are either women or bring ethnic diversity to the Board

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CORPORATE GOVERNANCE AND BOARD MATTERS

Executive Stock Ownership Policy

The Company strives to ensure alignment with stockholder interests by means of ensuring that Company executives have an equity stake in the Company that is consistent with the long-term performance of the Company. The Executive Stock Ownership Policy, as amended, (the “2018 Executive Stock Ownership Policy”) requires executives to own ICF common stock in a value equal to, or in excess of, the multiple of their annual base salary as shown below.   The policy was amended in September 2021 to remove Vested in the Money Stock Options from the ownership calculation.

Executive Chair:*	5x
CEO:	5x
Other NEOs:	2x
Other designated executives:	1x

*While the policy references an Executive Chair, with the retirement of Mr. Sudhakar Kesavan on December 31, 2020, that position is currently vacant, and we do not currently intend to fill that position.

The following types of equity count toward satisfying the stock ownership requirement: (i) any shares held outright as a result of vested RSUs or PSAs, (ii) shares acquired through the exercise of stock options or purchased through the Company’s employee stock purchase plan qualified pursuant to Section 423 of the Internal Revenue Code (“Code”) or through the open market, and (iii) unvested RSUs.  In addition, designated executives are required to hold all shares acquired from vested RSUs, vested PSAs and stock option exercises, net of shares withheld for taxes, until they meet the 2018 Executive Stock Ownership Policy requirements.

Stock ownership levels are to be achieved within five (5) years of appointment or designation, as the case may be. For executives appointed or designated mid-year, such levels, if not achieved by their fifth anniversary of becoming such an executive, are to be achieved no later than December 31 of that fifth year.  As of April 4, 2022, each of our NEOs either met these stock ownership guidelines or is expected to meet the applicable ownership guidelines within their specified time period.

Board Stock Ownership Guidelines

The Board believes that its members should be incentivized to focus on the Company’s long-term stockholder value.  As such, the Board adopted a Board member stock ownership policy establishing, as a guideline (but not an absolute requirement), that non-employee members of the Board are expected to own shares of Company common stock valued at five (5) times such director’s annual cash retainer fees, which may include shares of unvested restricted stock (i.e., directors are strongly encouraged to hold common stock valued at $375,000).  Such ownership level is to be achieved over a period of four (4) years after becoming a member of the Board.  As of April 4, 2022, each of our non-employee directors either met these stock ownership guidelines or is expected to meet the ownership guidelines within the specified time period.

Director Continuing Education

The Board believes that director continuing education is important for maintaining a current and effective Board and has adopted a Director Continuing Education Policy.  The Company’s policy encourages directors to participate in continuing education and accredited director education programs, with the intent of becoming and remaining well informed about the Company, its industry and business, its relative performance to its competitors and regulatory issues and economic trends affecting the Company.  The Governance and Nominating Committee reviewed education opportunities available for Board members and has identified a series of courses and programs that would be beneficial to Directors in their service on the ICF Board and Board committees.

Prohibitions on Derivatives Trading, Hedging and Pledging

Pursuant to the Company’s Policy on Insider Information and Securities Trading (“Policy on Insider Information”) the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The policy specifically prohibits directors, officers and other employees from engaging in short sales of the Company’s securities and transactions in puts, calls or other derivative securities (sometimes referred to as “hedging”).  In addition, stock grant agreements prohibit the pledging or assignment of awards.  Each of the NEOs and directors complied with this policy during fiscal year 2021.

Previously, individual stock grant agreements prohibited the pledging or assignment of stock grants.  In April of 2020, the Company adopted an updated and more comprehensive Hedging and Pledging Transactions Policy (the “Hedging and Pledging Policy”), which is applicable to our directors, Section 16 reporting officers, and other designated officers of the Company, which was further updated in September 2020. The new policy establishes a restriction on short sales and other hedging transactions, pledging and the establishment of margin accounts.

Directors and other covered officers who established pledging arrangements within the prior limitations will be prohibited from establishing new arrangements and are encouraged to wind-down and conclude any legacy arrangements.  One director has legacy pledging arrangements established in compliance with the prior policies of the Company and that encompass less than 20% of his holdings in securities of the Company.  As of the effective date of the Hedging and Pledging Policy, the Board determined that the prior arrangement, which was established consistent with prior Company policy, did not create a potential impropriety or conflict.

Stockholder Engagement and Communications with the Board

Management and members of the Board endeavor to engage with a significant portion of our stockholders each year.  This is done through multiple forums, including quarterly earnings presentations, our annual meeting of stockholders, our annual Investor Day, investor conferences and web communications, as well as our SEC filings, our annual report

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CORPORATE GOVERNANCE AND BOARD MATTERS

and our proxy statement. Additionally, you may contact the Board by sending a letter marked “Confidential” and addressed to the Board, ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary.  In accordance with instructions from the Board, the Corporate Secretary reviews all correspondence, organizes the communications for review by the Board, and posts communications to the full Board, specific committees or individual directors, as appropriate.  Communications that are intended specifically for the Lead Independent Director, the independent directors or non-management directors should be marked as such.

Political Contributions and Lobbying

The Company encourages our employees to be active in civic and community activities, including participation in the political and democratic process.  Our policy also encourages employees to ensure that those individual activities are kept separate from their work for the Company.

The Company does engage, from time to time, in discussions with various levels of governments on public policy issues. While our activities in this area are fairly limited, when we determine it is in the best interest of the Company to do so, we work with governments to provide information and perspective that support our point of view, including through government relations professionals.  The Company, and those who act on our behalf, meet registration, disclosure and other reporting requirements regarding these activities.

Director Compensation Table for 2021

The following table provides the compensation earned by individuals who served as non-employee directors of the Company during 2021.

Name(1)	Fees Earned Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)(4)
Eileen O’Shea Auen (5)	60,500	0					60,500
Marilyn Crouther	97,013	144,987					242,000
Dr. Srikant Datar	115,013	144,987					260,000
Cheryl Grisé	101,013	144,987					246,000
Peter Schulte	95,013	144,987					240,000
Michael Van Handel	110,013	144,987					255,000
Randall Mehl	83,013	144,987					228,000
Scott Salmirs (6)	52,732	144,987					197,719
Dr. Michelle Williams (7)	7,395	0					7,395

(1)

Mr. Wasson is not included in this table because during 2021, he was an employee of the Company and therefore received no compensation for his director service.  The compensation received by Mr. Wasson as an employee of the Company is shown in the 2021 Summary Compensation Table.

(2)	Represents the cash retainers and annual payments earned in 2021.
(3)

Directors receive a director equity award in the form of RSUs in the annual amount of $145,000, with the award rounded down to the nearest whole share and the balance paid in cash, issued on the first business day of July following the annual meeting for continuing directors and directors appointed at the annual meeting, with such grant vesting in equal quarterly increments on September 1, December 1, March 1, and June 1. The values included represent the aggregate grant date fair value of the RSU award granted in fiscal 2021, computed in accordance with FASB ASC Topic 718.  The grant date fair value per share of each RSU was $90.73 per share of ICF common stock, with the balance paid out in cash.   All other payments, including meeting retainers, are paid in cash.

(4)	Total Compensation for each director may differ from the sum of the individual components due to changes in roles and/or committee assignments during 2021.
(5)	Ms. Auen’s tenure as a director ended in May 2021; therefore, her totals reflect data from January through May.
(6)	Mr. Salmirs joined the Company in May 2021; therefore, his totals reflect data from that point in the year.
(7)	Dr. Williams joined the Company in December 2021 and her equity award was made as of January 2022; therefore, she received no stock award for the year ended December 31, 2021.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Director Compensation

CORPORATE GOVERNANCE AND BOARD MATTERS

The following discussion outlines the compensation that was earned by our non-employee directors during 2021.  The compensation of our Board is evaluated from time to time by our Governance and Nominating Committee.

Directors who are employed by us do not receive additional compensation for their service on the Board.  All directors are entitled to reimbursement of expenses for attending each meeting of the Board and each committee meeting.

All director compensation, other than the director equity grant, is paid in cash, on a quarterly basis in advance.  Cash fees are pro-rated on the date of any directors’ departure from the Board for an upcoming quarter; provided that a director that serves until the annual meeting of stockholders shall receive the full amount of cash fees for that quarter.  Cash fees for new directors are pro-rated based upon the date of the director’s appointment to the Board.

Cash retainer fees for 2021 were as follows:

Annual Retainer for Non-Employee Director:		$75,000
Additional Annual Retainer for Lead Director:		$30,000
Committee Retainers:	Chair	Member
Audit Comm.	$20,000	$12,000
Human Capital Comm.	10,000	8,000
Governance & Nominating Comm.	10,000	8,000

In addition to the cash retainers, the directors are granted an annual equity award, in the form of a grant of restricted stock units, vesting quarterly over a one-year period.  The equity grant was increased, following a pay study in 2021, from $120,000 to $145,000, effective as of July 1, 2021.  The number of shares granted is determined by dividing $145,000 by the closing market price of ICFI common stock on the first business day of July following the annual meeting of stockholders, with the award rounded to the nearest whole share and the balance paid in cash.

Code of Ethics

The Company has a Code of Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees.  The Code of Ethics requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest.  Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.  The Code of Ethics is updated from time to time to reflect changes in laws, best practices and the Company’s business.

The Code of Ethics and all Board committee charters are posted in the “Investors – Corporate Governance” portion of our website (www.icf.com).  A copy of any of these documents is available in print (free of charge) to any stockholder who requests a copy by writing to: ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary.  The Company will disclose on its website at www.icf.com, to the extent and in the manner permitted by Item 5.05 of Form 8-K, the nature of any amendment to the Code of Ethics (other than technical, administrative, or other non-substantive amendments) and our approval of any material departure from a provision of the Code of Ethics that has been made known to any of our executive officers.

Certain Relationships and Transactions with Related Persons

Our Code of Ethics, which applies to all directors, executive officers and employees, emphasizes the importance of avoiding situations or transactions in which personal interests interfere with the best interests of us and/or our stockholders.  In addition, the Board has a policy and process for reviewing and evaluating interested director transactions designed to alert the Board, and in particular the Governance and Nominating Committee, of material transactions involving the Company and directors and their affiliates so that the Board may be aware of and consider such transactions in advance, on a case-by-case basis.  As to matters coming before the Board in which individual directors may have a personal interest, the Board has adopted procedures to ensure that all directors voting on such a matter disclose any personal interest, abstain from voting on the matter, and discuss the transaction with counsel if necessary.  The Board has delegated the task of discussing, reviewing, and approving transactions between the Company and any of our executive officers or Board members to the Governance and Nominating Committee.

There have not been any transactions during the last fiscal year to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or holders of more than five percent (5%) of our capital stock had or will have a direct or indirect material interest other than equity and other compensation, termination, change-in-control and other arrangements, which are described in the section captioned “Executive Compensation—Potential Payments upon Termination or Change of Control.”

Other Transactions Considered for Independence Purposes

For each director and nominee for director who is identified as independent, the SEC rules require the description of transactions, relationships or arrangements that are not required to be disclosed as related person transactions, but that were considered by the Board in determining that the director is independent.  There were no transactions that the Company believes are related person transactions.  There were, however, transactions with independent directors that did not rise to the level of a related person transaction, but that were considered for independence purposes.  There were no transactions with independent directors that rose to the level of a related person transaction for inde

CORPORATE GOVERNANCE AND BOARD MATTERS

pendence purposes.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Environmental, Social and Governance – Our Commitment to Corporate Responsibility

Building our shared future.  Our purpose as a company is to build a more prosperous and resilient world for all. It is the “why” behind what we do and a measure of the impact of our work.  ICF helps clients solve critical environmental and social issues. From our initial founding in 1969 as the Inner City Fund to today, we provide societal benefit through our services, professional development for employees, profitable growth for investors, and reliably ethical business conduct. We are motivated to engage productively with all our stakeholders, including by:

•	Investing in our employees and ensuring a diverse workplace where we can do all our best work.
•	Serving our clients and managing suppliers with integrity, while contributing to a low-carbon value chain.
•	Minimizing our impact on the planet by reducing our carbon footprint and growing our leading climate consultancy.
•	Giving back to our communities and society, both philanthropically and through innovative service to social agencies.
•	Creating long-term value for our stockholders through solid management, including managing climate risks and opportunities.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Impact for Good in 2021

Of our $1.55 billion revenue, ICF estimates that at least:

$678 million was derived from services delivering positive social impact—health, education, development and social justice programs.

$654 million was generated from services creating positive environmental impact—reducing energy consumption, managing carbon footprint and protecting natural resources.

The balance of other work was also socially responsible and—although not directly supporting social impact or sustainability efforts—consistent with ICF’s commitment to make a positive social and sustainable impact.

Governance ensures we fulfill our commitments. While governance involves the actions and behaviors of all employees, it is a particular responsibility of our leaders as they guide ICF in accordance with our values. Our ESG program receives oversight from the Board, the CEO, and the ESG Council—among other governing bodies. The Board considers ESG matters as part of ICF’s enterprise risk management process and long-term strategic planning. It receives briefings on ESG matters from its committees and management, including updates regarding ICF’s climate-related, cybersecurity, and other risks and opportunities.

ICF’s Chair also serves as President and CEO of the firm and is intimately familiar with its operations. ICF’s CEO serves as a connection point between the Board’s oversight and the management team’s execution of business activities and operations. The CEO’s ESG responsibilities include oversight of risks (including climate and cybersecurity), oversight of strategy (including climate and resilience), oversight of codes (such as inclusive HR policies), approval of resources (for example, to manage and reduce GHG emissions and purchase high-quality offsets), among other ESG matters.

The ESG Council supports the integration of ESG principles into our business strategy. It oversees ESG reporting and reviews recommendations from the corporate responsibility steering committee. It reports to the CEO, is chaired by the executive vice president for corporate strategy and is composed of senior executives. Below is an organization chart and a description of the role of each member.

ESG Council in context	ESG Council participation

	HR/D&I:	People policies, diversity and inclusion, employee engagement
	Corporate Strategy: Climate Strategy:	Business risks and opportunities, impact and competition Plans for thriving in a carbon-constrained future
	Corporate Responsibility:	Stakeholder perspectives, corporate philanthropy and ESG reporting
	Legal:	Compliance; assurance and corporate governance
	Finance:	Reporting and resources
	Business Ops/Contracts:	Program support and systems
	Corporate Growth/BD:	Partnerships
	Marketing:	Corporate communications and reputation

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CORPORATE GOVERNANCE AND BOARD MATTERS

On CDP’s Exclusive “A List”

ICF was named to CDP’s highly exclusive “A List’ for our 2021 climate report. ICF is in the top 2% of 12,000 companies reporting on climate change, demonstrating robust governance and oversight of climate issues, rigorous risk management processes, verified scope 1 and 2 emissions, and emissions reduction across the value chain.

Reporting for Transparency.  Productive relationships with stakeholders require trust. To that end, we report annually on our performance on important measures not currently required in financial reporting, including our progress toward goals regarding human capital management, sustainability, philanthropy and other targets. We report on ICF’s corporate sustainability strategy and performance in alignment with the Task Force for Climate-related Financial Disclosure (TCFD), the Sustainability Accounting Standards Board (SASB), the UN Global Compact, and progress toward our Science-Based Targets, among other global sustainability goals.  This information and more can be found in our latest Corporate Citizenship Report (published September 2021 and available on our Company website at www.icf.com, under “About ICF, Corporate Citizenship”).  Our report won 4 platinum MarCom Awards for excellence in corporate citizenship reporting. Below are some highlights of our performance.

Investing in Our People Provided opportunities for all employees to develop and advance.		Making a Sustainable Commitment Made progress on our carbon reduction goal and remained carbon neutral.	Supporting Important Causes Donated to causes important to our employees and communities.
51%	44%	100% net renewable electricity for global operations via renewable energy certificates	$654,000 corporate cash donations
female leaders 44% female and minority executive leadership team members[1]	Female and minority board members
Pay Equity We have identified no meaningful disparities across races or genders in the same roles		93% absolute reduction in scope 1 and 2 greenhouse gas emissions since baseline 2013	$432,000 employee donations through our giving program
Development 78% participation in ICF learning programs 700+ participants in mentorship program		Zero net zero carbon status since 2006 due to investments in high-quality carbon offsets	1 to 1 ICF matched employee donations
Recognition

•CDP’s A List: in the top 2% of global climate disclosers, leading the way to a net-zero future

•Climate Leadership Award: for excellence in greenhouse gas emissions management goal setting

•MarCom Awards 2021: 4 platinum awards for excellence in corporate citizenship reporting

(1) Report to the CEO.

Setting the Bar with GHG Reduction Targets

ICF was recognized with a Climate Leadership Award by The Center for Climate and Energy Solutions (C2ES) and The Climate Registry. The award recognizes exemplary corporate, organizational, and individual leadership in reducing carbon pollution and addressing climate change in their operations and business strategies.

Carbon Targets and Performance. ICF recognizes the risks and opportunities due to climate change caused by increased carbon emissions. ICF’s climate experts communicate those opportunities and risks to our executive leaders and our Board. Since 2006 ICF has committed to be carbon neutral, which we achieve through three activities:

•

Reduce. Lease more efficient facilities and consolidate where feasible. Maximize virtual tools to travel less. Engage our people to work more sustainably. Purchase more eco-friendly products. Encourage partners in our value chain (suppliers and clients) to manage their carbon footprint.

•	Buy renewable energy. Purchase Renewable Energy Certificates equivalent to 100% of the electricity used by our global operations.
•

Buy carbon offsets. After taking the measures above, we buy high-quality carbon offsets equivalent to the measured carbon emissions of our global operations: all of scope 1 and scope 2 emissions, plus a significant portion of scope 3 emissions from business travel and employee commuting.

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CORPORATE GOVERNANCE AND BOARD MATTERS

By way of background, Scopes 1, 2 and 3 referenced in this section refer to defined terms established by the Greenhouse Gas Protocol. In this regard, Scope 1 refers to direct greenhouse gas emissions from sources owned or controlled by ICF; Scope 2 refers to greenhouse gas emissions from purchased electricity; and Scope 3 refers to greenhouse gas emission sources beyond the walls of our facilities. With respect to Scope 3, ICF measured business travel and commuting only. We recently began to measure emissions imbedded in our purchased goods and services.

Since establishing our baseline emissions in 2013, we have shrunk our carbon footprint by every measure.  We reduced carbon emissions in absolute terms, as well as intensity per employee, revenue, and leased space (see graphic below).  We achieved this ahead of our target.  In 2020, ICF committed to set an ambitious science-based carbon-reduction target, an approach to a zero-carbon economy that boosts innovation and drives sustainable growth.  Such targets are based on the concept of a global carbon budget that will limit global warming to well below 2°C.  In March 2021, the Science Based Targets initiative approved our target, adding ICF to the list of pioneering companies driving change to a zero–carbon economy.

ICF Grows While Emissions Decline, 2013-2021

Emissions depicted include all of scope 1 and scope 2, plus a significant portion of scope 3, including emissions from business travel and employee commuting.

Our Strength is our People.  People join ICF to make a difference and to work on impactful projects that change the world now and for generations to come. Attracting talent who want to make an impact and investing in the growth of our people to be their best selves is what sets us apart from our competition and helps us deliver outstanding results. We work hard to maintain a stimulating, supportive, and respectful environment where everyone can thrive and express themselves freely. We routinely promote between 12 – 14% of our employees each year and focus on employee mobility across teams to grow our talent from within and offer new engaging experiences.

Recognized Diversity Leader

At ICF, we are not all the same.  That’s always been our greatest strength.  As a purpose-driven company with a strong culture and underlying values, we prize diversity, opportunity, equality and respect. And because of that, ICF was recognized by Forbes Magazine in 2021 as one of America’s Best Employers for Diversity.  Forbes’ recognition highlights our strengthened commitment to inclusion.

In 2021, we accelerated the transformation of our people plans, programs and policies. We developed a multi-pronged strategy to adapt with the evolving needs and expectations of our people. Our strategy focuses on evolving our culture with the changing world, optimizing our recruiting efforts to bring the best talent in to the organization, reimagining the talent experience as an employee, growing our total rewards offerings, and advancing in our diversity and inclusion (“D&I”) journey. We’re committed to enabling our employees to belong, grow, and thrive both personally and professionally.

Inclusion is a top priority. We have 8 Employee Community Networks (“ECNs”) to support under-represented communities (over 20% of our employees are involved in at least 1 ECN); trained over 250 D&I champions across the organization; and have built a recruitment process that ensures an inclusive experience. Our campus hires this year were 60% women and 50% were from underrepresented groups.

We enable our employees to grow their personal and professional skills through experiential learning, formal training, and mentoring opportunities. We encourage our employees to be well-rounded and to drive their career growth. Our learning catalog has over 30,000+ training courses available and we also offer tuition reimbursement. Participation in our annual mentoring program has increased 25% since the pandemic.

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CORPORATE GOVERNANCE AND BOARD MATTERS

We want to help employees thrive physically and professionally, find emotional balance, build financial security, and stay connected. This year, we created a well-being hub to ensure our employees have the resources they need to their best selves. When our employees are at their best, it impacts how they engage at work, with their family, and the larger community.

Advancing Global Goals. ICF is a signatory of the UN Global Compact on human rights, labor, environment, and anti-corruption. We are committed to making these principles part of our strategy, culture, and day-to-day operations. Through our operations, client services, and philanthropy, we champion the UN Sustainable Development Goals. With our clients, we are tackling climate change, improving health and education, reducing injustice and inequality, and spurring economic growth. The exhibit below provides a snapshot of our support for the UN Sustainable Development Goals (“SDGs”).

33

CORPORATE GOVERNANCE AND BOARD MATTERS

ICF Makes Progress toward	SDG 1: No poverty Building economically sustainable communities following disasters	SDG 2: Zero hunger Addressing malnutrition, hunger, and food insecurity through data
SDG 3: Good health and well-being Measuring behaviors and attitudes about COVID-19 to inform policy	SDG 4: Quality education Supporting learning across a lifetime	SDG 5: Gender equality Supporting better health strategies with gender data
SDG 6: Clean water and sanitation Protecting, ensuring, and planning for clean, safe water into the future	SDG 7: Affordable and clean energy Achieving development goals through clean energy	SDG 8: Decent work and economic growth Harnessing research to end child labor and forced labor
SDG 9: Industry, innovation, and infrastructure Building utility resilience in a rapidly changing climate	SDG 10: Reduced inequalities Addressing poverty reduction, sustainable infrastructure, gender and inclusion, economic development, and resilience	SDG 11: Sustainable cities and communities Developing climate action plans for regions, cities, and businesses
SDG 12: Responsible consumption and production Helping emerging markets achieve clean development goals	SDG 13: Climate action Building a sustainable and low-carbon future	SDG 14: Life below water Managing the most pressing fish and water-related issues
SDG 15: Life on land Protecting, conserving and preserving natural resources and biodiversity	SDG 16: Peace, justice, and strong institutions Powering public services, from economic impact to environmental justice	SDG 17: Partnerships for the goals Helping development organizations and their beneficiaries measure impact and improve effectiveness

34

EXECUTIVE OFFICERS OF THE COMPANY

EXECUTIVE OFFICERS OF THE COMPANY

The following table includes information with respect to the individuals who served as our executive officers as of April 4, 2022.

The age indicated for each individual is as of December 31, 2021.

Name	Age	Title
John Wasson	60	Chair, President and Chief Executive Officer
James Morgan	56	Executive Vice President and Chief of Business Operations
Barry Broadus	62	Senior Vice President and Chief Financial Officer
Sergio Ostria	59	Executive Vice President – Client Services and Innovation
Mark Lee	48	Executive Vice President – Public Sector Group
Donald (“DJ”) Terreri	39	Vice President and Corporate Controller, Principal Accounting Officer

Names in BOLD are named executive officers for the Company.

Biographical information for Mr. Wasson can be found on his director page in Proposal 1.

James Morgan served as the Company’s Executive Vice President and Chief Financial Officer (“CFO”) from the time he joined the Company in 2012 until February 2020, when he became Executive Vice President and Chief of Business Operations (“CBO”).  From 2011 until his employment by the Company, Mr. Morgan served as a member of the Board of Directors and as the Executive Vice President and Chief Financial Officer of Serco, Inc., a division of Serco Group PLC.  From 1993 until 2011, Mr. Morgan held a number of positions at Science Applications International Corporation (“SAIC”); in particular, Senior Vice President and Senior Financial Officer, Strategic and Operational Finance from 2005 until 2011 and Senior Vice President, Business Transformation Officer from 2008 until 2011. Previously, Mr. Morgan was an Experienced Senior Consultant in the Special Services and Contracting Group at Arthur Andersen & Company.  Mr. Morgan received his Bachelor of Science in Accounting from North Carolina State University and his Master of Business Administration from George Washington University.  Mr. Morgan has been a Certified Public Accountant; his license is currently inactive.

Barry Broadus assumed the position of the Company’s CFO on February 28, 2022, after serving as Senior Vice President, Finance & Special Projects since joining ICF.  Mr. Broadus has more than 35 years of financial, executive, and management experience, including over 26 years in the U.S. Federal Government Services sector. Before joining ICF, Mr. Broadus served as the Chief Financial Officer of Dovel Technologies from 2019 to 2021. Previously, Mr. Broadus served as Chief Financial Officer of SRI International from 2018 to 2019, Constellis from 2016 to 2017, and Alion Science and Technology from 2012 to 2016.  He has held senior financial positions with SAIC from 2004 to 2008 and EDS from 1986 to 1999.  Currently, Mr. Broadus also serves on the American Systems Board of Directors which he joined in 2017. Mr. Broadus was appointed as the Chairman of the Audit and Finance Committee and is a member of the Board’s Human Resources Committee.  Mr. Broadus holds a Bachelor of Science degree in Commerce and Business Administration from University of Alabama and is a licensed Certified Public Accountant in the Commonwealth of Virginia; his license is currently inactive.

Mark Lee serves as Executive Vice President, Public Sector Group Lead, a role he assumed in March 2021.  In that position, he oversees ICF's support for federal and state and local agencies in areas including health, resilience, environment, technology, cyber security, communications and social programs.   He joined ICF in 1997 and has held a variety of key leadership positions during his over 20-year tenure, including Senior Vice President, Sustainability & Management Services Division Lead from January 2016-December 2017 where he led ICF’s climate, sustainability, environmental health, and surface transportation businesses; Senior Vice President, Public Sector Group Business Development Lead from January 2018-May 2019 where he was the Business Development leader for the Group and led ICF's growing Disaster Management division; Senior Vice President, Public Sector Group Lead from May 2019-March 2021.  Mr. Lee holds a Master of Science and a Bachelor of Science in Public Health from the University of North Carolina at Chapel Hill.

Sergio Ostria serves as an Executive Vice President, Client Services and Innovation, a role which he assumed in January 2020.  He previously led the Company’s Energy, Aviation and Infrastructure (“EAI”) Group, which houses over 1,400 professionals specializing in energy markets consulting, energy efficiency program design and implementation, environmental planning and assessment of infrastructure investments, and aviation industry consulting.  Prior to leading the Company’s EAI Group, Mr. Ostria led the Company’s following businesses: from 2011 to 2015, the Energy, Environment & Transportation Group; from 2008 to 2011, the Energy, Climate and Transportation group; from 2006 to 2008, the Company’s Environment, Transportation and Regulation group, and from 1999 to 2006, the Company’s Transportation practice. Prior to joining the Company, from 1997 to 1999, Mr. Ostria served as a Principal with Hagler Bailly, Inc., an energy, environmental, and transportation consultancy; and from 1996 to 1997 he served as a Vice President with Apogee Research, Inc., a transportation and environmental consultancy that was acquired by Hagler Bailly in 1997.  Prior to these positions, Mr. Ostria was a Senior Associate with DRI/McGraw-Hill, a Senior Analyst with Jack Faucett Associates, Inc., and an Analyst with Energy and

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EXECUTIVE OFFICERS OF THE COMPANY

Environmental Analysis.  Throughout his consulting career, Mr. Ostria has specialized in the design, implementation, and evaluation of integrated, systems-oriented approaches to solving challenges that transcend the energy, environment and transportation fields. Mr. Ostria has a Master of Arts in Economics from The George Washington University and a Bachelor of Arts in Economics from University of Maryland.

DJ Terreri assumed the position of Vice President, Corporate Controller and Principal Accounting Officer for the Company in October 2020.  Mr. Terreri joined the Company in February 2019 as Assistant Controller.   Prior to joining the Company, Mr. Terreri served as Controller at Privia Health, a national physician organization that transforms the healthcare delivery experience for providers and consumers, from February 2018 until February 2019.  Mr. Terreri served as Director of Treasury and Corporate Accounting at Discovery Communications, a Fortune 500 media company from December 2011 until February 2018.  Prior to his work at Discovery Communications, Mr. Terreri was a Manager in the Banking and Capital Markets practice at PwC. Mr. Terreri has a Bachelor of Arts in Accounting and Finance from Virginia Polytechnic Institute and State University.  Mr. Terreri is also a Certified Public Accountant.

36

CEO PAY RATIO

CEO PAY RATIO

Following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO, John Wasson, to the median of the annual total compensation of our other employees.

For the fiscal year ended on December 31, 2021, no material changes were made to the Company employee population, pay levels or demographics. There were also no material changes in pay for the employee who we identified last year as the median employee.  As such, we believe the person we identified continues to be a good representative for the CEO Pay Ratio calculation.

We determined the median employee's total compensation, including any perquisites and other benefits, in the same manner that we determine the total compensation of our named executive officers for purposes of the Summary Compensation Table disclosed in the Compensation Discussion & Analysis section of this Proxy Statement. The median employee’s annual 2021 total compensation was $78,843.  The annual total compensation of our CEO, as reported in the Summary Compensation Table in this proxy statement, was $4,398,947.  Based on this information for 2021, we reasonably estimate that the ratio of our CEO's annual total compensation to the annual total compensation of our median employee was 56:1.  Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

Median of the Annual Total Compensation of All Employees (except CEO)	Annual Total Compensation of CEO	Ratio of CEO Pay to Median Employee Pay
(A)	(B)	(C) = (B)/(A)
$78,843	$4,398,947	56

(A)	Median employee’s compensation plus Company’s 401(k) contribution is used for the calculation.
(B)	Data from the “Total” Column from the Summary Compensation Table disclosed for 2021 in this Proxy Statement.

Since the median employee did not change from 2019, the following discussion focuses on the methodology used to select that individual for 2019.  When we initially established the median employee in 2019, we identified the median of the annual total compensation of all our employees, as well as determined the annual total compensation of our median employee, using the methodology and the material assumptions, adjustments, and estimates set out below.

We determined that, as of December 31, 2019, our employee population consisted of 7,286 individuals (including full-time and part-time employees, other than the CEO). Of these individuals, 6,266 were located in the U.S. and U.S. territories, and 1,020 were located in 12 other countries around the world.

The scale of our operations in many of these foreign countries is smaller, and we employ less than 10 employees in 8 of these 12 countries.

We chose to exclude all 30 of our employees in the 8 countries as follows:

•	Cameroon: 4 employees
•	China: 6 employees
•	Ghana: 2 employees
•	Kenya: 7 employees
•	Liberia: 3 employees
•	Madagascar: 1 employee
•	Mali: 4 employees
•	Nepal: 3 employees

Additionally, we excluded 200 flexible, part-time employees in the United States that worked zero (0) hours during 2019 and therefore had $0 earnings.

In total, we excluded 3.16% of our workforce from the identification of the 'median employee', as permitted by SEC rules.

Our population, after taking into consideration the permitted adjustments described above, consisted of 7,056 employees. This includes employees who were hired in 2019 but did not work for us for the entire twelve-month period. Our adjusted employee population consisted of 6,075 employees in the U.S. and 981 international employees located collectively in Canada (146), Belgium (270), the United Kingdom (328) and India (237).

We identified our median employee based on the total taxable earnings paid during the twelve-month period ended December 31, 2019. For purposes of determining the total compensation actually paid, we included: the amount of base salary (or, in the case of hourly workers, base wages including overtime pay) the employee received during the twelve months ended December 31, 2019, and the amount of any cash incentives paid to the employee in such period, as reflected in our payroll records. We did not annualize the total cash compensation of any permanent employee employed for less than the full year.

Except as described in this section, we did not rely on any material assumptions, adjustments (e.g. the cost of living adjustments) or estimates (e.g. statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation for our median employee or our CEO.

For purposes of identifying the median employee, we applied the average of 12 exchange rates we used for financial statement conversion purposes for the period of January 2019 through December 2019, which are:

-	1 CAD = 0.754635USD
-	1 EUR = 1.116356 USD
-	1 GBP = 1.276838 USD
-	1 INR = 0.014205USD

The SEC’s pay ratio disclosure rules provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee and the pay ratio.  Our methodology may differ materially from the methodology used by other companies

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CEO PAY RATIO

to prepare their pay ratio disclosures.  In addition, the percentage of employees outside of the United States may vary substantially from company to company.  Factors such as these may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our sector.

38

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2021, by:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors and nominees for director;
•	each person who was a NEO; and
•	all of our directors and executive officers as a group.

The percentages shown in the following table are based on 18,793,455 shares of common stock outstanding as of April 4, 2022. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.  The number of shares beneficially owned by a person includes shares subject to options, RSUs and PSAs held by that person that were exercisable as of April 4, 2022, or within 60 days of that date.  The shares issuable under those options, RSUs and PSAs are treated as if they were outstanding for computing the percentage ownership of the person holding those options, RSUs or PSAs, but are not treated as if they were outstanding for the purposes of computing the percentage ownership of any other person.  Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

The following table sets forth the number of shares of our common stock beneficially owned by the indicated parties.  Unless otherwise indicated, the address of each person is: c/o ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031.

	Shares beneficially owned
Name and Address of Beneficial Owner	Number	Percentage
Directors, Nominee & Executive Officers
John Wasson(1)	86,166	*
James Morgan	46,770	*
Bettina Welsh	3,872	*
Barry Broadus	0	*
Mark Lee	4,670	*
Sergio Ostria	19,069	*
Marilyn Crouther	3,057	*
Dr. Srikant Datar(2)	42,800	*
Cheryl Grisé	25,648	*
Randall Mehl	11,949	*
Scott Salmirs	1,598	*
Peter Schulte(3)	227,520	1.21%
Michael Van Handel	14,729	*
Dr. Michelle Williams	696	*
Directors, Director Nominees and Executive Officers as a group (15 persons)	488,577	2.60%
Beneficial Owners Holding More Than 5%
BlackRock, Inc. and subsidiaries as a group(4) 55 East 52nd Street New York, NY 10055	1,457,195	7.7%
Dimensional Fund Advisors LP(5) Building One, 6300 Bee Cave Road Austin, TX 78746	1,297,644	6.9%
Silvercrest Asset Management Group LLC and subsidiaries as a group(6) 1330 Avenue of the Americas, 38th Floor New York, NY 10019	1,073,238	5.7%
Ameriprise Financial Inc.(7) 145 Ameriprise Financial Center Minneapolis, MN 55474	997,546	5.28%

*	Represents beneficial ownership of less than 1%.
(1)	The total number of shares listed as beneficially owned by John Wasson includes 70,846 shares of common stock held in a family trust and 716 shares indirectly by his spouse.
(2)

The total number of shares listed as beneficially owned by Dr. Srikant Datar includes 40,279 shares of common stock held in two estate planning limited liability companies, of which Dr. Datar is a co-manager.

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SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

(3)

The total number of shares listed as beneficially owned by Peter Schulte includes 1,248 shares of common stock that are held indirectly as a result of gifts to or purchases by immediate family members in his household, as well as 40,520 shares that are pledged as collateral for a personal loan, in compliance with the Company’s anti-pledging policies in place at the time of the pledging.

(4)

Based upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 3, 2022, BlackRock beneficially owned 1,457,195 shares of common stock as of December 31, 2021, with sole voting power over 1,393,914 shares, shared voting power over no shares, sole dispositive power over 1,457,195 shares and shared dispositive power over no shares.

(5)

Based upon information contained in the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional Funds”) with the SEC on February 8, 2022, Dimensional Funds beneficially owned 1,297,644 shares of common stock as of December 31, 2021, with sole voting power over 1,276,409 shares, shared voting power over no shares, sole dispositive power over 1,297,644 shares and shared dispositive power over no shares.

(6)

Based upon information contained in the Schedule 13G/A filed by Silvercrest Asset Management Group LLC (“Silvercrest”) with the SEC on February 14, 2022, Silvercrest beneficially owned 1,073,238 shares of common stock as of December 31, 2021, with sole voting power over no shares, shared voting power over 1,073,238 shares, sole dispositive power over no shares and shared dispositive power over 1,073,238 shares.

(7)

Based upon information contained in the Schedule 13G filed by Ameriprise Financial, Inc. (“Ameriprise”) with the SEC on February 14, 2022, Ameriprise beneficially owned 997,546 shares of common stock as of December 31, 2020, with sole voting power over no shares, shared voting power over 975,352 shares, sole dispositive power over no shares and shared dispositive power over 997,546 shares.

Equity Compensation Plan Information

The following table gives information as of our fiscal year end about our common stock that may be issued upon the exercise of options, warrants and rights under the 2010 Omnibus Incentive Plan, as amended (the “2010 Incentive Plan”) and the 2018 Omnibus  Incentive Plan, as amended (the “2018 Incentive Plan”):

Plan Category (as of 12/31/2021)	(a) Number of Securities to be Issued Upon Exercise Of Outstanding Options, Warrants And Rights	(b) Weighted- Average Exercise Price Of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved By Security Holders	472,193 (1)	$33.30	943,549
Equity Compensation Plans Not Approved By Security Holders	—	—	—
Total	472,193	$33.30	943,549

(1)

Includes 29,692 shares subject to stock options, 303,836 restricted stock units, 5,586 directors restricted stock units and 133,079 performance shares outstanding under the 2010 Incentive Plan and the 2018 Incentive Plan.

(2)	Exercise price is for outstanding stock options only; restricted stock units, director restricted stock units and performance shares have no exercise price.

40

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

NEOs
•	John Wasson, Chair, President and CEO
•	James Morgan, Executive Vice President and CBO
•	Barry Broadus, Senior Vice President and CFO
•	Bettina Welsh, Former Senior Vice President and CFO
•	Mark Lee, Executive Vice President
•	Sergio Ostria, Executive Vice President

In this section, we describe the material components of the Company’s executive compensation program for our NEOs, whose compensation is set forth in the 2021 Summary Compensation Table and other compensation tables contained in this Proxy Statement.

We also provide an overview of our executive compensation philosophy and executive compensation program. In addition, we explain how and why the Human Capital Committee (for purposes of this CD&A, the “Committee”) arrived at the specific compensation decisions regarding our NEOs for fiscal year 2021.

The Committee has responsibility for establishing, implementing, and monitoring adherence to the Company’s compensation philosophy.  The Committee strives to ensure that the total compensation paid to the Company’s executives is fair, reasonable, and competitive.  The types of compensation and benefits provided to the Company’s NEOs are similar to those

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EXECUTIVE COMPENSATION

provided to other members of the Company’s executive leadership team.

Fiscal 2021 – Financial Highlights

In 2021 ICF won a record $2.25 billion in contract awards, laying the foundation for strong future growth. Our employees continued to successfully work remotely, seamlessly executing programs and winning new business. ICF achieved solid performance despite COVID-19’s impact to certain parts of our business.  Financial highlights for 2021 included the following:

•	Total revenues increased 3.1% to $1.55 billion.
•	Service revenue increased 6.4% to $1.11 billion.
•	Operating income increased 24.5% to $110.9 million.
•	Net income increased 29.4% to $71.1 million.
•

Diluted earnings per shares (“EPS”) was $3.72 for 2021, inclusive of $0.63 of tax-effected special charges, of which $0.57 represented facility and mergers and acquisitions-related charges. This compares to $2.87 per diluted share for 2020, inclusive of $0.79 of special charges.

As we continue to manage the effects of the COVID-19 pandemic, we remain committed to ensuring the safety and well-being of our employees and partners and continuing to comply with local government regulations in the locations in which we operate. The majority of our employees have been regularly working from home since we closed our offices in March 2020.  We are implementing a return-to-office strategy and plan to provide employees the opportunity to return to our offices as they re-open.  We will continue to prioritize the health and safety of employees and others in our facilities.  We will provide information and resources to our managers as we implement our return-to-office plan to ensure a productive hybrid work environment.

Compensation Highlights

The Committee took the following actions during fiscal year 2021 and at the beginning of fiscal year 2022 to maintain governance best practices and the pay-for-performance nature of our executive compensation program:

•

Supported the continuation of an annual, non-binding, advisory vote of the Company’s stockholders regarding the Company’s overall pay-for-performance named executive officer compensation program (“Say on Pay”). The Say on Pay vote at the Annual Meeting (Proposal 2) will be the twelfth consecutive annual Say on Pay vote by stockholders.

•

Continued utilizing performance share awards (“PSAs”) as a key component of ICF’s long-term incentive program.  PSAs are performance contingent awards under which executives may earn shares depending on the Company’s actual performance against pre-established performance measures.  The performance periods of the PSAs are long-term and align executives’ interests with the interests of long-term stockholders.

•

Conducted an annual review to ensure compliance with stock ownership guidelines for our named executive officers (“NEOs”). As of April 4, 2022, each NEO met the stock ownership guidelines or is expected to meet the applicable stock ownership guidelines within the specified time period.

•

Continued the performance focus in the Company’s Annual Incentive Plan (as defined below), rigorously linking pay to performance. Annual threshold, target and maximum performance goals were established with appropriate incentive payouts at each level.

•	Continued the annual review of NEO compensation against best practices and market data.
•

Extensively reviewed external executive compensation trends to ensure that the Company’s executive compensation practices align with market best practices.  The peer group and other market data from nationwide salary services are used to provide a relevant basis for determining executive pay levels.

Stockholder-Aligned Executive Compensation Practices

The Company implements and maintains leading practices in its executive compensation programs as outlined below:

What We Do

✓	Our pay-for-performance named executive compensation program is presented for a non-binding advisory vote during the annual meeting of stockholders.
✓	Target compensation is analyzed and compared against peer data and regressed market-based benchmarks. Actual compensation may increase or decrease depending on performance.
✓

Our selection of peer companies is balanced so the Company’s revenue is close to the median of the peer group. The peer group is reviewed annually to ensure appropriate companies are included and others removed if involved in mergers and acquisitions.

✓	The Committee has engaged an independent compensation consultant.
✓	We require one (1) year minimum vesting for our equity awards, except for grants totaling no more than a maximum of five percent (5%) of the shares available for grant.
✓	Our annual equity award grants provide for vesting over three (3) years for RSUs and PSAs.

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EXECUTIVE COMPENSATION

✓	All NEOs and other designated executive officers are subject to stock ownership requirements which further align their interests with stockholders.
✓	The severance agreements with the NEOs include a “double-trigger” for any severance benefits payable following a change of control.
✓

Our 2018 Incentive Plan includes “double trigger” accelerated vesting for equity awards in the event of a change of control of the Company plus termination within twenty-four (24) months following the change of control for our NEOs.

✓	Our clawback policy covers cash and equity awards and applies to all employees.
✓	Severance arrangements with NEOs except the CEO include additional “clawback” provisions.
✓	We have minimal perquisites.
✓	We review tally sheets for each executive annually to ensure there is sufficient retention capability built into the pay package, and that the NEOs have similar interests as stockholders.

What We Don’t Do

×	Our executive officers and directors are prohibited from hedging Company shares.
×

Individual equity grant agreements prohibit the pledging or assignment of stock grants. We have also adopted the Hedging and Pledging Policy that has restrictions on pledging, assignment of stock grants and establishment of margin accounts.

×	Our 2018 Incentive Plan prohibits the repricing of equity awards or cash-buyout of underwater stock options and PSAs.
×	Our 2018 Incentive Plan does not allow the recycling of shares used to exercise options or sold to pay withholding taxes.
×	We do not issue dividend payments on unvested equity awards.
×	We do not provide tax gross-ups.

Compensation Philosophy and Objectives

The fundamental objectives of the Company’s compensation philosophy remain:

Reward performance and contribution to our business. Our compensation programs are designed to reward extraordinary performance with higher compensation.  Likewise, where individual performance falls short of expectations and/or

Company performance lags behind budgeted plan performance, the programs deliver lower or no payouts.

     Pay-for-performance and retention must be balanced.  Although performance is a key element of the Company’s compensation philosophy, in order to attract and retain a highly skilled work force we must remain competitive with the pay of our peer companies with which we compete for talent.  We assess competitiveness using a peer group where the Company’s revenue is close to the peer group median. In addition, we review market benchmarks for pay across several large global compensation surveys, regressed for our company size.

Compensation should be aligned with stockholder interests.  Key employees should receive a substantial proportion of their compensation as equity in order to align their individual financial interests with the financial interests of our stockholders.

The relationship between overall Company goals and each individual’s personal goals should be clear.  Employees should be able to easily understand how their efforts can affect their pay, both directly through individual performance and indirectly by contributions to the business unit and the Company achieving strategic and operational goals.

Provide minimal perquisites for NEOs.  Our compensation programs include only those perquisites commonly provided to attract and retain the NEOs and/or improve a NEO’s ability to carry out his or her responsibilities safely and effectively.

Guidelines for ICF’s Executive Officer Compensation Program

Development of Financial/Strategic Performance Goals.  Each year, Company management presents its budget, revenue forecast, and strategy to the Board in the November/December timeframe, allowing the Board and management to develop a consensus on financial and strategic goals for the following year.  These goals are reflected in the compensation program for the following year and the metrics that will drive individual performance goals, total compensation targets and actual compensation levels.

Elements of Compensation Program. Consistent with prior years, the principal components of our NEOs’ 2021 compensation included: (i) base salary, (ii) short-term incentive or bonus (our Annual Incentive Plan, as defined below) and (iii) long-term incentive equity awards. The following table outlines the key components of our compensation program for our NEOs (excluding health and similar benefits, which are generally available to all employees).

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EXECUTIVE COMPENSATION

	Compensation Element	Purpose	Design
Fixed Component	Base Salary	Provide a pay opportunity that is generally competitive with other companies with which we compete for talent	Based on performance, length of time in position and pay relative to market

Short-Term Incentive Performance-Based Component	Annual Incentive Plan

Optimize the profitability and growth of the Company through incentives consistent with the Company’s goals

Link and align the personal interests of participants with an incentive for excellence in individual performance

Promote teamwork

Financial performance targets are established at the beginning of each fiscal year

Actual awards will be based on the performance of the Company and the executive against the fiscal year’s goals

80% of award based on financial targets and 20% based on individual performance

Long-Term Incentive Performance-Based Component	Long-Term Incentive Equity Awards

Enhance the link between the creation of stockholder value and long-term executive incentive compensation

Encourage participants to focus on long-term Company performance

Provide an opportunity for increased equity ownership by executives

Provide a retention tool for key talent

Grants are performance-based and service-based as follows:

50% performance

50% retention

50% of award = PSAs with 3-year cliff vesting based on performance metrics

•2-year adjusted EPS goal

•3-year rTSR goal as a modifier

50% of award = RSUs with back-loaded 3-year vesting at 25%, 25%, 50% per year

Actual pay vs. target for the short-term incentive performance-based component and the long-term incentive performance-based component, and the resulting mix of pay components versus target mix, will vary due to the performance of the Company and the NEOs.  This provides the Committee flexibility in awarding incentive compensation and making pay adjustments to maintain competitive levels of total compensation.  For each NEO, the Committee reviews a tally sheet which assigns a dollar amount to each identified compensation element as well as current and potential wealth accumulation based on outstanding equity awards.  The Committee believes the tally sheet is a useful tool to ensure there is sufficient retention capability built into existing pay packages and that the NEOs have a stake in the Company’s performance, consistent with the interests of Company stockholders.

Assessment of Annual Performance.

For purposes of compensation awards:

The Committee reviewed various performance summaries and reports and made recommendations to the Board regarding compensation for the Chair, President and CEO (for purposes of this CD&A, the “CEO”).  In the case of executives other than the CEO, the CEO reviewed the performance of the executive team, provided a summary of the fiscal year accomplishments by the executive team and Company as a whole to the Committee, and made recommendations to the Committee based on these reviews and an analysis of competitive market data.  The Committee took this input into account when determining compensation for other NEOs.

Impact of Acquisitions.  Because strategic merger and acquisition transactions have historically been an integral element of the Company’s growth strategy, our executive compensation structure reflects the time and effort needed to successfully identify, negotiate and integrate acquisitions.  Typically, our executives are rewarded for this element through share price appreciation in the long-term incentive component rather than receiving an explicit cash award tied to merger and acquisition transactions. However, should a transaction exceed 10% of the Company’s prior year’s gross revenue, then, based

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EXECUTIVE COMPENSATION

on the timing and size of the acquisition, executives may be given an opportunity to earn an extra short-term incentive with no change in previously established performance targets.

Implementing Our Objectives

Use of Market Data

ICF uses regressed survey data from several nationally recognized compensation surveys to supplement peer group data. This is especially helpful in addressing NEO roles other than the CEO and CFO role.  The other executive roles are not always consistent with the third, fourth and fifth paid NEOs in proxy filings of our peers in the peer group.  Therefore, market data is reviewed to support the peer group data.

Use of Peer Company Data

The Committee annually reviews our peer group and the methodology for choosing participating companies.  The five (5) guiding principles used for the selection of peer companies are:

•

Size:  We aim for the overall peer group median to approximate our revenue, and we generally select peers between 0.5x to 2.5x of our revenue.  In some instances, a peer may fall outside this range if it is otherwise deemed a strong business and talent comparator.

•	Similar business characteristics: Selected peer companies either compete with us or have similar market demands.
•	Talent pool: Selected peer companies compete with us for talent.
•	External constituents: Some selected peer companies were named by our equity research analysts as peers or are other companies that identify ICF as a peer.
•

Sectors:  In addition to focusing on Professional Services (our designated Global Industry Classification Standard), other relevant sectors, including IT Services, Health Care Technology and Commercial Services were also reviewed.

We believe the companies selected for our 2021 peer group (the “2021 Peer Group”) continue to reflect our current mix of services.

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EXECUTIVE COMPENSATION

The following companies were used in Fall 2020 to assist with fiscal year 2021 pay decisions as our 2021 Peer Group.

Number	Company Name	2021 Revenue (1) (millions)
1	Booz Allen Hamilton Holding Corporation	$7,859
2	Science Applications International Corporation	7,394
3	CACI International Inc.	6,044
4	Maximus, Inc.	4,254
5	Tetra Tech, Inc.	3,214
6	FTI Consulting Inc.	2,776
7	ManTech International Corporation	2,554
8	Unisys Corporation	2,054
	ICF International, Inc.	1,553
9	CBIZ, Inc.	1,105
10	Huron Consulting Group Inc.	927
11	VSE Corporation	751
12	Resources Connection, Inc.	630
13	CRA International Inc.	566
14	Exponent Inc.	466
15	GP Strategies Corporation	*

(1) Based on the most recent completed fiscal year-end.

* GP Strategies was removed from the 2021 Peer Group after being acquired by Learning Technologies Group during 2021.

Annual Compensation Practice Review

In anticipation of the upcoming executive compensation review cycle, the Committee continued its engagement of Aon Human Capital Solutions Practice, a division of Aon plc (“Aon”), as its independent compensation consultant to assist the Committee in reviewing the Company’s compensation policies and practices for 2021. In particular, the Committee asked Aon to discuss current executive compensation trends and provide feedback regarding management’s competitive assessment for executive positions.  For additional information regarding Aon and its relationship with the Committee see “Role of Compensation Consultants in Compensation Decisions” below.

In making its compensation determinations, the Committee reviewed and assessed the analysis and recommendations of Company management.  The Committee also requested the views of Aon and obtained an assessment of management’s analysis from management’s executive compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”). In connection with its evaluation of management’s recommendations, as well as its discussions with Aon and Semler Brossy, the Committee determined that, while the peer group compensation data was the appropriate primary focus, the Company does compete with many other companies for top executive-level talent.  Thus, the peer group assessment is just one of many inputs into the Committee’s decisions.

Role of Management in Compensation Decisions.  In early 2021, the Committee made compensation determinations for all NEOs with respect to 2021 compensation. In the case of executives other than the CEO, the CEO reviewed the performance of the executive team, provided a summary of the fiscal year accomplishments by the executive team and Company as a whole to the Committee, and made recommendations to the Committee based on these reviews and an analysis of competitive market data.  The Committee considered the performance of the Company and of the CEO and made recommendations to the Board regarding their compensation. The Committee took into account input from the CEO with respect to the approval of compensation for the CFO and other NEOs.

In late February 2022, the Committee made compensation determinations for all NEOs with respect to 2022 compensation.

Role of Compensation Consultants in Compensation Decisions.  In retaining Aon in 2021, the Committee determined, and periodically re-assesses such determination, that Aon’s engagement does not present any conflicts of interest. In making this determination, the Committee considered the following factors, consistent with SEC requirements:

(i)	the provision of other services to the Company by Aon (including, without limitation, the engagement of Aon by the Governance and Nominating Committee);
(ii)	the fees to be paid to Aon by the Committee and by the Governance and Nominating Committee;
(iii)	the policies and procedures of Aon that are designed to prevent conflicts of interest;
(iv)	any business or personal relationship between Aon and a member of the Committee;
(v)	any stock of the Company owned by Aon or the Aon personnel providing services to the Committee; and
(vi)	any business or personal relationships between the executive officers of the Company and Aon or the Aon personnel providing services to the Committee.

The Committee’s charter provides the Committee with sole authority to retain, terminate and approve fees of a compensation consultant to the Committee and that all such fees, as determined by the Committee, shall be paid by the Company.

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EXECUTIVE COMPENSATION

In 2021, Aon continued to serve in an advisory capacity to review and discuss with the Committee and/or the Committee Chair the competitive assessment performed by the Company’s management, offer suggestions, and provide insight into market compensation trends.

In addition, as noted above, management retained Semler Brossy to assist in developing its recommendations to the Committee regarding compensation benchmarking, compensation practices, short-term incentive design, and long-term incentive design, particularly the Performance Share Program.

The Committee considered management’s assessment and recommendations, as well as the information provided by both Aon and Semler Brossy (with respect to management’s assessment), in making its compensation determinations.  However, as specified in its charter, the Committee retains final approval of all material elements of executive compensation, with the exception of the CEO compensation, which is approved by the Board.

2021 Say on Pay Vote

At the 2021 annual meeting, approximately 60% of the votes cast by our stockholders supported ICF’s Say on Pay proposal.  While the proposal received considerable stockholder approval and support, our Board’s and senior management’s annual objective is to obtain significantly higher support from our stockholders on this proposal.

Both during the proxy process, and subsequent to the vote, our management sought to engage with twenty (20) of our institutional stockholders, which collectively accounted for more than 60% of the total ICF outstanding shares eligible to vote at last year’s annual meeting.  We believe that these stockholders also accounted for close to 80% of the approximate 6.5 million shares that did not vote in favor of the Say on Pay proposal.

From our stockholder engagement efforts, we learned and determined the following:

•

Nearly all of the voting against the proposal was based upon third party proxy research, which was critical of a one-time severance payment made in 2020 to Sudhakar Kesavan, our prior Chief Executive Officer and Executive Chair, as required pursuant to certain legacy agreements with Mr. Kesavan that had previously been disclosed since 2007.

•

None of the larger voters conveyed strong criticism of the severance payments.  Most acknowledged that the decision to honor the contractual requirements of the legacy agreements was appropriate and justified, since the agreements were negotiated at arms-length, and in good faith, while Mr. Kesavan was being recruited to lead ICF in connection with a management buy-out of the Company from its prior parent in 1999 and the Company’s initial public offering in 2006.

•

Among the majority of significant negative voters, we found that the investment professionals most familiar with ICF were supportive of our overall pay-for-performance practices, but nonetheless reluctant to seek exception to their firm’s proxy committee decision-making process, even though they viewed the circumstances surrounding the severance payments to be unique and non-recurring.

Our Board of Directors acknowledges that last year’s level of stockholder Say on Pay support, while passing, was lower than in prior years. We believe that our executive compensation pay practices remain measured, informed, and responsible and have been recognized as such for a number of years.  In fact, our Say on Pay support has generally exceeded 90% of the votes cast. Our Board believes the lower level of support for last year’s Say on Pay Proposal reflected an unusual legacy severance arrangement negotiated many years ago, which does not reflect current executive compensation pay practices.

Since we do not have any other executive employment agreements in place similar to the legacy agreements discussed nor do we plan to in the future, we believe that any concern over these types of compensation practices should be alleviated.  Our Board and the Committee remain committed to maintaining a prudent approach to consideration of future executive employment agreements and other executive compensation arrangements and maintaining the strong pay-for-performance professional culture our stockholders have come to expect in order to attract and retain able and highly motivated executives.

Executive Compensation Components

For the fiscal year ended December 31, 2021, the principal components of compensation for our NEOs included: (i) base salary; (ii) short-term incentive (our Annual Incentive Plan); and (iii) long-term incentive equity awards.

For the NEOs, the Committee has discretion with respect to the size, types, amounts, and principal components of compensation, and, in the case of cash bonuses and equity awards, whether to make any available.  For incentive compensation, the Committee establishes pre-determined percentage weights for each component of the Annual Incentive Plan, and pre-determined percentage weights for equity awards.  The following section summarizes the role of each compensation component and how decisions are made for the NEOs.

Base Salary

The Committee annually reviews the salaries of our NEOs.  In considering salary adjustments, the Committee takes into account individual performance, years of experience in the role and changes in job responsibilities.  All amounts were determined considering performance and market alignment with peer group and market survey data. Annual base salaries for 2020 and 2021 are shown below.  The larger increase for Mr. Wasson was to acknowledge his continued development in the CEO role since his appointment in late 2019 and to move his base salary closer to the median pay in peer group and market survey data.

ANNUAL BASE SALARY
Executive	2020 Base Salary	2021 Base Salary	2021% Increase
John Wasson	$800,000	$900,000	12.50%
James Morgan	$562,790	$590,929	5.00%
Bettina Welsh	$440,000	$451,000	2.50%
Mark Lee (1)	N/A	$467,500	N/A
Sergio Ostria	$434,900	$444,685	2.25%

(1)   Mr. Lee became a NEO in 2021.

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EXECUTIVE COMPENSATION

Short-Term Incentive Compensation

Both cash bonuses and equity awards are made pursuant to our 2018 Incentive Plan.  The 2018 Incentive Plan is designed to: (i) optimize the profitability and growth of the Company through incentives consistent with the Company’s goals; (ii) link and align the personal interests of participants with an incentive for excellence in individual performance; and (iii) promote teamwork.

Annual Incentive Plan for 2021.  Based on the market alignment with peer group, market survey data, and performance the Committee concluded that target cash incentive awards as a percentage of base salary for the 2021 Company’s short-term incentive or management bonus program (the “Annual Incentive Plan”) would remain generally the same in 2021 as they were in 2020, except for a competitive market update for the CEO, as shown below.

ANNUAL INCENTIVE PLAN TARGETS (as a percentage of Base Salary)
Executive	2020 Target	2021 Target
John Wasson	100%	110%
James Morgan	70%	70%
Bettina Welsh	70%	70%
Mark Lee (1)	N/A	50%
Sergio Ostria	50%	50%

(1) Mr. Lee became a NEO in 2021.

Consistent with prior years, our 2021 Annual Incentive Plan is weighted eighty percent (80%) on financial performance tied to financial and strategic goals and weighted twenty percent (20%) on individual performance.  The individual portion is contingent on achievement of non-financial goals approved by the Committee.   The Committee sets each of the goals at levels that it believes are attainable, but which still require consistently high-level performance by each executive.

The financial portion (80%) for NEOs excluding Mr. Lee is based on the following:

2021 FINANCIAL PERFORMANCE FACTORS - CORPORATE
	Performance Range	Threshold Payout	Target Payout	Maximum Payout	Weighting
Adjusted EPS	85% -115%	50%	100%	200%	50%
Company Gross Revenue	80% - 125%	40%	100%	125%	30%
Total Financial Goals:					80%

The financial portion (80%) for Mr. Lee as Group Leader is based on the following:

2021 FINANCIAL PERFORMANCE FACTORS – GROUP LEADER
	Performance Range	Threshold Payout	Target Payout	Maximum Payout	Weighting
Adjusted EPS	85% - 115%	50%	100%	200%	30%
Company Gross Revenue	80% - 125%	40%	100%	125%	15%
Group Gross Revenue	80% - 125%	40%	100%	125%	10%
Group Operating Margin	85% - 115%	50%	100%	200%	25%
Total Financial Goals:					80%

Due to uncertainty surrounding the pandemic, the Committee approved a temporary design change for 2021.  We established a performance threshold for Gross Revenue of 80%, which allows for a 40% payout (compared with 90% and 50%, respectively, for 2020).  Performance was measured on a straight-line interpolation between new threshold of 80% and original threshold of 90%, and any performance above 90% was measured on the straight-line interpolation between 90% and 125%.  The current performance threshold and payout factor for EPS remained unchanged.

Performance between threshold and maximum levels for the 2021 Annual Incentive Plan is determined by straight-line interpolation between the targeted amounts.  Performance below any threshold level results in no bonus amount for that performance factor.

The 2021 Company performance factors and actual results, as described herein, are shown in the following table. Group specific goals are not disclosed, as doing so could cause competitive harm.

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EXECUTIVE COMPENSATION

2021 FINANCIAL PERFORMANCE GOALS
	2021(2)
	Threshold	Target	Maximum	Actual
Adjusted EPS (1)	$4.00	$4.71	$5.42	$5.00
Company Gross Revenue	$1,240.0	$1,550.0	$1,937.5	$1,553.0

________

(1) See attached Annex A to this Proxy Statement for a description of the GAAP reconciliation.

(2)  All numbers except adjusted EPS are in $ millions and rounded up.

Based on the Committee’s approval of adjusted financial results, the financial portion of the 2021 Annual Incentive Plan was earned as follows:

FINANCIAL PERFORMANCE FACTORS – RESULTS
Executive	Target	Actual
John Wasson	80%	100.7%
James Morgan	80%	100.7%
Bettina Welsh	80%	100.7%
Mark Lee (1)	80%	100.0%
Sergio Ostria	80%	100.7%

(1) Mr. Lee became a NEO in 2021.  His actual results are slightly different due to Group performance factors.

With respect to each NEO’s individual performance, the Committee’s payout determinations considered each executive’s contributions toward the individual non-financial goals established at the start of the year. Each NEO was assigned individual goals, including, but not limited to:

•	Strategic growth initiatives and acquisition integration;
•	Enterprise systems and process transformation; and
•	Key leadership talent recruitment and development.

In addition, Messrs. Wasson and Morgan have specific goals related to ESG factors.

The Committee approved the following results for the individual performance portion of the NEOs’ compensation as follows:

INDIVIDUAL PERFORMANCE FACTORS – RESULTS
Executive	Target	Actual
John Wasson	20%	16.5%
James Morgan	20%	17.3%
Bettina Welsh	20%	12.7%
Mark Lee (1)	20%	18.5%
Sergio Ostria	20%	15.0%

(1) Mr. Lee became a NEO in 2021.

The combination of financial and individual performance results, as approved by the Committee, resulted in the following 2021 Annual Incentive Plan earned amounts, paid in cash:

Executive	Actual Results as % of Target	2021 Bonus
John Wasson	117.2%	$1,160,035
James Morgan	118.0%	$488,146
Bettina Welsh	113.3%	$357,822
Mark Lee	118.5%	$276,881
Sergio Ostria	115.7%	$257,197

Long-Term Incentive Equity Awards

Equity Awards.  The long-term incentive equity awards component of the Company’s compensation program is designed to:

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;
•	encourage participants to focus on long-term Company performance;
•	provide an opportunity for increased equity ownership by executives;

•	provide a retention tool for key talent; and
•	maintain competitive levels of long-term incentive compensation.

In determining awards to the NEOs, the Committee considers current value and projected share usage. Equity awards vary among participants based on their positions within

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EXECUTIVE COMPENSATION

the Company, their individual contributions, and the value they have added to the organization.

The NEOs’ annual long-term equity award is divided evenly with 50% weight on RSUs and 50% weight on PSAs.  RSUs are focused on executive retention with three-year time-based vesting requirements and a payout in shares.  PSAs are tied to the Company’s compounded annual growth rate in adjusted EPS and the Company’s cumulative total stockholder return relative to its compensation peer group (“rTSR”).

Performance Share Awards.  The number of shares that the participant ultimately will receive in connection with a PSA is based on the Company’s performance during two (2) periods.  The initial performance period (the “Initial Performance Period”) is two (2) years, from the beginning of year one (1) to the end of the year two (2), and at the end of such period the PSA will be calculated based on Adjusted EPS (“PSA Adjusted EPS”). There will be no payout if PSA Adjusted EPS does not meet or exceed threshold performance.

Performance Level vs. Adjusted EPS Goal	% of Payout
Maximum	150%
Target	100%
Threshold	50%
<Threshold	0%

Effective February 2021, the Committee updated the Performance Share Plan EPS Adjustment Definition for the impact of acquisitions. The updated definition provides for the adjustment of PSA Adjusted EPS results in the event of an acquisition rather than retroactively adjusting previously established target PSA Adjusted EPS.  This update is administrative in nature and intended to align with broader market practice. This applied to 2020 PSA Adjusted EPS results and any future awards.

The secondary performance period (the “Secondary Performance Period”) is three (3) years, from the beginning of year one (1) to the end of year three (3), with the PSA further calculated and paid out at the end of such period based on rTSR multiplied by the Adjusted EPS payout calculation.

rTSR Performance Level vs. Compensation Peer Group	Modifier of Adjusted EPS Result
Maximum – 75th percentile	125%
Target – 50th percentile	100%
Threshold – 25th percentile	75%

The PSA shares are eligible to vest only following the expiration of the Secondary Performance Period.  Actual shares vested will be based on the actual financial measures and rTSR achieved within a range between 37.5% and 187.50% of the target number of shares.  Performance between threshold and maximum will be determined by straight line interpolation between the targeted amounts.

The number of RSUs and PSAs awarded to an individual participant is determined by:

1.	Dividing the target dollar value of the annual equity grant by two (2) to determine the amount to be granted as RSUs, with the other half to be delivered as PSAs.
2.

Dividing the resulting RSU and PSA grant target values by the average share price of ICF stock over the twenty (20) day period preceding the grant date to arrive at the number of RSUs and PSAs to be granted, rounding down to the nearest whole share. The Committee approves annual awards at a pre-determined quarterly meeting of the Committee, and such awards are effective at a pre-determined date.

2021 Long-Term Equity Grants.  In 2021, we continued the use of RSUs and PSAs.  The RSUs have a three-year vesting schedule. The PSAs are tied to the Company’s PSA Adjusted EPS and rTSR.  The Initial Performance Period began on January 1, 2021 and will end on December 31, 2022 (two (2) years), and at the end of such period the percentage of PSAs available for vesting will be calculated based on PSA Adjusted EPS.  The Secondary Performance Period began on January 1, 2021 and will end on December 31, 2023 (three (3) years), with the PSA vesting further modified at the end of such period based on rTSR.  The shares underlying the PSAs will be eligible to vest only following the expiration of the Secondary Performance Period.

Following are the 2021 NEO long-term equity targets. The Committee and Board approved a change for Mr. Wasson to bring his total compensation as CEO closer to market median.

2021 EXECUTIVE LONG-TERM EQUITY TARGETS
EXECUTIVE	2020 EQUITY TARGET	2021 EQUITY TARGET
John Wasson	225%	245%
James Morgan	130%	130%
Bettina Welsh	125%	125%
Mark Lee (1)	N/A	60%
Sergio Ostria	80%	80%

(1)  Mr. Lee became a NEO in 2021.

It has become more challenging to attract and retain key talent in today’s employment market. We recognize the risk associated with loss of key talent that is critical to our continued success and growth. Therefore, the Committee approved specific retention grants in the amount of 1x base salary to both Mr. Morgan and Mr. Lee, which were granted on November 5, 2021. These awards were in recognition of their excellent work and to create a strong incentive for retention over the next three-year vesting period.

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EXECUTIVE COMPENSATION

The Committee approved the following 2021 long-term incentive equity awards for our NEOs.

	RSU EQUITY AWARDS (1)		PSA EQUITY AWARDS (1)		TOTAL EQUITY AWARDS
	Grant Date Fair Value	Underlying Shares (#)	Grant Date Fair Value	Underlying Shares (#)	Grant Date Fair Value	Underlying Shares (#)
John Wasson, President and CEO	$1,119,917	12,589	$1,205,019	12,589	$2,324,936	25,178
James Morgan, Executive Vice President and CBO	390,179	4,386	419,828	4,386	810,007	8,772
Bettina Welsh, Senior Vice President and CFO	286,273	3,218	308,027	3,218	594,300	6,436
Mark Lee, Executive Vice President and Group Leader – Public Sector	118,673	1,334	127,690	1,334	246,363	2,668
Sergio Ostria, Executive Vice President - Client Services and Innovation	180,678	2,031	194,407	2,031	375,085	4,062

(1)	Represents the target grant date fair value computed in accordance with FASB ASC Topic 718.

2020 Performance Share Awards.  In 2020, we granted PSAs under our Performance Program, the vesting of which was tied in the Initial Performance Period to the PSA Adjusted EPS and, in the Secondary Performance Period, to the Company’s rTSR performance.  The Initial Performance Period for these PSAs began on January 1, 2020 and ended on December 31, 2021.

In February 2022 the Committee met to review the Initial Performance Period EPS measurement and the proposed adjustments to reported EPS, for the purpose of considering the exclusion of several items from EPS and determining the PSA Adjusted EPS.

As a starting point, the Committee noted that the Company reported EPS of $3.72 for fiscal year ended December 31, 2021. (See Annex B to this Proxy Statement). The Committee then reviewed and considered whether certain expenses should be excluded from the reported EPS.  After discussion and deliberation, the Committee approved aggregate exclusions of approximately $17.0 million, or $0.89 per share on a pre-tax basis.  The Committee also approved a negative adjustment in the amount of $0.09 per share to remove the positive impact of ITG in its second year, and a positive adjustment in the amount of .$0.01 per share to neutralize the ESAC acquisition’s initial negative impact on Adjusted EPS for performance shares for the previously awarded 2020 grant.

The after-tax adjustments for the exclusions resulted in an adjustment to reported EPS of $0.55, or a PSA Adjusted EPS of $4.27 for purposes of determining calculations for the Initial Performance Period and for establishing the baseline EPS for the 2021 PSA grants.  See attached Annex B to this Proxy Statement for a description of the GAAP reconciliation.

The Committee’s determination was between the Target and Maximum requirements, which were $4.16 and $4.49, respectively, and would generate a payout calculation of 116.9%, subject to the application of the Secondary Performance Period factor.  The Secondary Performance Period began on January 1, 2020 and will end on December 31, 2022 (three (3) years).  The PSAs are eligible to vest only following the expiration of the Secondary Performance Period.

2019 Performance Share Awards.  In 2019, we granted PSAs under our Performance Program, the vesting of which was tied in the Initial Performance Period to the PSA Adjusted EPS and, in the Secondary Performance Period, to the Company’s rTSR performance.  The Initial Performance Period for these PSAs began on January 1, 2019 and ended on December 31, 2020.

In February 2021 the Committee met to review the Initial Performance Period EPS measurement and the proposed adjustments to reported EPS, for the purpose of considering the exclusion of several items from EPS and determining the PSA Adjusted EPS.  The Committee’s determination was between the Target and Maximum requirements, which were $3.81 and $4.10, respectively, and would generate a payout calculation of 116%, subject to the application of the Secondary Performance Period factor.  The Secondary Performance Period began on January 1, 2019 and ended on December 31, 2021 (three (3) years).  The PSAs are eligible to vest only following the expiration of the Secondary Performance Period.

The Company engaged Aon to calculate its cumulative total stockholder return over the Performance Period relative to its Peer Group.  It was measured by (A) the sum of (i) the Company’s Average Stock Price (for the 45 day trading period ending December 31, 2021), and (ii) the cumulative amount of dividends declared during the Performance Period, assuming dividend reinvestment on the ex-dividend date, divided by (B) the Company’s Average Stock Price at the beginning of the Performance Period (for the 45 day trading period ending December 31, 2018); provided, that for purposes of calculating rTSR percentile rank, the Company is excluded from the Peer Group. Aon calculated the Company’s total shareholder return at the 45th percentile of the group resulting in a 91.8% rTSR vesting modifier to the PSA Adjusted EPS calculation of 116%, resulting in a total of approximately 106% of target shares vested.  The Committee approved and certified the calculation, and the vested shares were released in January 2022.

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Actions Approved in 2022

2022 Peer Group. In September 2021, the Committee approved the Peer Group, removing GP Strategies due to acquisition activity. The following companies were used to assist with fiscal year 2022 pay decisions.

The companies comprising the 2022 Peer Group are as follows:

Number	Company Name	2021 Revenue (1) (millions)
1	Booz Allen Hamilton Holding Corporation	$7,859
2	Science Applications International Corporation	7,394
3	CACI International Inc.	6,044
4	Maximus, Inc.	4,254
5	Tetra Tech, Inc.	3,214
6	FTI Consulting Inc.	2,776
7	ManTech International Corporation.	2,554
8	Unisys Corporation	2,054
	ICF International, Inc.	1,553
9	CBIZ, Inc.	1,105
10	Huron Consulting Group Inc.	927
11	VSE Corporation	751
12	Resources Connection, Inc.	630
13	CRA International Inc.	566
14	Exponent Inc.	466

________

(1) Based on the most recent completed fiscal year-end.

2022 Base Salary.  The Human Capital Committee annually reviews the salaries of our NEOs.  In considering salary adjustments, the Committee takes into account: peer group market data, individual performance and changes in job responsibilities.  The increase for Mr. Wasson was made in consideration for his performance as well as moving his base salary closer to the market median.  The increases for the other NEOs were made primarily for consideration of performance.  In February 2022, the Committee approved the following salaries:

ANNUAL BASE SALARY
Executive	2021 Base Salary	2022 Base Salary	2022 % Increase
John Wasson	$900,000	$970,000	7.78%
James Morgan	$590,929	$616,044	4.25%
Bettina Welsh (1)	$451,000	$451,000	0%
Barry Broadus (2)	N/A	$450,000	N/A
Mark Lee	$467,500	$486,200	4.00%
Sergio Ostria	$444,685	$455,802	2.50%

(1) Ms. Welsh resigned as CFO in February 2022.

(2) Mr. Broadus was appointed CFO in February 2022.

Annual Incentive Plan for 2022. Based on the same factors used to determine base salary, the Committee concluded that target cash and/or stock incentive awards as a percentage of base salary would remain the same for all executives except Mr. Wasson, whose annual incentive target was increased to move closer to the competitive 50th percentile for target total compensation:

ANNUAL INCENTIVE PLAN TARGETS
Executive	2021 Target	2022 Target
John Wasson	110%	115%
James Morgan	70%	70%
Bettina Welsh (1)	70%	N/A
Barry Broadus (2)	N/A	70%
Mark Lee	50%	50%
Sergio Ostria	50%	50%

(1) Ms. Welsh resigned as CFO in February 2022.

(2) Mr. Broadus was appointed CFO in February 2022.

Due to the continued uncertainty surrounding the pandemic, the Committee continued the temporary design change for 2022.  We have established a performance threshold for Gross Revenue of 80%, which allows for a 40% payout (compared with 90% and 50%, respectively, in 2020).  Performance will be measured on a straight-line interpolation between new threshold of 80% and original threshold of 90%, and any performance above 90% will be measured on the straight-line interpolation between 90% and 125%.  The current performance threshold and payout factor for EPS will remain unchanged.

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The financial portion (80%) for NEOs excluding Mr. Lee is based on the following:

2022 PERFORMANCE FACTORS - CORPORATE
Financial Performance Factors	Performance Range	Threshold Payout	Target Payout	Maximum Payout	Weighting
Adjusted EPS	85% - 115%	50%	100%	200%	50%
Company Gross Revenue	80% - 125%	40%	100%	125%	30%
Total Financial Goals					80%

The financial portion (80%) for Mr. Lee as Group Leader is based on the following:

2022 PERFORMANCE FACTORS – GROUP LEADER
Financial Performance Factors	Performance Range	Threshold Payout	Target Payout	Maximum Payout	Weighting
Adjusted EPS	85% - 115%	50%	100%	200%	50%
Company Gross Revenue	80% - 125%	40%	100%	125%	30%
Group Gross Revenue	80% - 125%	40%	100%	125%	10%
Group Operating Margin	85% - 115%	50%	100%	200%	25%
Total Financial Goals					80%

2022 Long-Term Equity Grants.  In 2022, we will continue the award of RSUs and PSAs with equal weighting.  The RSUs and PSAs will have the same three-year vesting schedules as in 2021.  The PSAs will continue to be tied to the Company’s adjusted EPS and rTSR.  The Initial Performance Period began on January 1, 2022 and will end on December 31, 2023 (two (2) years). At the end of such period the percentage of PSAs available for vesting will be calculated based on PSA Adjusted EPS.  The Secondary Performance Period began on January 1, 2022 and will end on December 31, 2024 (three (3) years) with the PSA vesting further modified at the end of such period, based on rTSR.  The shares underlying the PSAs will be eligible to vest only following the expiration of the Secondary Performance Period.

Following are the 2022 NEO equity targets which the Committee and Board approved in February 2022. Adjustments were made to move certain NEOs closer to the competitive 50th percentile for target total compensation:

2022 LONG-TERM EQUITY TARGETS
EXECUTIVE	2021 EQUITY TARGET	2022 EQUITY TARGET
John Wasson	245%	270%
James Morgan	130%	155%
Bettina Welsh (1)	125%	N/A
Barry Broadus (2)	N/A	125%
Mark Lee	60%	70%
Sergio Ostria	80%	80%

(1) Ms. Welsh resigned as CFO in February 2022.

(2) Mr. Broadus was appointed CFO in February 2022.

Retirement and Other Benefits

Savings Plan.  Our NEOs are eligible to participate in the Company’s tax-qualified defined contribution profit-sharing plan, which has a Section 401(k) feature.  Under the terms of this plan:

•	Eligible employees may elect to contribute up to 70% of their eligible compensation as salary deferral contributions to the plan, subject to statutory limits.
•	We make matching contributions each pay period equal to 100% of an employee’s 401(k) contributions up to the first 3% of the employee’s compensation.
•	We also make matching contributions equal to 50% of the employee’s 401(k) contributions up to the next 2% of the employee’s compensation.
•	We do not make matching contributions for employee 401(k) contributions in excess of 5% of the employee’s compensation.

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Company contributions to this plan for our NEOs are included under the “All Other Compensation” column of the Summary Compensation Table below.

Perquisites.  The Company does not provide any material perquisites or personal benefits to its NEOs.

Severance Benefits. As of December 31, 2021, the Company was a party to severance protection agreements with Mr. Wasson, Mr. Morgan, Ms. Welsh, Mr. Lee and Mr. Ostria that provide severance benefits in the event of a termination in connection with a change of control and in certain other situations.  We believe these agreements serve to promote stability and continuity among our NEOs.  The terms of these agreements and information regarding applicable payments under such agreements are provided under “Wasson Employment and Severance,” “Payments to Other NEOs Pursuant to Severance Letter Agreements,” and “Potential Payments Change of Control,” below.

Compensation Practices and Risk

The Committee annually considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking. We do not believe the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company in connection with risk management practices and risk-taking incentives.

The Committee’s goal is to design and establish a compensation program to encourage prudent risk management and discourage inappropriate risk-taking by granting a diverse portfolio that rewards the creation of long-term stockholder value. To help achieve this goal, the Committee considers the risk profile of the primary compensation elements, including base salary, the Annual Incentive Plan and equity awards.

The Committee believes that the base salaries of the NEOs, being fixed in amount, do not encourage inappropriate risk-taking. Performance factors which serve as the basis for the Annual Incentive Plan of the Company’s NEOs may be adjusted each year to account for changes in our business and related risks.  Also, a significant proportion of the NEOs compensation is in the form of equity awards with performance and retention features that extend over a period of years. These equity awards do not encourage unnecessary or excessive risk-taking because their ultimate value is tied to our stock price and other stockholder-aligned measures (i.e., adjusted EPS growth). The equity awards are subject to long-term vesting schedules so as to help ensure that the NEOs have significant value tied to long-term stock price performance. Specifically, all equity compensation is based either on performance over a three (3)-year period or vesting for a three (3)-year period.  This encourages the NEOs to focus on long-term performance, as well as annual results, further reducing inappropriate risk-taking likely to produce only short-term benefits and allowing sufficient time for risk outcomes to emerge.

Additionally, awards under each of the 2010 Incentive Plan and the 2018 Incentive Plan are subject to clawback provisions based on certain factors, as noted in “Compensation Recoupment Policy” included in the Plan.  In addition, Messrs. Morgan, Broadus, Lee and Ostria and Ms. Welsh are parties to severance agreements that provide for enhanced clawback rights.  See “Payment to other NEOs Pursuant to Severance Letter Agreements--Clawback Events and Rights.”

54

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the actual compensation earned by persons who were our named executives during 2021.

Name and principal position (a)	Year (b)	Salary ($)(1) (c)	Stock Awards ($)(2) (d)	Non-Equity Incentive Compensation (3) (e)	All Other Compensation ($)(4) (f)	Total ($) (g)
John Wasson	2021	900,000	2,324,936	1,160,035	13,976	4,398,947
President and CEO	2020	800,000	1,434,943	760,000	12,948	3,007,891
	2019	716,682	1,641,367	262,881	12,944	2,633,874

James Morgan	2021	590,929	810,007	488,146	12,198	1,901,280
Executive Vice President	2020	562,790	583,183	374,258	11,938	1,532,169
and CBO	2019	559,654	949,305	167,480	11,092	1,687,531

Bettina Welsh	2021	451,000	594,300	357,822	13,148	1,416,270
Senior Vice President and CFO	2020	440,000	438,348	277,202	12,948	1,168,498
	2019	N/A	N/A	N/A	N/A	N/A

Mark Lee (5)	2021	467,500	246,363	276,881	9,498	1,000,242
Executive Vice President and	2020	N/A	N/A	N/A	N/A	N/A
Group Leader - Public Sector	2019	N/A	N/A	N/A	N/A	N/A

Sergio Ostria	2021	444,685	375,085	257,197	12,262	1,089,229
Executive Vice President - Client	2020	434,900	277,318	195,706	11,584	919,508
Services and Innovation	2019	430,923	451,342	79,581	11,732	973,578

(1)	The annual base salary adjustments for our NEOs are made in March of each evaluation year and are effective immediately.
(2)

The amounts reported in the “Stock Awards” column (d) of the table above reflect the aggregate grant date fair value of RSUs and PSAs. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For a discussion of the methodologies used to value the awards reported in the “Stock Awards” column (d), please see the discussion of stock awards contained in Note 15 – Accounting for Stock-Based Compensation in our consolidated financial statements included in our 2021 Form 10-K.

The grant date fair value of PSAs is calculated based upon the probable performance under the awards' goal, which was target performance achievement. Assuming the target and maximum payout of the PSAs is achieved, the value of each NEO's award as of the grant date is as follows:

Name	2021 Grant Date Fair Value PSAs at Target Payout ($) (reflected in table)	2021 Grant Date Fair Value PSAs at Maximum Payout ($)
John Wasson	$1,205,019	$2,259,411
James Morgan	$419,828	$787,178
Bettina Welsh	$308,027	$577,551
Mark Lee	$127,690	$239,419
Sergio Ostria	$194,407	$364,513

(3)	Amounts shown consist of cash payouts under the Annual Incentive Plan.
(4)	Details of the amounts reported in the “All Other Compensation” column for 2021 are provided in the table below.

	John Wasson	James Morgan	Bettina Welsh	Mark Lee	Sergio Ostria
Imputed Income	2,376	1,548	1,548	540	1,548
Employer Contributions to 401(k) Plan	11,600	10,650	11,600	8,958	10,714
Total	13,976	12,198	13,148	9,498	12,262

(5)	Mr. Lee became a NEO in 2021.

55

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2021

The following table provides information concerning all award grants made to the NEOs during 2021.

Name			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)	Estimated Future Payouts Under Equity Incentive Plan Awards (#) (2)			All Other Stock Awards Number of; Shares of Stock or	Grant Date Fair
	Grant Date	Award Type	Target ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Value of Stock Awards ($)
John Wasson, President and CEO		AIP	990,000
	3/20/2021	PSA (5)		4,720	12,589	23,604		1,205,019
	3/20/2021	RSU					12589 (3)	1,119,917
James Morgan, Executive Vice President and CBO		AIP	413,650
	3/20/2021	PSA (5)		1,644	4,386	8,223		419,828
	3/20/2021	RSU					4386 (3)	390,179
	11/05/2021	RSU					6062 (4)	639,238
Bettina Welsh, Senior Vice President and CFO		AIP	315,700
	3/20/2021	PSA (5)		1,206	3,218	6,033		308,027
	3/20/2021	RSU					3218 (3)	286,273
Mark Lee, Exectuive Vice President and Group Leader - Public Sector		AIP	233,750
	3/20/2021	PSA (5)		500	1,334	2,501		127,690
	3/20/2021	RSU					1334 (3)	118,673
	11/05/2021	RSU					4748 (4)	500,677
Sergio Ostria, Executive Vice President		AIP	222,343
	3/20/2021	PSA (5)		761	2,031	3,808		194,407
	3/20/2021	RSU					2031 (3)	180,678

*Titles listed are titles in place as of December 31, 2021.

___ ________

(1)

Amounts represent the target cash bonus payouts for fiscal 2021 awards under the Annual Incentive Plan. The actual payout amounts under the Annual Incentive Plan for 2021 are reported in the Non-Equity Incentive Compensation column of the Summary Compensation Table above. The financial performance-based bonus is worth 80% of the overall payout, calculated on achievement of threshold targets and interpolation between minimum and maximum targets for each performance factor. The individual performance-based bonus is worth 20% of the payout, determined upon achievement of non-financial goals set by the Committee.

(2)

The PSAs in these columns represent the threshold, target and maximum number of shares issuable under the 2021 Performance Program. The final payout is subject to the achievement of the performance goals.

(3)

These RSU awards, granted pursuant to the annual equity grant, vest in three (3) installments, 25% on each on March 20, 2022 and March 20, 2023, and 50% on March 20, 2024. The closing price of the Company’s common stock on the grant date of March 20, 2021 was $88.96.

(4)

These RSU awards, granted on November 5, 2021 to Mr. Morgan and Mr. Lee for retention purposes, vest in three (3) installments at 25% on each of November 5, 2022 and November 5, 2023, and 50% on November 5, 2024. The closing price of the Company’s common stock on the date of grant was $105.45.

(5)

The grant date fair value for the PSAs, which are subject to performance conditions, is based on the probable outcome of the performance conditions, which was achievement of target. The grant date fair value of $95.72 was determined by using the Monte Carlo simulation model and is based on the closing price of our common stock of $88.96 on the March 20, 2021 grant date.

56

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each NEO, outstanding as of December 31, 2021.

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END
	Option Awards				Stock Awards
					RSUs		Performance Shares
Name	Number of Securities Underlying Unexercised Options —Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units or Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John Wasson President and CEO					9,236 (5) 12,589 (6) 4,336 (7) 3,046 (7) 2,697 (5) 2,999 (8)	947,152 1,291,002 444,657 312,367 276,577 307,547	9,196 (2) 14,396 (3) 12,589 (4)	943,050 1,476,310 1,291,002
James Morgan Executive Vice President and CBO					3,753 (5) 4,386 (6) 2,459 (7) 1,075 (7) 1,718 (5) 6,062 (9)	384,870 449,784 252,170 110,241 176,181 621,658	5,216 (2) 5,850 (3) 4,386 (4)	534,901 599,918 449,784
Bettina Welsh Senior Vice President and CFO					2,821 (5) 3,218 (6) 234 (5) 2,999 (8)	289,294 330,006 23,997 307,547	4,397 (3) 3,218 (4)	450,912 330,006
Mark Lee Executive Vice President and Group Leader – Public Sector					820 (5) 1,334 (6) 237 (7) 561 (5) 677 (10) 57 (10) 4,748 (9) 299 (7) 237 (7) 57 (10)	84,091 136,802 24,304 57,531 69,426 5,845 486,907 30,662 24,304 5,845	1,278 (3) 1,334 (4)	131,059 136,802
Sergio Ostria Executive Vice President					1,785 (5) 2,031 (6) 1,169 (7) 505 (7) 816 (5)	183,052 208,279 119,881 51,788 83,681	2,480 (2) 2,782 (3) 2,031 (4)	254,324 285,294 208,279

______________

(1)	Based upon a value per share of $102.55, which was the closing market price of our common stock on December 31, 2021.
(2)

Represents PSAs granted on March 11, 2019, for the 2019-2021 performance period. The PSAs were earned and paid out in shares of ICF stock at the end of the three-year performance period, based upon the performance of two metrics (PSA Adjusted EPS and rTSR). The number of shares of stock shown in this column is the actual number of shares paid out at 106.04% of the target. The performance achievement was approved by the Human Capital Committee and the shares were released on January 18, 2022.

(3)

Represents PSAs granted on March 20, 2020, for the 2020-2022 performance period. The PSAs are earned and paid out in shares of ICF stock at the end of the three-year performance period, based upon the performance of two metrics (PSA Adjusted EPS and rTSR).   The Initial Performance Period, which is based on PSA Adjusted EPS, began on January 1, 2020, and ended on December 31, 2021. On February 16, 2022, the Human Capital Committee approved the PSA Adjusted EPS of $4.27 which results in a payout of 116.9% of the target. This percentage will be further modified by the rTSR performance factor for the Secondary Performance Period. The Secondary Performance Period began on January 1, 2020 and will end on December 31, 2022. The rTSR will be applied as a modifier to the PSA Adjusted EPS metric, as a multiplier ranging from 75% to 125%.  The number of shares of stock shown in this column is based on the actual PSA Adjusted EPS level of performance at 116.9% of target and the rTSR performance at 100% of target.

57

EXECUTIVE COMPENSATION

(4)

Represents PSAs granted on March 20, 2021, for the 2021-2023 performance period. The PSAs are earned and paid out in shares of ICF stock at the end of the three-year performance period based upon the performance of two metrics (PSA Adjusted EPS and rTSR), subject to the Human Capital Committee's approval. The number of shares of stock shown in this column is based on the target level of performance (100.00%) as both the Initial Performance Period and the Secondary Performance Period have not been finalized.

(5)

These unvested shares are time-based RSUs that vest in three (3) installments at 25% on each March 20, 2021 and 2022, and 50% on March 20, 2023.  Mr. Lee also has unvested shares that are time based cash settled RSUs (“CSRSUs”) that have the same vesting schedule.

(6)	These unvested shares are time-based RSUs that vest in three (3) installments at 25% on March 20, 2022 and 2023, and 50% on March 20, 2024.
(7)

These unvested shares are time-based RSUs that vest in three (3) installments at 25% on March 11, 2020 and 2021, and 50% on March 11, 2022.  There are also unvested shares that are CSRSUs that have the same vesting schedule for Mark Lee.

(8)	These unvested shares are time-based RSUs that vest in three (3) installments at 25% on November 11, 2020 and 2021, and 50% on November 11, 2022.
(9)	These unvested shares are time-based RSUs that vest in three (3) installments at 25% on November 5, 2022 and 2023, and 50% on November 5, 2024.
(10)

These unvested shares are time-based RSUs that vest in three (3) installments at 25% on May 7, 2020 and 2021, and 50% on May 7, 2022. There are also unvested shares that are CSRSUs that have the same vesting schedule for Mark Lee.

Option Exercises and Stock Vested During 2021

The following table provides information concerning the vesting of stock awards and exercise of options for each NEO, on an aggregate basis, during 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercising (#)	Value Realized on Exercising ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
John Wasson, President and CEO	0	0	23,282	2,031,694
James Morgan, Executive Vice President and CBO	0	0	14,527	1,241,921
Bettina Welsh, Senior Vice President and CFO	0	0	2,520	248,134
Mark Lee, Executive Vice President, Public Sector Group	0	0	2,019	179,255
Sergio Ostria, Executive Vice President	0	0	5,850	501,504

____________________

(1)	The value of options realized on exercising equals the value of the shares on the date of exercise minus the option exercise price.
(2)

The value of the PSAs and RSUs realized on vesting equals the value of the shares underlying the PSAs and RSUs on the date of vesting. In addition, for CSRSUs (Cash Settled) realized by Mr. Lee, the value is based on the lesser of the value on the date of vesting (to a minimum value of 75% of the value on grant date) or 135% of the price on grant date.

(3)

The value of Mr. Lee’s RSUs realized on vesting shown includes RSUs (Shares) and CSRSUs (Cash Settled), and consisted of 1,234 RSUs valued at $112,462 and 785 CSRSUs valued at $66,793 that were settled in cash.

Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan (the “Deferred Compensation Plan”) for a select group of key management and highly compensated employees who have been designated as eligible to participate in the Deferred Compensation Plan by the Board or the Human Capital Committee.

The Deferred Compensation Plan allows participants to defer up to 80% of base salary and/or up to 100% of bonus and commissions.  All amounts deferred are 100% vested.  In addition, we may credit a participant’s Deferred Compensation Plan account with our contributions required under an employment agreement or any other agreement and/or with discretionary contributions by us.  The Company’s contributions are vested pursuant to the terms of any relevant agreement or, if none, on the anniversary of the date on which such contribution was credited to the participant’s account balance, in accordance with the following schedule; provided, however, that the participant must be in the service to the Company as an employee on such anniversary to receive vesting credit:

Less than 1 year—0%

1 year but less than 2 years—33%

2 years but less than 3 years—67%

3 or more years—100%

58

EXECUTIVE COMPENSATION

One (1) of the NEOs participated in the Deferred Compensation Plan in 2021.  None of our contributions were credited under the Deferred Compensation Plan for 2021. Deferred Compensation Plan accounts are deemed to be invested in one (1) or more investment options selected by each participant from investment options offered under the Deferred Compensation Plan.

Deferred Compensation Plan participants are entitled to receive distributions from their Deferred Compensation Plan accounts upon separation from service, death, disability and/or upon a specified date.  Subject to the provisions of Section 409A of the Code, Deferred Compensation Plan participants may elect to receive distributions from the Deferred Compensation Plan in single lump-sum payments or installment payments over a period of two (2) to five (5) years for deferrals to specified dates, or two (2) to fifteen (15) years for deferrals until death, disability or other separation from service.  If no such election is made, a participant shall be deemed to have elected a lump-sum form of payment. The following table sets forth information, as of December 31, 2021, regarding contributions and balances of NEOs under the Deferred Compensation Plan:

	Executive Contributions in 2020 FY(1)	Company Contributions for 2020 FY	Aggregate Earnings in 2020 FY	Aggregate Distributions in 2020 FY	Aggregate Balance at 12/31/2020
John Wasson	359,541	0	348,893	0	3,772,327
James Morgan	-	-	-	-	-
Bettina Welsh	-	-	-	-	-
Mark Lee	-	-	-	-	-
Sergio Ostria	-	-	-	-	-

____________________

(1)	The full amount of executive contributions is included in the Salary and Non-Equity Incentive Compensation columns of the Summary Compensation Table.

Potential Payments upon Termination or Change of Control

We maintain employment, severance, and/or change of control agreements with our NEOs.  The following summaries describe and quantify the payments each NEO would receive if his or her employment with the Company were terminated or if we experienced a change of control and the NEO’s employment was terminated following the change of control.  The summaries assume that the termination and/or change of control occurred on December 31, 2021, and that the relevant stock price is the closing market price for our common stock on NASDAQ on December 31, 2021, which was $102.55 per share.

The severance provisions of our agreements with our NEOs have a “double trigger” in relation to severance following a change of control. Our NEOs do not receive such severance and other benefits in connection with a change of control unless they are terminated without cause or resign for good reason within twenty-four (24) months following the change of control.

In addition, the executives are entitled to accelerated vesting of restricted stock and other equity awards in accordance with their terms, although some are not payable until their original vesting dates.

Payment of these severance benefits is subject to the executive’s compliance following termination with certain covenants and requirements, such as confidentiality and non-solicitation of customers and employees, and receipt of customary releases.

All amounts and benefits under the agreements described below are to be paid in a manner and form that complies with Code Section 409A or an exception thereunder.  The agreements also provide that in the event we determine that any payment, distribution, or other action to or for the executive’s benefit would reasonably be expected to cause any loss of deductions under Code Section 280G, we have the authority to reduce any or all such payments, distributions, or other actions to the extent reasonably necessary to avoid the imposition of such excise tax.

Wasson Severance Agreement

We do not have an employment agreement, as such, with Mr. Wasson, but we have entered into a revised Restated Severance Protection Agreement, described below.

Certain changes in Mr. Wasson’s severance arrangements became effective on October 1, 2019, when he became our Chief Executive Officer.

In general terms, under the revised agreement, in the event of an involuntary termination of Mr. Wasson upon death or disability, by the Company for Cause, or a voluntary termination by Mr. Wasson without Good Reason, he would not be entitled to severance, but would be entitled to his accrued compensation and, except in the case of a termination for Cause, a pro rata bonus for the portion of the year prior to the termination. In the event of a termination more than 24 months after a change of control by the Company without Cause or by Mr. Wasson for Good Reason, he would receive (a) his accrued compensation, (b) pro rata bonus, (c) 24 months of health and certain other benefits, and (d) two times the sum of his base salary plus target annual incentive plan bonus. In the event of a termination within 24 months after a change of control by the Company without Cause or by Mr. Wasson for Good Reason, he would receive (a) his accrued compensation, (b) pro rata bonus, (c) 36 months of health and certain other benefits, and (d) three times the sum of his base salary plus target annual incentive plan bonus.

59

EXECUTIVE COMPENSATION

“Cause” for the termination of Mr. Wasson’s employment with the Company means any of the following: (a) any act that would constitute a material violation of the Company’s material written policies; (b) willfully or knowingly engaging in conduct (i) materially and demonstrably injurious to the Company, or (ii) causing a material and adverse reputational or financial harm to the Company; provided, however, that no act or failure to act, on Mr. Wasson’s part, shall be considered “willful” or “knowing” unless done, or omitted to be done, by Mr. Wasson not in good faith and without reasonable belief that his action or omission was in the best interest of the Company; (c) being indicted for, or if not indicted for, being charged with (i) a crime of embezzlement or a crime involving moral turpitude (ii) a crime with respect to the Company involving a breach of trust or dishonesty or (iii) in either case, a plea of guilty or no contest to such a crime; (d) abuse of alcohol in the workplace, use of any illegal drug in the workplace or a presence under the influence of alcohol or illegal drugs in the workplace; (e) failure to comply in any material respect with applicable law; or (f) willful failure to follow the lawful directives of the Board.

“Good Reason” means the occurrence of any of the events or conditions described in clauses (a) through (e) below, without Mr. Wasson’s written consent:

(a)

any (i) material adverse change in Mr. Wasson’s status, title, position or responsibilities (including reporting responsibilities) from Mr. Wasson’s status, title, position or responsibilities, (ii) assignment to Mr. Wasson of duties or responsibilities which are inconsistent with Mr. Wasson’s status, title, position or responsibilities, or (iii) the failure of Mr. Wasson to continue to serve as an executive officer of a public company, in each case except in connection with the termination of Mr. Wasson’s employment due to disability, Cause, as a result of Mr. Wasson’s death or by Mr. Wasson other than for Good Reason;

(b)	a reduction in Mr. Wasson’s base salary or any failure to pay Mr. Wasson any cash compensation to which Mr. Wasson is entitled within fifteen (15) days after the date when due;
(c)

the imposition of a requirement that Mr. Wasson be based (i) at any place outside a fifty (50) mile radius from Mr. Wasson’s principal place of employment or (ii) at any location other than our corporate headquarters, except, in each case, for reasonably required travel on our business which is not materially greater in frequency or duration than prior to the imposition of the requirement;

(d)	any material breach by the Company of any provision of the agreement; or
(e)

the failure of the Company to obtain, as contemplated by the agreement, an agreement, reasonably satisfactory to Mr. Wasson, from any successor entity to assume and agree to perform the agreement; provided that Mr. Wasson (i) provides us with written notice of the condition giving rise to the Good Reason within ninety (90) days of Mr. Wasson’s knowledge of the initial existence of the condition, (ii) provides us with the opportunity to cure within thirty (30) days of Mr. Wasson’s written notice, and (iii) if we do not cure the condition within such thirty (30) day cure period, terminates employment within two (2) years after the date of the initial existence of the condition.  A termination will not be deemed to be for Good Reason if Mr. Wasson agrees in writing that a particular condition that would otherwise constitute Good Reason does not constitute Good Reason.

Under the terms of Mr. Wasson’s PSA agreements, upon termination without Cause or for Good Reason, all performance shares will vest and be delivered at the end of the performance period based on actual performance.  In the event of a termination without Cause or for Good Reason within two years after a change of control, the PSA’s will fully vest as of the date of termination and be payable, based on attainment of target EPS performance and actual rTSR performance, calculated to the date of termination, within thirty days after the termination.

The payments that would have been made to Mr. Wasson, pursuant to his agreements, other than following a change of control, are in the table below.  Payments are calculated using the base salary and target bonus in effect as of a termination of employment on December 31, 2021.  Severance costs are subject to change as base salary and target bonus amounts change over time.  See discussions of 2022 Base Salary and Target bonuses on page 52.

	Pro Rata Bonus at Target	Severance	Welfare Benefits	Outplacement Services	Equity Awards (1)(2)
J. Wasson
With Cause	$-	$-	$-	$-	$-
Without Cause or for Good Reason	$990,000	$3,780,000	$41,692	$6,000	$7,225,012
Death or Disability	$990,000	$-	$-	$-	$7,041,461
Retirement	$-	$-	$-	$-	$3,645,709

(1)	Based upon a value per share of $102.55, which was the closing market price of our common stock on the NASDAQ on December 31, 2021.
(2)	rTSR in December 2021 was calculated to be 86% for the 2020 grant and 111% for the 2021 grant.

60

EXECUTIVE COMPENSATION

The payments that would have been made to Mr. Wasson, pursuant to his agreements, following a change of control, are in the table below.  Payments are calculated using the base salary and target bonus in effect as of a termination of employment on December 31, 2021.  Severance costs are subject to change as base salary and target bonus amounts change over time.  See discussions of 2022 Base Salary and Target bonuses on page 52.

Name	Pro Rata Bonus at Target	Severance	Welfare Benefits	Outplacement Services	Equity Awards (1)(2)
J. Wasson
With Cause	$-	$-	$-	$-	$-
Without Cause or for Good Reason	$990,000	$5,670,000	$62,538	$6,000	$7,225,012
Death or Disability	$990,000	$-	$-	$-	$7,041,461
Retirement	$-	$-	$-	$-	$3,645,709

(1)	Based upon a value per share of $102.55, which was the closing market price of our common stock on December 31, 2021.
(2)	rTSR in December 2021 was calculated to be 86% for the 2020 grant and 111% for the 2021 grant.

Payments to other NEOs Pursuant to Severance Letter Agreements

On February 27, 2020 we entered into severance letter agreements with Mr. Morgan and Mr. Ostria, replacing prior arrangements with them, and entered into a new agreement with Ms. Welsh in connection with her appointment to serve as Senior Vice President and CFO. On November 21, 2021, we entered into a severance letter agreement with Mr. Lee, Executive Vice President, Group Leader. The terms of these severance letter agreements (the “Agreements”) are the same.

Under the Agreements, severance is available in the event (i) the executive’s employment is involuntarily terminated without Cause (as defined in our most current omnibus incentive plan (the “Plan”)) before a Change of Control (as defined in the Plan by reference to Code Section 409A), or (ii) there is a Change of Control and within twelve months thereafter the executive’s employment is involuntarily terminated without Cause or terminated by the executive for Good Reason (each as defined in the Plan).  The Agreements also provide us with certain “clawback” rights as described below.

Not for Cause Termination Other than Following a Change of Control

In the event we involuntarily terminate an executive’s employment for a reason other than Cause, death, disability or retirement, not longer than twelve months after a Change of Control, the executive is entitled to receive the following benefits:

•

twelve months of severance pay calculated based on the executive’s base salary at the time of termination, payable commencing within 60 days after termination and in accordance with the Company’s normal payroll practices;

•

the sum of (i) the executive’s target bonus for the year in which the executive’s employment was involuntarily terminated, plus (ii) a prorated share of the executive’s target bonus for the year in which the executive’s employment was involuntarily terminated based on the number of full months in the final calendar year in which the executive was employed, payable in a lump sum within 90 days after termination;

•

the option to continue the executive’s health insurance coverage in accordance with COBRA, with the monthly COBRA premiums for the executive and dependents during the severance payment period being equal to the amount the executive would have paid each month for such group health plan coverage had the executive remained actively employed, which premiums will be payable by the executive, such benefit to cease if the executive becomes employed and is eligible to receive group health plan coverage from the new employer; and

•	the option to participate in a six-month executive career transition service.

Under the terms of the NEO PSA agreements, upon termination without cause or for good reason, a prorated number of the PSAs will vest according to the actual EPS and rTSR performance during the entire performance period, prorated based on the number of months of the performance period prior to the date of termination, and be payable at the end of the performance period.

Termination without Cause or for Good Reason Following a Change of Control

In the event that, within twelve months after a Change of Control, the executive’s employment is terminated without Cause by the Company or by the executive for Good Reason, the executive is entitled to receive the following:

•

twenty-four months of severance pay calculated based on the executive’s base salary at the time of termination, payable commencing within 60 days after termination and in accordance with the Company’s normal payroll practices;

•	the executive’s target bonus for the year in which the executive’s employment was involuntarily terminated, payable in a lump sum within 90 days after termination;
•	the option to continue the executive’s health insurance coverage in accordance with the Consolidated Omnibus

61

EXECUTIVE COMPENSATION

Budget Reconciliation Act of 1985 (“COBRA”), with the monthly COBRA premiums for the executive and dependents during the severance payment period being equal to the amount the executive would have paid each month for such group health plan coverage had the executive remained actively employed, which premiums will be payable by the executive, such benefit to cease if the executive becomes employed and is eligible to receive group health plan coverage from a new employer; and

•	the option to participate in a six-month executive career transition service.

Under the Agreements, “Good Reason” means if, within the twelve months following a Change of Control, any of the following events occur to which the executive has not consented in writing: (i) a material reduction of the nature and scope of the authority, functions or duties that were assigned to the executive immediately prior to the Change of Control; (ii) a material reduction in the compensation the executive was eligible to receive (including applicable bonus plans) immediately prior to the Change of Control; (iii) we relocate the executive’s primary office and work location 50 miles or more away from the primary office and work location at which the executive was situated immediately prior to the Change of Control; or (iv) the entity effectuating the Change of Control fails to adopt the Agreement.

The vesting of any equity awards will be in accordance with the Plan and the applicable award agreement. Other than PSAs, equity grants will vest on an accelerated basis following a change in control if the executive is terminated other than for cause within two (2) years following the Change of Control.

In the event of a termination without Cause or for Good Reason within two years after a change of control, the PSAs will fully vest as of the date of termination and be payable, based on attainment of target EPS performance and actual rTSR performance during the period prior to the date of termination, within thirty days after the termination.

Clawback Events and Rights

The Agreements strengthen and broaden the Company’s “clawback” rights under our 2018 Incentive Plan.  The Agreements provide that, except following a Change of Control, we have “clawback” rights with respect to “Excess Incentive Awards” arising from “Clawback Events” as defined in the Agreements.  Except in situations involving fraud (as to which the statute of limitations will apply), the Committee may, within three years after the later to occur of a Clawback Event or harm to us, determine and recommend to the Board (acting in its sole discretion, but in good faith) that we recover (including, without limitation, through forfeiture) all or a portion of any incentive compensation (including short-term incentive awards or bonuses and long-term (equity) incentive awards) that was granted after the date of the Agreement based wholly or in part on a financial reporting, stock price or similar shareholder return measure under an incentive compensation plan or other incentive compensation arrangement with respect to any of our fiscal year(s) that were negatively affected by such events or matters.

Following and based upon the recommendation of the Human Capital Committee, the independent members of the Board will review the recommendation and determine whether to direct the Company to assess a recovery from the executive and the amount of recovery to be assessed as an Excess Incentive Award (as defined below).  In no event will the amount to be recovered from the executive by the Company in such situations be less than the amount required to be repaid or recovered as a matter of law.

The Board, acting through the independent directors, will determine whether we will recover from the executive such amounts by: (i) seeking repayment, (ii) forfeiting or reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the executive under any compensatory plan, program, or arrangement maintained by us, (iii) withholding payment of future increases in the executive’s compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with our otherwise applicable compensation practices, or (iv) any combination of the foregoing. If so determined by the Board, the executive is required to repay the Excess Incentive Award to us.

The Agreements define a “Clawback Event” to include:

•	the executive’s acts or omissions (whether or not constituting misconduct) that are a significant contributing factor to the Company having to restate our financial statements;
•

the fact that our financial results, as used to determine the executive’s incentive compensation, are found to reflect a material error or otherwise be materially inaccurate, whether or not the executive was responsible for, or the executive’s actions were a significant contributing factor with respect to, the inaccuracy; and/or

•	the executive engaged in conduct that is or could have been a basis for termination for Cause, and which causes a material and adverse reputational or other financial harm to us.

An “Excess Incentive Award” is the amount of the clawback determined by the Board of Directors in accordance with the Agreements. For illustrative purposes:

in the case of a restatement, the Excess Incentive Award would generally be no more than the positive difference, if any, between the short-term incentive awards or bonuses paid to the executive and the amounts(s) of such payments that would have been payable to the executive had the amount(s) of the award(s) been calculated based on our financial statements, as restated, plus an amount reflecting the effect of the restatement on long-term (equity) incentive awards that were granted after the date of the Agreement.

The payments that would have been made to Mr. Morgan, Ms. Welsh, Mr. Lee and Mr. Ostria pursuant to the severance letter agreements, other than following a change of control, are presented in the tables below.  Payments are calculated using the base salary and target bonus in effect as of a termination of employment on December 31, 2021.  Severance costs are subject to change as base salary and target bonus amounts change over time.  See discussion of 2022 Base Salary and Target bonuses on page 52.

62

EXECUTIVE COMPENSATION

Name	Bonus Payment	Salary Continuation	Welfare Benefits	Outplacement Services	Unvested Awards (1)(2)
J. Morgan
With Cause	$-	$-	$-	$-	$-
Without Cause or for Good Reason	$413,650	$590,929	$14,413	$3,000	$1,045,323
Death or Disability	$-	$-	$-	$-	$3,470,472
Retirement	$-	$-	$-	$-	$1,045,323

Name	Bonus Payment	Salary Continuation	Welfare Benefits	Outplacement Services	Unvested Awards (1)(2)
B. Welsh
With Cause	$-	$-	$-	$-	$-
Without Cause or for Good Reason	$315,700	$451,000	$14,413	$3,000	$380,671
Death or Disability	$-	$-	$-	$-	$1,648,932
Retirement	$-	$-	$-	$-	$380,671

Name	Bonus Payment	Salary Continuation	Welfare Benefits	Outplacement Services	Unvested Awards (1)(2)
M. Lee
With Cause	$-	$-	$-	$-	$-
Without Cause or for Good Reason	$233,750	$467,500	$9,578	$3,000	$50,617
Death or Disability	$-	$-	$-	$-	$1,016,757
Retirement	$-	$-	$-	$-	$50,617

Name	Bonus Payment	Salary Continuation	Welfare Benefits	Outplacement Services	Unvested Awards (1)(2)
S. Ostria
With Cause	$-	$-	$-	$-	$-
Without Cause or for Good Reason	$222,343	$444,685	$9,578	$3,000	$494,969
Death or Disability	$-	$-	$-	$-	$1,342,093
Retirement	$-	$-	$-	$-	$494,969

(1)	Based upon a value per share of $102.55, which was the closing market price of our common stock on the NASDAQ on December 31, 2021.
(2)	Interim rTSR in December 2021 was calculated to be 86% for the 2020 grant and 111% for the 2021 grant.

The payments that would have been made to Mr. Morgan, Ms. Welsh, Mr. Lee and Mr. Ostria pursuant to the severance letter agreements following a change of control are presented in the following tables.  Payments are calculated using the base salary and target bonus in effect as of a termination of employment on December 31, 2021.  Severance costs are subject to change as base salary and target bonus amounts change over time.  See discussion of 2022 Base Salary and Target bonuses on page 52.

Name	Pro Rata Bonus Target	Severance Payment	Welfare Benefits	Outplacement Services	Unvested Awards (1)(2)
J. Morgan
With Cause	$-	$-	$-	$-	$-
Without Cause or for Good Reason	$827,301	$1,181,858	$21,619	$3,000	$3,470,472
Death or Disability	$-	$-	$-	$-	$3,470,472
Retirement	$-	$-	$-	$-	$1,045,323

Name	Pro Rata Bonus Target	Severance Payment	Welfare Benefits	Outplacement Services	Unvested Awards (1)(2)
B. Welsh
With Cause	$-	$-	$-	$-	$-
Without Cause or for Good Reason	$631,400	$902,000	$21,619	$3,000	$1,648,932
Death or Disability	$-	$-	$-	$-	$1,648,932
Retirement	$-	$-	$-	$-	$380,671

63

EXECUTIVE COMPENSATION

Name	Pro Rata Bonus Target	Severance Payment	Welfare Benefits	Outplacement Services	Unvested Awards (1)(2)
M. Lee
With Cause	$-	$-	$-	$-	$-
Without Cause or for Good Reason	$467,500	$935,000	$14,367	$3,000	$1,016,757
Death or Disability	$-	$-	$-	$-	$1,016,757
Retirement	$-	$-	$-	$-	$50,617

Name	Pro Rata Bonus Target	Severance Payment	Welfare Benefits	Outplacement Services	Unvested Awards (1)(2)
S. Ostria
With Cause	$-	$-	$-	$-	$-
Without Cause or for Good Reason	$444,685	$889,370	$14,367	$3,000	$1,342,093
Death or Disability	$-	$-	$-	$-	$1,342,093
Retirement	$-	$-	$-	$-	$494,969

(1)	Based upon a value per share of $102.55, which was the closing market price of our common stock on the NASDAQ on December 31, 2021.
(2)	Interim rTSR in December 2021 was calculated to be 86% for the 2020 grant and 111% for the 2021 grant.

Payments in the Event of Death or Disability

If any NEO dies or becomes disabled while employed by us, any unvested options or RSUs held by that NEO will vest and become exercisable immediately.  PSAs will vest according to the target EPS for the period and the actual performance of the rTSR, with the date of death or disability serving as the end of the performance period for such measurement.

Payments in the Event of Retirement

If Mr. Wasson retires while employed by us, the PSAs will vest upon the date of retirement and be paid out based on the actual EPS and rTSR performance at the end of the measurement period.

If Mr. Morgan, Ms. Welsh, Mr. Lee or Mr. Ostria retires while employed by us, PSAs will vest according to the actual EPS and rTSR performance for the applicable performance period, as adjusted for the pro rata share of the performance period completed.  All other equity awards will vest as if such NEO had voluntarily resigned.

64

HUMAN CAPITAL COMMITTEE REPORT

HUMAN CAPITAL COMMITTEE REPORT

The Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement.  Based on this review and those discussions, the Human Capital Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and was appropriate for incorporation by reference into the 2021 Form 10-K.

Human Capital Committee

/s/ Cheryl W. Grisé
Cheryl W. Grisé Human Capital Committee Chair

/s/ Randall Mehl
Randall Mehl

/s/ Scott Salmirs
Scott Salmirs

/s/ Peter M. Schulte
Peter M. Schulte

65

DELINQUENT SECTION 16(A) REPORTS

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of equity securities to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon our review of copies of the reports we received and written representations provided to us from the individuals required to file such reports, we believe that each of our executive officers, directors and greater than 10% stockholders have complied with applicable reporting requirements for transactions in our common stock during the year ended December 31, 2021.

STOCKHOLDERS’ PROPOSALS FOR THE 2023 ANNUAL MEETING

Under applicable SEC rules, any stockholder who intends to present a proposal at the 2023 annual meeting of stockholders and who wishes to have the proposal included in our proxy statement and form of proxy for that meeting must deliver the proposal to us at our executive offices no later than December 17, 2022, or, if next year’s annual meeting of stockholders is held on a date more than 30 calendar days from June 2, 2023, a stockholder proposal must be received a reasonable time before we begin to post, print and mail our proxy materials for such annual meeting of stockholders.  All stockholder proposals must comply with all applicable rules and regulations adopted by the SEC.

The Company’s Bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting of stockholders, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary no earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders (for next year’s 2023 annual meeting of stockholders, these dates would be January 27, 2023 and February 26, 2023, respectively).  However, if the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, the notice must be received no earlier than the close of business on the 120th day prior to the date of such annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the date of such annual meeting of stockholders.  Further, if the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, and the first public announcement of the date of such annual meeting of stockholders is less than 100 days prior to the annual meeting date, notice must be delivered no later than the close of business on the 10th day following the public announcement date.  A copy of the Bylaws may be obtained from the Company by writing to ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention:  Corporate Secretary.  In addition to the timing requirements set forth above, any stockholder nominations for the election of directors or proposals for business must comply with all other requirements set forth in the Company’s Bylaws.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

We will pay all expenses in connection with the solicitation of the proxies.  In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, electronically, in writing or in person, without receiving any extra compensation for such activities.  The Company has engaged The Proxy Advisory Group, LLC, a proxy soliciting firm, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $15,000 in the aggregate.  We also will reimburse brokers and nominees who hold shares in their names for expenses they incur to furnish proxy materials to the beneficial owners of such shares.

Any stockholder who has not received a copy of the 2021 Form 10-K may obtain a copy by writing to the Corporate Secretary of the Company.  The 2021 Form 10-K is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this Proxy Statement.

ICF INTERNATIONAL, INC.

James E. Daniel
Corporate Secretary

66

ANNEX A

ANNEX A

2021 ANNUAL INCENTIVE COMPENSATION Adjusted EPS - GAAP Reconciliation

The Human Capital Committee establishes performance factors as part of the Company’s Annual Incentive Plan.  Included among the performance factors approved by such committee is the performance factor for Adjusted EPS.  Since Adjusted EPS is a non-GAAP measure, the reconciliation of this non-GAAP measure used by the Company is as follows:

Annual Incentive Plan Adjusted EPS

	Actual
	$	Adjusted EPS	Diluted Shares
(all numbers in thousands, except Adjusted EPS)
Net Income	$71,132	$3.72	19,124
Special charges related to facilities consolidations and office closures (1)	1,749	0.08	19,124
Special charges related to retirement of Executive Chair (2)	397	0.02	19,124
Adjustment related to impairment of long-lived assets (3)	7,901	0.43	19,124
Special charges related to severance for staff realignment (4)	1,242	0.06	19,124
Special charges related to acquisitions (5)	4,799	0.25	19,124
Special charges related to the transfer to our new corporate headquarters (6)	899	0.05	19,124
Bonus Expense (7)	17,500	0.92	19,124
Tax Effect (8)	(9,974)	(0.53)	19,124
Adjusted Balances	$95,645	$5.00	19,124

(1)

Special charges related to facilities consolidations and office closures: These costs are exit costs associated with terminated leases or full office closures.  The exit costs include charges incurred under a contractual obligation that existed as of the date of the accrual and for which we will (i) continue to pay until the contractual obligation is satisfied but with no economic benefit to us or (ii) we contractually terminated the obligation and ceased utilizing the facilities.

(2)

Special charges related to retirement of Executive Chair: Our former Executive Chair retired effective December 31, 2020. These costs relate to unvested equity awards that, as a result of the employment agreement, the departing officer was able to maintain certain equity awards beyond his date of employment.

(3)	Adjustment related to impairment of long-lived assets: We recognized impairment expense of $7.9 million in 2021 related to the impairment of right-of-use lease assets.
(4)

Special charges related to severance for staff realignment: These costs are mainly due to involuntary employee termination benefits for Company officers, groups of employees who have been terminated as part of a consolidation or reorganization or, to the extent that the costs are not included in the previous two categories, involuntary employee termination benefits for employees who have been terminated as a result of COVID-19.

(5)

Special charges related to acquisitions: These costs consist primarily of consultants and other outside third-party costs and integration costs associated with our acquisitions and/or potential acquisitions.

(6)

Special charges related to the transfer to our new corporate headquarters:  These costs are additional rent as a result of us taking possession of our new corporate headquarters in Reston, Virginia, during the fourth quarter of 2021 while maintaining our current headquarters in Fairfax, Virginia.  We intend to complete the transition to our new corporate headquarters by the end of 2022 when our Fairfax lease ends.

(7)

Elimination of incentive bonus accrued of $17.5 million, as approved by the Committee, as part of net income as of December 31, 2021 to present the amount available for the determination of Annual Incentive Plan bonus.

(8)	Income tax effects were calculated using an effective U.S. GAAP tax rate of 28.9% for the year ended December 31, 2021.

67

ANNEX B

ANNEX B

2021 PSA ADJUSTED EPS - GAAP Reconciliation

In connection with PSAs, upon completion of an Initial Performance Period, the 2010 Incentive Plan and the 2018 Incentive Plan as the case may be, and the Performance Program requires that the Human Capital Committee (i) reviews the performance of the Company and propose adjustments to the reported EPS; and (ii) determines the PSA Adjusted EPS in accordance with the PSA Agreement and our 2010 Incentive Plan and the 2018 Incentive Plan as the case may be, which may exclude certain specified items. These exclusions are intended to ensure that the participants are compensated for the Company’s performance and are neither penalized nor rewarded for certain categories of specified adjustments.

For purposes of calculating the PSA Adjusted EPS for the PSAs granted in 2021 and 2020, the Human Capital Committee began with the Company’s reported diluted EPS of $3.72 and $2.87 for fiscal year 2021 and 2020, respectively, and excluded categories of items and amounts to arrive at the PSA Adjusted EPS.  Since PSA Adjusted EPS is a non-GAAP measure, see the reconciliation of this non-GAAP measure below:

PSA Adjusted EPS

	2021	2020
	Adjusted	Adjusted
	EPS	EPS
Diluted Earnings Per Share	$3.72	$2.87
Special charges related to facilities consolidations and office closures (1)	0.08	0.10
Special charges related to retirement of Executive Chair (2)	0.02	0.46
Adjustment related to impairment of long-lived assets (3)	0.43	0.16
Special charges related to severance for staff realignment (4)	0.06	0.25
Special charges related to acquisitions (5)	0.25	0.04
Special charges related to the transfer to our new corporate headquarters (6)	0.05	-
Special charges due to infrastructure expenses (7)	-	0.10
Income tax effects on amortization, special charges, and adjustments (8)	(0.26)	(0.29)
ITG Acquisition adjustment, net of tax (9)	(0.09)	0.21
ESAC acquisition adjustment, net of tax (9)	0.01	-
PSA Adjusted Earnings Per Share	$4.27	$3.90

(1)

Special charges related to facilities consolidations and office closures: These costs are exit costs associated with terminated leases or full office closures.  The exit costs include charges incurred under a contractual obligation that existed as of the date of the accrual and for which we will (i) continue to pay until the contractual obligation is satisfied but with no economic benefit to us or (ii) we contractually terminated the obligation and ceased utilizing the facilities.

(2)

Special charges related to retirement of Executive Chair: Our former Executive Chair retired effective December 31, 2020. These costs relate to unvested equity awards that, as a result of the employment agreement, the departing officer was able to maintain certain equity awards beyond his date of employment.

(3)	Adjustment related to impairment of long-lived assets: We recognized impairment expense of $7.9 million in 2021 related to the impairment of right-of-use lease assets.
(4)

Special charges related to severance for staff realignment: These costs are mainly due to involuntary employee termination benefits for Company officers, groups of employees who have been terminated as part of a consolidation or reorganization or, to the extent that the costs are not included in the previous two categories, involuntary employee termination benefits for employees who have been terminated as a result of COVID-19.

(5)

Special charges related to acquisitions: These costs consist primarily of consultants and other outside third-party costs and integration costs associated with our acquisitions and/or potential acquisitions.

(6)

Special charges related to the transfer to our new corporate headquarters:  These costs are additional rent as a result of us taking possession of our new corporate headquarters in Reston, Virginia, during the fourth quarter of 2021 while maintaining our current headquarters in Fairfax, Virginia.  We intend to complete the transition to our new corporate headquarters by the end of 2022 when our Fairfax lease ends.

(7)	Special charges due to infrastructure expenses: These costs are related to costs incurred in developing and upgrading internal software and processes for future operations.
(8)	Income tax effects were calculated using an effective U.S. GAAP tax rate of 28.9% and 26.4% for the year ended December 31, 2021 and 2020, respectively.
(9)	The Committee approved adjustments to neutralize the impact of the ITG and ESAC acquisitions on Adjusted EPS for PSAs for the previously awarded 2019 and 2020 grants.

68

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Your Vote Counts ICF INTERNATIONAL, INC. 2022 Annual Meeting Vote by June 1, 2022 11:59 PM ET ICF ICF INTERNATIONAL, INC. ATTN: CORPORATE SECRETARY 9300 LEE HIGHWAY FAIRFAX, VA 22031-1207 Graphic D81327-P72598 You invested in ICF INTERNATIONAL, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 2, 2022. Get informed before you vote View the Form 10-K and Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 19, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www proxyvote com control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* June 2, 2022 8:00 AM EDT Virtually at: www virtual shareholdermeeting.com/ICFI2022 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www Proxyvote com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters Voting Items Board Recommends 1 Election of Directors For Nominees: 1 Dr. Srikant Datar 2 Mr. John Wasson 2 ADVISORY VOTE REGARDING ICF INTERNATIONAL’S OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM - Approve, by non-binding vote, the Company’s overall pay-for-performance executive compensation program, as described in the Compensation Discussion and Analysis, the compensation tables and the related narratives and other materials in the Proxy Statement. For 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - Ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31,2022 For NOTE: The proxies will vote as the Board of Directors recommends where a choice is not specified.

ICF ICF INTERNATIONAL, INC. ATTN: CORPORATE SECRETARY 9300 LEE HIGHWAYFAIRFAX, VA 22031-1207 SCAN TO Graphic VIEW MATERIALS & VOTE VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form During The Meeting - Go to www virtualshareholdermeeting com /ICFI You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL VOTE BY MAIL TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D81311-P72598 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY ICF INTERNATIONAL, INC. The Board of Directors recommends you vote FOR the following For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.O O O 1 Election of Directors Nominees 1 Dr. Srikant Datar 2 Mr. John Wasson The Board of Directors recommends you vote FOR proposals 2 and 3. 2 ADVISORY VOTE REGARDING ICF INTERNATIONAL'S OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM - Approve, by non-binding vote, the Company's overall pay-for-performance executive compensation program, as described in the Compensation Discussion and Analysis, the compensation tables and the related narratives and other materials in the Proxy Statement. For Against Abstain O O O RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - Ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.O O O NOTE: The proxies will vote as the Board of Directors recommends where a choice is not specified. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ICF Graphic Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the ICF International Annual Meeting of Stockholders, including the 2021 Annual Report and the Proxy Statement, are available over the Internet. To view the proxy materials, please have the reverse side of this proxy card available and visit www.proxyvote.com. D81312-P72598 ANNUAL MEETING OF STOCKHOLDERS OF ICF INTERNATIONAL, INC. June 2, 2022 This Proxy is solicited on behalf of the Board of Directors The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 22, 2022 and revoking all prior proxies, hereby appoints Marilyn Crouther, Cheryl Grisé, Randall Mehl, Scott Salmirs, Peter Schulte, Michelle Williams and Michael Van Handel (with full power to act alone and with power of substitution and revocation) to represent the undersigned and to vote, as designated on this proxy card, all shares of common stock of ICF International, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ICF International, Inc. to be held at 8:00 a.m., Eastern Time, on Thursday, June 2, 2022, via a live webcast at www.virtualshareholdermeeting.com/ICFI2022, and any adjournments or postponements thereof. The proxies shall vote subject to the directions indicated on the reverse side of this proxy card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof, including on whether to adjourn or postpone the meeting. The proxies will vote as the Board of Directors recommends where a choice is not specified. Continued and to be signed on reverse side